                                                                    EXHIBIT 10.1


                                                                [EXECUTION COPY]




                                U.S.$165,000,000

                               CREDIT AGREEMENT,

                          dated as of April 19, 2002,

                                     among

                       ASSOCIATED MATERIALS INCORPORATED,
                                as the Borrower,

                      ASSOCIATED MATERIALS HOLDINGS INC.,
                                as a Guarantor,

                VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS
                       FROM TIME TO TIME PARTIES HERETO,
                                as the Lenders,

                            UBS AG, STAMFORD BRANCH,
                          as the Administrative Agent,

               CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH,
                           as the Syndication Agent,

                                      and

                           CIBC WORLD MARKETS CORP.,
                          as the Documentation Agent.

                             ---------------------

                                UBS WARBURG LLC
                                      and
                    CREDIT SUISSE FIRST BOSTON CORPORATION,
                          as the Joint Lead Arrangers
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                                Table of Contents

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                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1.      Defined Terms...............................................    4

SECTION 1.2.      Use of Defined Terms........................................   39

SECTION 1.3.      Cross-References............................................   39

SECTION 1.4.      Accounting and Financial Determinations.....................   39

                                   ARTICLE II
   COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, Notes AND LETTERS OF CREDIT

SECTION 2.1.      Commitments.................................................   39

      SECTION 2.1.1.    Revolving Loan Commitment and Swing Line
                        Loan Commitment.......................................   39

      SECTION 2.1.2.    Letter of Credit Commitment...........................   40

      SECTION 2.1.3.    Term Loan Commitment..................................   40

SECTION 2.2.      Reduction of the Commitment Amounts.........................   40

SECTION 2.3.      Borrowing Procedures........................................   41

      SECTION 2.3.1.    Borrowing Procedures..................................   41

      SECTION 2.3.2.    Swing Line Loan Borrowing Procedures..................   41

SECTION 2.4.      Continuation and Conversion Elections.......................   42

SECTION 2.5.      Funding.....................................................   43

SECTION 2.6.      Letter of Credit Issuance Procedures........................   43

      SECTION 2.6.1.    Other Lenders' Participation..........................   44

      SECTION 2.6.2.    Disbursements.........................................   44

      SECTION 2.6.3.    Reimbursement.........................................   44

      SECTION 2.6.4.    Deemed Disbursements..................................   45

      SECTION 2.6.5.    Nature of Reimbursement Obligations...................   45

SECTION 2.7.      Register; Notes.............................................   46

                                ARTICLE III
                REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1.      Repayments and Prepayments; Application.....................   47

      SECTION 3.1.1.    Repayments and Prepayments............................   47

      SECTION 3.1.2.    Application...........................................   50
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                                Table of Contents
                                   (continued)

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SECTION 3.2.      Interest Provisions.........................................   50

      SECTION 3.2.1.    Rates.................................................   50

      SECTION 3.2.2.    Post-Maturity Rates...................................   51

      SECTION 3.2.3.    Payment Dates.........................................   51

SECTION 3.3.      Fees........................................................   51

      SECTION 3.3.1.    Commitment Fee........................................   51

      SECTION 3.3.2.    Agents' Fee...........................................   52

      SECTION 3.3.3.    Letter of Credit Fees.................................   52

                                   ARTICLE IV
                  CERTAIN EURODOLLAR AND OTHER PROVISIONS

SECTION 4.1.      Eurodollar Lending Unlawful.................................   52

SECTION 4.2.      Deposits Unavailable........................................   53

SECTION 4.3.      Increased Eurodollar Loan Costs, etc........................   53

SECTION 4.4.      Funding Losses..............................................   53

SECTION 4.5.      Increased Capital Costs.....................................   54

SECTION 4.6.      Taxes.......................................................   54

SECTION 4.7.      Payments, Computations, etc.................................   57

SECTION 4.8.      Sharing of Payments.........................................   57

SECTION 4.9.      Setoff......................................................   58

SECTION 4.10.     Replacement of Lenders......................................   58

SECTION 4.11.     Change of Lending Office....................................   59

                                    ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

SECTION 5.1.      Initial Credit Extension....................................   59

      SECTION 5.1.1.    Resolutions, etc......................................   60

      SECTION 5.1.2.    Material Transaction Documents........................   60

      SECTION 5.1.3.    Tender Offer Completed................................   60

      SECTION 5.1.4.    Debt Tender Offer.....................................   60

      SECTION 5.1.5.    Supplemental Indenture................................   61

      SECTION 5.1.6.    Antitakeover Statutes.................................   61

      SECTION 5.1.7.    No Impediments to the Merger..........................   61
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                                   (continued)

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      SECTION 5.1.8.    Mergerco Debt Financing...............................   61

      SECTION 5.1.9.    Equity Investment.....................................   61

      SECTION 5.1.10.   Payment of Outstanding Indebtedness, etc..............   61

      SECTION 5.1.11.   Closing Date Certificate..............................   62

      SECTION 5.1.12.   Delivery of Notes.....................................   62

      SECTION 5.1.13.   Closing Fees, Expenses, etc...........................   62

      SECTION 5.1.14.   No Material Adverse Effect............................   62

      SECTION 5.1.15.   Term Loan Escrow Account..............................   62

      SECTION 5.1.16.   Mergerco Guaranty.....................................   62

      SECTION 5.1.17.   Subsidiary Guaranty...................................   62

      SECTION 5.1.18.   Solvency Certificate..................................   63

      SECTION 5.1.19.   Security and Pledge Agreements........................   63

      SECTION 5.1.20.   Patent Security Agreement, Copyright Security
                        Agreement and Trademark Security Agreement............   64

      SECTION 5.1.21.   Mortgages.............................................   64

      SECTION 5.1.22.   Perfection Certificate, Filing Agent, etc.............   64

      SECTION 5.1.23.   Insurance.............................................   65

      SECTION 5.1.24.   Approvals.............................................   65

      SECTION 5.1.25.   Opinions of Counsel...................................   65

SECTION 5.2.      All Credit Extensions.......................................   65

      SECTION 5.2.1.    Compliance with Warranties, No Default, etc...........   65

      SECTION 5.2.2.    Credit Extension Request, etc.........................   65

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

SECTION 6.1.      Organization, etc...........................................   66

SECTION 6.2.      Due Authorization, Non-Contravention, etc...................   66

SECTION 6.3.      Government Approval, Regulation, etc........................   67

SECTION 6.4.      Validity, etc...............................................   67

SECTION 6.5.      Financial Information.......................................   67

SECTION 6.6.      No Material Adverse Effect..................................   67

SECTION 6.7.      Litigation..................................................   67
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                                   (continued)

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SECTION 6.8.      Labor Matters...............................................   67

SECTION 6.9.      Subsidiaries................................................   68

SECTION 6.10.     Ownership of Properties.....................................   68

SECTION 6.11.     Taxes.......................................................   68

SECTION 6.13.     Environmental Warranties....................................   69

SECTION 6.14.     Accuracy of Information.....................................   70

SECTION 6.15.     Regulations U and X.........................................   71

SECTION 6.16.     Issuance of Subordinated Debt, Status of
                  Obligations as Senior Indebtedness, etc.....................   71

SECTION 6.17.     Solvency....................................................   71

                                   ARTICLE VII
                                    COVENANTS

SECTION 7.1.      Affirmative Covenants.......................................   71

      SECTION 7.1.1.    Financial Information, Reports, Notices, etc..........   71

      SECTION 7.1.2.    Maintenance of Existence; Compliance with
                        Laws, etc.............................................   74

      SECTION 7.1.3.    Maintenance of Properties.............................   74

      SECTION 7.1.4.    Insurance.............................................   74

      SECTION 7.1.5.    Bank Meeting; Books and Records.......................   76

      SECTION 7.1.6.    Environmental Law Covenant............................   76

      SECTION 7.1.7.    Use of Proceeds.......................................   77

      SECTION 7.1.8.    Mortgages.............................................   77

      SECTION 7.1.9.    Future Subsidiaries...................................   78

      SECTION 7.1.10.   Additional Collateral.................................   80

      SECTION 7.1.11.   Consummation of Merger................................   80

      SECTION 7.1.12.   Maintenance of Corporate Separateness.................   80

      SECTION 7.1.13.   Holdings Stockholders Agreement.......................   80

SECTION 7.2.      Negative Covenants..........................................   81

      SECTION 7.2.1.    Business Activities...................................   81

      SECTION 7.2.2.    Indebtedness..........................................   81

      SECTION 7.2.3.    Liens.................................................   84

      SECTION 7.2.4.    Financial Condition and Operations....................   86
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                                      -iv-
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                                   (continued)

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      SECTION 7.2.5.    Investments...........................................   87

      SECTION 7.2.6.    Restricted Payments, etc..............................   89

      SECTION 7.2.7.    Capital Expenditures, etc.............................   90

      SECTION 7.2.8.    No Prepayment of Subordinated Debt....................   91

      SECTION 7.2.9.    Capital Stock of Subsidiaries.........................   91

      SECTION 7.2.10.   Consolidation, Merger, Acquisitions, etc..............   92

      SECTION 7.2.11.   Permitted Dispositions................................   92

      SECTION 7.2.12.   Modification of Certain Agreements....................   93

      SECTION 7.2.13.   Transactions with Affiliates..........................   94

      SECTION 7.2.14.   Restrictive Agreements, etc...........................   95

      SECTION 7.2.15.   Sale and Leaseback....................................   95

      SECTION 7.2.16.   Take or Pay Contracts.................................   96

      SECTION 7.2.17.   Fiscal Year...........................................   96

      SECTION 7.2.18.   Activities of Holdings................................   96

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

SECTION 8.1.      Listing of Events of Default................................   96

      SECTION 8.1.1.    Non-Payment of Obligations............................   96

      SECTION 8.1.2.    Breach of Warranty....................................   97

      SECTION 8.1.3.    Non-Performance of Certain Covenants and
                        Obligations...........................................   97

      SECTION 8.1.4.    Non-Performance of Other Covenants and
                        Obligations...........................................   97

      SECTION 8.1.5.    Default on Other Indebtedness.........................   97

      SECTION 8.1.6.    Judgments.............................................   97

      SECTION 8.1.7.    Pension Plans.........................................   98

      SECTION 8.1.8.    Change in Control.....................................   98

      SECTION 8.1.9.    Bankruptcy, Insolvency, etc...........................   98

      SECTION 8.1.10.   Impairment of Security, etc...........................   99

      SECTION 8.1.11.   Failure of Subordination..............................   99

      SECTION 8.1.12.   Additional Equity Investment..........................   99

SECTION 8.2.      Action if Bankruptcy........................................   99

SECTION 8.3.      Action if Other Event of Default............................   99
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                                      -v-
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                                   (continued)

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                                   ARTICLE IX
                                HOLDINGS GUARANTY

SECTION 9.1.      Guaranty...................................................  100

SECTION 9.2.      Acceleration of Holdings Guaranty..........................  100

SECTION 9.3.      Guaranty Absolute, etc.....................................  100

SECTION 9.4.      Reinstatement, etc.........................................  101

SECTION 9.5.      Waiver, etc................................................  102

SECTION 9.6.      Postponement of Subrogation, etc...........................  102

SECTION 9.7.      Successors, Transferees and Assigns; Transfers of
                  Notes, etc.................................................  102

                                    ARTICLE X
                                   THE AGENTS

SECTION 10.1.     Appointments and Authorizations; Actions...................  102

SECTION 10.2.     Funding, Reliance, etc.....................................  104

SECTION 10.3.     Exculpation................................................  104

SECTION 10.4.     Successor..................................................  104

SECTION 10.5.     Credit Extensions by each Agent............................  105

SECTION 10.6.     Credit Decisions...........................................  105

SECTION 10.7.     Copies, etc................................................  106

SECTION 10.8.     Reliance by Agents.........................................  106

SECTION 10.9.     Notice of Defaults.........................................  106

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

SECTION 11.1.     Waivers, Amendments, etc...................................  107

SECTION 11.2.     Notices; Time..............................................  109

SECTION 11.3.     Payment of Costs and Expenses..............................  109

SECTION 11.4.     Indemnification............................................  110

SECTION 11.5.     Survival...................................................  111

SECTION 11.6.     Severability...............................................  111

SECTION 11.7.     Headings...................................................  111

SECTION 11.8.     Execution in Counterparts, Effectiveness, etc..............  111

SECTION 11.9.     Governing Law; Entire Agreement............................  112
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                                   (continued)

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SECTION 11.10.    Successors and Assigns.....................................  112

SECTION 11.11.    Sale and Transfer of Credit Extensions;
                  Participations in Credit Extensions Notes..................  112

SECTION 11.12.    Other Transactions.........................................  115

SECTION 11.13.    Independence of Covenants..................................  115

SECTION 11.14.    Forum Selection and Consent to Jurisdiction................  115

SECTION 11.15.    Waiver of Jury Trial.......................................  116
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                                     -vii-
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                                Table of Contents
                                   (continued)

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                                    EXHIBITS

EXHIBIT A-1   -  Form of Revolving Note
EXHIBIT A-2   -  Form of Swing Line Note
EXHIBIT A-3   -  Form of Term Loan Note
EXHIBIT B-1   -  Form of Borrowing Request
EXHIBIT B-2   -  Form of Issuance Request
EXHIBIT C     -  Form of Continuation/Conversion Notice
EXHIBIT D     -  Form of Closing Date Certificate
EXHIBIT E     -  Form of Compliance Certificate
EXHIBIT F-1   -  Form of Mergerco Guaranty
EXHIBIT F-2   -  Form of Subsidiary Guaranty
EXHIBIT G-1   -  Form of Holdings Pledge Agreement
EXHIBIT G-2   -  Form of Borrower Security and Pledge Agreement
EXHIBIT G-3   -  Form of Subsidiary Security and Pledge Agreement
EXHIBIT H     -  Form of Perfection Certificate
EXHIBIT I     -  Form of Solvency Certificate
EXHIBIT J     -  Form of Interco Subordination Agreement
EXHIBIT K     -  Form of Lender Assignment Agreement
EXHIBIT L     -  Form of Term Loan Escrow Agreement

                                    SCHEDULES

SCHEDULE I    -  Disclosure Schedule

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dated as of April 19, 2002, is made by and among, ASSOCIATED MATERIALS INCORPORATED, a Delaware corporation ("AMI"), ASSOCIATED MATERIALS HOLDINGS INC., a Delaware corporation ("Holdings"), the various financial institutions and other Persons from time to time parties hereto (the "Lenders"), UBS AG, Stamford Branch, as administrative agent (in such capacity, the "Administrative Agent"), CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, as syndication agent (in such capacity, the "Syndication Agent"), CIBC WORLD MARKETS CORP., as documentation agent (in such capacity, the "Documentation Agent"), and UBS WARBURG LLC and CREDIT SUISSE FIRST BOSTON CORPORATION, as joint lead arrangers (in such capacity, the "Joint Lead Arrangers").


                              W I T N E S S E T H :
                              - - - - - - - - - -


      WHEREAS, Holdings, its wholly-owned Subsidiary, Simon Acquisition Corp., a Delaware corporation ("Mergerco"), and AMI have entered into an Agreement and Plan of Merger, dated as of March 16, 2002 (as amended in accordance herewith, the "Acquisition Agreement"), pursuant to which Mergerco will acquire AMI (the "Acquisition") as follows:

            (i) Mergerco has made a cash tender offer (the "Tender Offer") for 100% of all outstanding shares of Capital Stock of AMI (the "Shares") at a price of $50.00 per Share (the "Tender Offer Consideration"); provided that the Tender Offer is subject to the condition (among others) that a sufficient number of Shares be tendered (and not withdrawn) so as to permit the merger of Mergerco with and into AMI (the "Merger", with the corporation surviving such Merger being the "Surviving Corporation") without need of the affirmative vote or other consent of any other shareholder of AMI (such condition being the "Minimum Condition", and such sufficient number of Shares being the "Minimum Shares"); and

            (ii) upon the effectiveness of the Merger, all Shares not tendered pursuant to the Tender Offer will be cancelled for per Share cash consideration (the "Merger Consideration") equal to the price per Share paid in the Tender Offer (subject to the right of each holder of any such Shares to pursue appraisal rights under the DGCL) and, as a result thereof, the Surviving Corporation shall become the wholly-owned Subsidiary of Holdings, which in turn, will be owned and controlled by the Investors (defined below);

      WHEREAS, in connection with the Acquisition, AMI will be required, among other things, to refinance or defease (collectively, the "Refinancing") not less than $70,000,000 in the aggregate of its outstanding 9-1/4% senior subordinated notes due 2008 (the "Existing Notes"), which Refinancing shall be accomplished pursuant to and in accordance with the terms of the Debt Tender;

      WHEREAS, approximately $471,200,000 will be required in order to consummate the Acquisition and the Refinancing and to pay related fees, costs and expenses, including prepayment premiums resulting from the Refinancing (the foregoing, including the Tender Offer and the Merger, and all transactions related thereto (including the capital raising transactions described below in this recital), being herein referred to as the "Transaction"), which amount (the "Total Uses") will be raised from the following sources:

            (i) except to the extent provided below, at least $7,200,000 from cash on hand of AMI (the "Cash on Hand");

            (ii) at least $171,960,000 from equity investments in Holdings (collectively, the "Equity Investment"), which shall be comprised of the following:

                  (x) at least $159,500,000 of cash equity contributions (the
            "Cash Equity Contribution") made by certain funds managed by Harvest Partners, Inc. ("Harvest Partners") and certain other investors (together with Harvest Partners and such funds, the "Investors"), which contributions shall, in turn, be contributed by Holdings as cash common equity to Mergerco; and

                  (y) on or before the Merger Closing Date, certain existing management shareholders of AMI may, in lieu of accepting the Tender Offer Consideration or Merger Consideration, exchange all or a portion of their Shares (or options to purchase Shares) for Capital Stock of Holdings (the "Rollover Equity");

      provided that (A) the entire Cash Equity Contribution shall be made as of the Closing Date, and (B) to the extent the aggregate amount provided pursuant to clauses (i) and (ii) of this recital is, as of the earlier of
      (x) the date on which all fees, costs and expenses of Harvest Partners and Holdings related to the Transaction have been paid in full and (y) the 30th Business Day following the Closing Date, less than the Minimum Non-Debt Investment Amount, an additional Cash Equity Contribution shall be made by the Investors to Holdings in an amount at least equal to such deficiency (the "Additional Equity Investment") on or before such 30th Business Day following the Closing Date;

            (iii) the issuance or incurrence by Mergerco of at least $165,000,000 in aggregate gross proceeds of unsecured senior or unsecured senior subordinated indebtedness pursuant to the following (collectively, the "Mergerco Debt Financing"):

                  (x) a public offering or Rule 144A or other private placement of senior subordinated notes (the "New Notes", with such offering or placement being, collectively, the "New Notes Offering"); or

                  (y) in the event the New Notes are not issued or the proceeds therefrom are not otherwise available to Mergerco on the date of consummation of the Tender Offer (the "Tender Offer Closing Date"), the borrowing of senior unsecured bridge loans (such bridge loans, together with (A) any senior unsecured term loans into which any such bridge loans may be converted pursuant to the terms of the Bridge Loan Agreement and (B) any senior unsecured exchange notes for which such bridge loans or term loans, as the case may be, may be exchanged pursuant to the terms of the Bridge Loan Agreement, being, collectively, the "Bridge Loans") made pursuant to the Bridge Loan Agreement;

            (iv) the borrowing by AMI of $125,000,000 in aggregate principal amount of Term Loans and up to $2,000,000 in aggregate principal amount of Swingline Loans under this Agreement.

      WHEREAS, in connection with the foregoing and to finance the ongoing working capital needs and general corporate purposes of the Borrower and its Subsidiaries, the Borrower desires to obtain the following financing facilities from the Lenders:

            (i) a Term Loan Commitment pursuant to which Term Loans, in a maximum aggregate principal amount not to exceed $125,000,000, may be made to the Borrower in a single drawing on the Tender Offer Closing Date; provided that (x) the proceeds of such Term Loans shall be used solely for the purpose of (1) consummating the Refinancing, (2) refinancing a portion of any outstanding Bridge Loans on the Merger Closing Date or, to the extent not used for such purpose, financing the Merger Consideration, and
      (3) paying fees, costs and expenses related to the Refinancing and this Agreement and the other Loan Documents (including prepayment premiums related to the Refinancing), and (y) as more fully described herein, to the extent that proceeds of the Term Loans exceed the amount required, as of the Tender Offer Closing Date, for the purposes set forth in clause (x) above, such excess shall be placed in escrow (the "Term Loan Escrow") with the Administrative Agent pursuant to, and for use and release as more fully described in, this Agreement and the Term Loan Escrow Agreement;

            (ii) a Revolving Loan Commitment (to include availability for Revolving Loans, Swing Line Loans and Letters of Credit) pursuant to which Borrowings of Revolving Loans, in a maximum aggregate principal amount (together with all Swing Line Loans and Letter of Credit Outstandings) not to exceed $40,000,000 will be made to the Borrower from time to time on and subsequent to the Tender Offer Closing Date but prior to the Revolving Loan Commitment Termination Date;

            (iii) a Letter of Credit Commitment pursuant to which one or more Issuers will issue Letters of Credit for the account of the Borrower and its Subsidiaries from time to time on and subsequent to the Tender Offer Closing Date but prior to the Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $10,000,000; and

            (iv) a Swing Line Loan Commitment pursuant to which Borrowings of Swing Line Loans in an aggregate outstanding principal amount not to exceed $10,000,000 will be made on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date;

      WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to the Borrower and issue (or participate in) Letters of Credit.

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Acquired Person" is defined in clause (m) of Section 7.2.2.

      "Acquisition" is defined in the first recital.

      "Acquisition Agreement" is defined in the first recital.

      "Additional Equity Investment" is defined in the third recital.

      "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 10.4.

      "Affected Lender" is defined in Section 4.10.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly, (i) to vote 10% or more of the Capital Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable), or (ii) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

      "Agents" means, unless the context requires otherwise, the Syndication Agent and the Administrative Agent.

      "Agents' Fee Letter" means the confidential letter captioned "Fee Letter", dated March 16, 2002 (as amended), among the Agents and Holdings.

      "Agreement" means, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

      "Alternate Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Administrative Agent's Base Rate in effect on such day and
(ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Base Rate" shall mean the rate of interest per annum publicly announced or established from time to time by the Administrative Agent as its base rate in effect at its principal office in Stamford, Connecticut (the Base Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors) (any change in such rate announced or established by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change); and "Federal Funds Rate" shall mean, for any day, the weighted average of the rates (rounded upwards, if necessary, to the nearest 1/100th of 1%) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (x) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (y) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate or the Federal Funds Rate, respectively.

      "Alternate Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

      "AmerCable Disposition" means the disposition, in accordance with Section 7.2.11, of the assets primarily utilized by the Borrower and its Subsidiaries in connection with the Borrower's "AmerCable" line of business for an amount no less than fair market value, as determined in good faith by management of the Borrower.

      "AMI" is defined in the preamble.

      "Annualized Basis" means, with respect to the determination of any amount for any period (for purposes of this definition, the "Subject Period"), the product obtained by multiplying (i) the amount accrued during the period commencing with (and including) the Closing Date and ending on the last day of the Subject Period and (ii) the quotient obtained by dividing (x) 365 by (y) the number of days from (and including) the Closing Date to (and including) the last day of the Subject Period.

      "Applicable Commitment Fee" means, (i) for each day from the Closing Date to (but excluding) the later of (x) if applicable, the earlier of (A) the date the Bridge Loans are repaid in full and (B) the one year anniversary of the Closing Date, and (y) the date upon which the Compliance Certificate for the second full Fiscal Quarter ended after the Closing Date is delivered pursuant to clause (c) of Section 7.1.1, a fee which shall accrue at a rate of 1/2 of 1% per annum, and (ii) at all times thereafter, a fee which shall accrue at the applicable rate per annum set forth below under the column entitled "Applicable Commitment Fee", determined by reference to the applicable Leverage Ratio referred to below:

                      Leverage                   Applicable
                       Ratio                   Commitment Fee
                       -----                   --------------
                      > 3.75:1                      0.50%
                      < 3.75:1                      0.375%
                      -

The Leverage Ratio used to compute the Applicable Commitment Fee shall be that set forth in the Compliance Certificate most recently delivered by the Borrower to the Agents. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Agents of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate by the delivery due date specified in such clause, the Applicable Commitment Fee from and including the day immediately following such delivery due date to (but excluding) the date the Borrower delivers to the Agents a Compliance Certificate shall conclusively be equal to the highest Applicable Commitment Fee set forth above.

      "Applicable Margin" means, at any time of determination:

            (a) with respect to the unpaid principal amount of each Term Loan maintained as (i) an Alternate Base Rate Loan, 2.50% per annum and (ii) a Eurodollar Loan, 3.50% per annum;

            (b) for each day from the Closing Date to (but excluding) the later of (x) if applicable, the earlier of (A) the date the Bridge Loans are repaid in full and (B) the one year anniversary of the Closing Date, and (y) the date upon which the Compliance Certificate for the second full Fiscal Quarter ended after the Closing Date is delivered pursuant to clause (c) of Section 7.1.1, with respect to the unpaid principal amount of (i) each Swing Line Loan (which shall be borrowed and maintained only as an Alternate Base Rate Loan) and each Revolving Loan maintained as an Alternate Base Rate Loan, 2.00% per annum, and (ii) each Revolving Loan maintained as a Eurodollar Loan, 3.00% per annum; and

            (c) at all times after the date referred to in clause (b) above, with respect to the unpaid principal amount of (i) each Swing Line Loan (which shall be borrowed and maintained only as an Alternate Base Rate
      Loan) and each Revolving Loan maintained as an Alternate Base Rate Loan, the rate determined by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Alternate Base Rate Loans", and (ii) each Revolving Loan maintained as a Eurodollar Loan, the rate determined by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Eurodollar Loans":

                                              Applicable Margin    Applicable Margin
                  Leverage                    For Alternate Base     For Eurodollar
                    Ratio                         Rate Loans             Loans
                    -----                         ----------             -----
                  > 3.75:1                           2.00%               3.00%
            > 3.25:1 and < 3.75:1                    1.75%               2.75%
                         -
            > 2.50:1 and < 3.25:1                    1.50%               2.50%
                         -
                  <  2.50:1                          1.25%               2.25%
                  -

The Leverage Ratio used to compute any Applicable Margin shall, at any time of determination, be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Agents. Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Agents of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate by the delivery due date specified in such clause, the Applicable Margin from and including the day immediately following such delivery due date to (but excluding) the date the Borrower delivers to the Agents a Compliance Certificate shall conclusively be equal to the highest Applicable Margin set forth above.

      "Approved Fund" means any Person (other than a natural Person) that (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (ii) is administered or managed by a Lender, an Affiliate of a Lender which is controlled by such Lender or its parent company or an entity or an Affiliate of an entity that administers or manages a Lender.

      "Assignee Lender" is defined in clause (a) of Section 11.11.

      "Assignor Lender" is defined in clause (a) Section 11.11.

      "Assumed Indebtedness" is defined in clause (m) of Section 7.2.2.

      "Authorized Officer" is defined in clause (b) of Section 5.1.1.

      "Borrower" means, at all times prior to the effectiveness of the Merger, AMI, and at all times thereafter, the Surviving Corporation.

      "Borrower Security and Pledge Agreement" means the Security and Pledge Agreement executed and delivered by an Authorized Officer of the Borrower pursuant to this Agreement, substantially in the form of Exhibit G-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Borrowing" means the Loans of the same type and, in the case of Eurodollar Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

      "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

      "Bridge Loan Agreement" means the bridge loan agreement, dated as of April 19, 2002, among Mergerco, as borrower thereunder, the lenders party thereto and UBS AG, Stamford Branch, as administrative agent thereunder, Credit Suisse First Boston, Cayman Islands Branch, as syndication agent thereunder, CIBC World Markets, as documentation agent thereunder, and Credit Suisse First Boston Corporation and UBS Warburg LLC, as joint lead arrangers and joint book-runners thereunder.

      "Bridge Loans" is defined in the third recital.

      "Business Day" means (i) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Dallas, Texas, and (ii) relative to the making, continuing, prepaying or repaying of any Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

      "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, should be classified as capital expenditures.

      "Capital Stock" means, with respect to any Person, any and all shares, interests (including membership interests in limited liability companies), participations, rights (including options, warrants and the like convertible or exercisable into shares of Capital Stock) or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Closing Date.

      "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases. The amount of such monetary obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

      "Cash Collateralize" means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms reasonably satisfactory to the Administrative Agent in an amount equal to the Stated Amount of such Letter of Credit.

      "Cash Equity Contribution" is defined in the third recital.

      "Cash Equivalent Investment" means, at any time:

            (a) any direct obligation of (or obligation unconditionally guaranteed by) the United States of America or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States of America or a State thereof) maturing not more than six months after such time;

            (b) commercial paper maturing not more than 180 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's, or (ii) any Lender (or its holding company);

            (c) any certificate of deposit, time deposit, money market deposit or bankers acceptance, maturing not more than six months after its date of issuance, which is issued by either (i) any bank organized under the laws of the United States (or any State thereof or the District of Columbia) or Canada and (in either case) which has (x) a credit rating of A or higher from S&P or A2 or higher from Moody's and (y) a combined capital and surplus greater than $500,000,000, or (ii) any Lender;

            (d) any repurchase agreement having a term of 7 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) above which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder; or

            (e) investments in money market funds substantially all of whose assets are comprised of the securities of the types described in clauses
      (a) through (d) above.

      "Cash on Hand" is defined in the third recital.

      "Casualty Event" means the damage, destruction or condemnation, as the case may be, of any property of the Borrower, Holdings or any of their respective Subsidiaries.

      "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received after the Closing Date by the Borrower, Holdings or any of their respective Subsidiaries in connection therewith, but excluding (i) any proceeds from business interruption insurance,
(ii) any proceeds or awards required to be paid to a creditor (other than any Secured Party) which holds a first-priority Lien permitted by Section 7.2.3 on the property which is the subject of such Casualty Event and (iii) any such proceeds received in respect of any Casualty Event (or any series of related Casualty Events) not exceeding $100,000 in respect of any such event (or series of related events) or $500,000 in the aggregate for all Casualty Events since the Closing Date.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "Change in Control" means

            (a) (i) until the Merger Closing Date, any Person other than Holdings shall own any Capital Stock of Mergerco or otherwise have the ability to elect any members of the Board of Directors of Mergerco, and
      (ii) at all times from and after the Merger Closing Date, any Person other than Holdings shall own any Capital Stock of the Borrower or otherwise have the ability to elect any members of the Board of Directors of the Borrower; or

            (b) at all times from the Closing Date until the Merger Closing Date, Mergerco shall own less than the greater of (x) a majority of the Capital Stock of the Borrower and (y) that percentage of the Capital Stock of the Borrower tendered to (and purchased by) Mergerco on the Tender Offer Closing Date pursuant to the Tender Offer, in each case on a fully diluted basis, or shall fail to have the right to elect or designate for election the number of members of the Board of Directors of the Borrower which would hold a majority of the votes of such Board of Directors; or

            (c) at all times prior to a Qualified IPO, the Permitted Holders shall fail to have the right to elect or designate for election the number of members of the Board of

      Directors (or similar managing body) of Holdings which would hold a majority of the votes of such Board of Directors; or

            (d) at all times prior to a Qualified IPO, the Permitted Holders shall cease to own at least 51% of the Capital Stock of Holdings held by the Permitted Holders on the Closing Date after giving effect to the Transaction; or

            (e) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holder, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), (except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time and except that any Person that is deemed to have beneficial ownership of shares solely as the result of being part of a group pursuant to Rule 13d-5(b)(1) of the Exchange Act shall be deemed not to have beneficial ownership of any shares held by a Permitted Holder forming a part of such group), directly or indirectly, of more than 30% of the total voting power of the Voting Stock of Holdings; provided that the Permitted Holders beneficially own (as defined in Rule 13d-5 of the Exchange Act), directly or indirectly, in the aggregate, a lesser percentage of the total voting power of the Voting Stock of Holdings than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holdings (for purposes of this clause (e), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity if such other person is the beneficial owner (as defined in this provision), directly or indirectly, of more than 30% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this provision), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

            (f) at all times from and after a Qualified IPO, during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors (or similar managing body) of Holdings (together with any new directors whose election to such Board or whose nomination for election by the holders of the Capital Stock of Holdings was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors (or similar managing body) of Holdings then in office; or

            (g) the occurrence of any "Change of Control" (or similar term) under (and as defined in) any Other Debt Document in respect of any Unsecured Transaction Debt.

      "Closing Date" means the date of the initial Credit Extension hereunder.

      "Closing Date Certificate" means the closing date certificate executed and delivered by Holdings, Mergerco and AMI pursuant to the terms of this Agreement, substantially in the form of Exhibit D hereto.

      "Code" means the Internal Revenue Code of 1986, and the final and temporary regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

      "Collateral Document" means any Security and Pledge Agreement, any Mortgage or any other agreement or document delivered pursuant hereto or in connection herewith pursuant to which the Secured Parties or any Agent or other Person on behalf of the Secured Parties is granted a Lien to secure any Obligations.

      "Commitment" means, as the context may require, a Lender's Term Loan Commitment, Revolving Loan Commitment or Letter of Credit Commitment, or the Swing Line Lender's Swing Line Loan Commitment.

      "Commitment Amount" means, as the context may require, the Term Loan Commitment Amount, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

      "Commitment Letter" means the confidential letter captioned "Bank and Bridge Facility Commitment Letter", dated March 16, 2002, between the Agents and Holdings, together with all annexes thereto.

      "Commitment Termination Date" means, as the context may require, the Term Loan Commitment Termination Date or the Revolving Loan Commitment Termination Date.

      "Commitment Termination Event" means (i) the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower, or (ii) the occurrence and continuance of any other Event of Default and either (x) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or (y) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments referred to in such notice have been terminated.

      "Compliance Certificate" means a certificate duly completed and executed by the chief financial or accounting Authorized Officer of Holdings or the Borrower, as the case may be, substantially in the form of Exhibit E hereto, together with such changes thereto as the Agents may from time to time reasonably request for the purpose of conforming the terms thereof with the terms hereof.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person; provided that Contingent Liabilities shall not include customary indemnities set forth in agreements entered into in the ordinary course of business between the Borrower and its Subsidiaries, on the one hand, and their customers on the other hand. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

      "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit D to the applicable Security and Pledge Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Credit Extension" means, as the context may require, (i) the making of a Loan by a Lender, or (ii) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

      "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

      "Current Assets" means, on any date, without duplication, all assets which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of Holdings and its Subsidiaries at such date as current assets.

      "Current Liabilities" means, on any date, without duplication, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of Holdings and its Subsidiaries at such date, excluding current maturities of Indebtedness.

      "Debt Tender" means the tender offer and consent solicitation initiated by AMI to effect the Refinancing.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "DGCL" is defined in Section 5.1.6.

      "Disbursement" is defined in Section 2.6.2.

      "Disbursement Date" is defined in Section 2.6.2.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with (unless otherwise provided hereunder) the written consent of the Required Lenders.

      "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower's or its Subsidiaries' assets (including accounts receivables and Capital Stock of Subsidiaries) to any Person other than to the Borrower or another Subsidiary in a single transaction or series of related transactions.

      "Documentation Agent" is defined in the preamble.

      "Dollar" and the sign "$" mean lawful money of the United States.

      "Domestic Office" means the office of a Lender designated as its "Domestic Office" on its signature page hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Agents and the Borrower.

      "Domestic Subsidiary" means any Subsidiary that is not a Foreign
Subsidiary.

      "EBITDA" means, with respect to any Person for any applicable period, the sum of

            (a)   Net Income of such Person,

plus

            (b) to the extent deducted in determining such Net Income, the sum of (i) all non-cash charges, (ii) income tax expense (whether paid or deferred), (iii) Interest Expense and non-cash interest expense, (iv) fees, costs, expenses and prepayment premiums paid by Holdings or any of its Subsidiaries in respect of the Transaction in an amount not exceeding $32,500,000, (v) amounts attributable to amortization and depreciation of assets and (vi) extraordinary cash charges related to the extinguishment or repayment of Indebtedness, minus

            (c)   to the extent included in such Net Income, non-cash credits;

      provided that, notwithstanding anything to the contrary contained in this Agreement or provided for pursuant to GAAP, the Borrower shall be deemed to have been a Subsidiary of Holdings for all applicable Fiscal Quarters prior to the Closing Date included in the calculation of EBITDA in this Agreement.

      "ECF Percentage" means, for purposes of determining the amount of any mandatory prepayment (pursuant to clause (f) of Section 3.1.1) in respect of Excess Cash Flow (if any) for any Fiscal Year, (i) 75%, in the event the Leverage Ratio as of the last day of such Fiscal Year is greater than 3.5 to 1.0, (ii) 50%, in the event the Leverage Ratio for such Fiscal Year is equal to or less than 3.5 to 1.0, and (iii) 0%, in the event the Leverage Ratio for such Fiscal Year is less than 2.0 to 1.0.

      "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender which is controlled by such Lender or its parent company; (iii) an Approved Fund; or (iv) any other Person (other than a natural Person) approved (in the case of this clause (iv)) by the Agents, the Issuers (but only in the case of any assignment of the Revolving Loan Commitment) and unless (x) the assignment is being made to such Person by an Agent during the Primary Syndication or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that in the case of any assignment of Revolving Loan Commitments and related participations in Letters of Credit, Letter of Credit Outstandings and Swing Line Loans to a Lender that does not, immediately prior to such assignment, have a Revolving Loan Commitment, or any Affiliates of, or any Approved Funds related to, such Lender, such Lender shall not be an Eligible Assignee without the prior approval of the Administrative Agent.

      "Environmental Laws" means the common law and all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines having the force and effect of law (including consent decrees and administrative orders) relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, soil, subsurface strata and natural resources such as flora and fauna) including without limitation the Clean Air Act, as amended, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act ("RCRA"), the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, the Hazardous Materials Transportation Act, as amended, and any other law having a similar subject matter.

      "Environmental Permit" is defined in clause (d) of Section 6.1.12.

      "Equity Investment" is defined in the third recital.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

      "Eurocurrency Reserve Requirements" means, for any Interest Period as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the first day of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System.

      "Eurodollar Base Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate System Incorporated Service screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate System Incorporated Service screen (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

      "Eurodollar Lending Office" means, as to any Lender, the office of such Lender which shall be making or maintaining Eurodollar Loans.

      "Eurodollar Loan" means, any Loans which carries or maintains a rate of interest based upon a Eurodollar Rate.

      "Eurodollar Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

      "Event of Default" is defined in Section 8.1.

      "Excess Cash Flow" means, for any Fiscal Year, the excess (if any), of

            (a) the sum of (i) EBITDA for such Fiscal Year of Holdings and its Subsidiaries, and (ii) the amount of any net decrease in Current Assets, other than cash and Cash Equivalents, over Current Liabilities of Holdings and its Subsidiaries for such Fiscal Year over

            (b) the sum (for such Fiscal Year), without duplication, of (i) Interest Expense paid in cash by Holdings and its Subsidiaries, (ii) voluntary prepayments and scheduled principal repayments, to the extent actually made, of Term Loans pursuant to clauses (a) and (c) of Section 3.1.1, (iii) to the extent included in EBITDA, any portion of the amount of cash gains of Holdings and its Subsidiaries applied toward the repayment of Term Loans pursuant to clause (d) or (e) of Section 3.1.1,
      (iv) repayments of Revolving Loans or Swing Line Loans or Cash Collateralization of Letter of Credit Outstandings pursuant to clause (b) of Section 3.1.1, (v) voluntary prepayments of Revolving Loans or Swing Line Loans or any voluntary Cash Collateralization of Letter of Credit Outstandings, in each case to the extent accompanied by a permanent reduction in the Revolving Loan Commitment Amount, (vi) without duplication, (A) all income Taxes paid in cash by Holdings and its Subsidiaries (less any cash tax refunds received) and (B) all Restricted Payments made in cash by or to Holdings pursuant to clauses (a) and (b) (to the extent financed with internally generated cash flow of the Borrower and its Subsidiaries or with Revolving Loans or Swingline Loans) of Section 7.2.6 (in each case, to the extent that such amounts have not already reduced EBITDA), (vii) Capital Expenditures made in cash by Holdings and its Subsidiaries in such Fiscal Year to the extent financed with internally generated cash flow of Holdings and its Subsidiaries or with Revolving Loans or Swingline Loans, (viii) the aggregate amount of cash expended by Holdings and its Subsidiaries during such Fiscal Year in respect of Permitted Acquisitions to the extent financed with internally generated cash flow of Holdings and its Subsidiaries or with Revolving Loans or Swingline Loans, (ix) to the extent incurred in such Fiscal Year and included in the calculation of EBITDA for such Fiscal Year, the amount of all fees, costs, expenses and prepayment premiums paid by Holdings or any of the Subsidiaries in respect of the Transaction, (x) all cash charges of the type described in subclause (b)(vi) of the definition of "EBITDA" contained in this Agreement, and (xi) the amount of the net increase of Current Assets, other than cash and Cash Equivalent Investments, over Current Liabilities of Holdings and its Subsidiaries for such Fiscal Year.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exemption Certificate" is defined in clause (e) of Section 4.6.

      "Existing Credit Agreement" means the Second Amended and Restated Loan and Security Agreement, dated as of April 2, 1996, between AMI and Society National Bank, as amended, supplemented, amended and restated or otherwise modified from time to time prior to the Closing Date.

      "Existing Notes" is defined in the second recital.

      "Existing Notes Indenture" means the Indenture dated as of March 1, 1998, between AMI and U.S. Trust Company of Texas, N.A., as trustee.

      "Filing Agent" is defined in Section 5.1.22.

      "Filing Statements" is defined in Section 5.1.22.

      "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December, or, at any time after the Borrower so notifies the Administrative Agent in writing, the 13th, 26th, 39th or 52nd (or 53rd, as applicable) week of each calendar year.

      "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31 or, if the Borrower's Fiscal Quarters are adjusted as set forth in the definition of Fiscal Quarter, the last day of the fourth Fiscal Quarter; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2002 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year or, if applicable, the last day of the fourth Fiscal Quarter.

      "Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

            (a) (i) EBITDA (for all such Fiscal Quarters) of Holdings and its Subsidiaries minus all Capital Expenditures of Holdings and its Subsidiaries made during such period (other than Capital Expenditures to the extent funded from the proceeds of (i) an incurrence of Indebtedness,
      (ii) an issuance of Capital Stock or a capital contribution or (iii) an asset sale or a Casualty Event);

to

            (b) to the extent included in EBITDA for such Fiscal Quarters, the sum (for all such Fiscal Quarters) of, without duplication, (i) Interest Expense of Holdings and its Subsidiaries during such period, (ii) scheduled principal repayments of Indebtedness of Holdings and its Subsidiaries required to be made in cash during such period, and (iii) all income Taxes paid in cash by Holdings and its Subsidiaries during such period (net of any cash refunds received during such period); provided that in the event the applicable four-Fiscal-Quarter period would include any period of time prior to the Closing Date, the amounts referred to in subclauses (i) and (iii) of this clause (b) shall be determined, for the purposes of this clause (b), on an Annualized Basis.

      "Foreign Permitted Acquisition" means a Permitted Acquisition, whether of Capital Stock, assets or otherwise, of a Person or a business which, as of the time of such Permitted Acquisition, either (i) is incorporated or organized in a jurisdiction other than the United States (a "Non-U.S. Jurisdiction") or (ii) had more than 15% of its asset located in a Non-U.S. Jurisdiction or derived more than 15% of its annual revenues from operations and business located in Non-U.S. Jurisdictions.

      "Foreign Pledge Agreement" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Borrower or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance reasonably satisfactory to the Agents, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Collateral (as defined in the Security and Pledge Agreement).

      "Foreign Subsidiary" means any Subsidiary of the Borrower which is organized under the laws of any jurisdiction outside of the United States of America.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "GAAP" is defined in Section 1.4.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to such governments.

      "Granting Bank" is defined in clause (f) of Section 11.11.

      "Guarantors" means, collectively, Holdings, Mergerco and each Subsidiary Guarantor.

      "Guaranty" means, as the context may require, the Holdings Guaranty, the Mergerco Guaranty or the Subsidiary Guaranty.

      "Harvest Partners" is defined in the third recital.

      "Hazardous Material" means (i) any "hazardous substance", as defined by CERCLA, (ii) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended, (iii) any solid waste that is generated in the diagnosis, treatment (e.g., provision of medical services) or immunization of human beings or animals, in research pertaining thereto, or in the production or testing of biologicals, and (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including, without limitation, crude oil and any petroleum product) subject to regulation, or which can give rise to liability, under any Environmental Law.

      "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and, without limiting the generality of the foregoing, all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

      "Holdings" is defined in the preamble.

      "Holdings Guaranty" means the Obligations of Holdings undertaken pursuant to Article IX.

      "Holdings Pledge Agreement" means the Security and Pledge Agreement executed and delivered by an Authorized Officer of Holdings pursuant to this Agreement, substantially in the form of Exhibit G-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Holdings Stockholders Agreement" means the Amended and Restated Stockholders Agreement, as dated as of April 19, 2002, by and among Holdings and certain of its shareholders.

      "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of Holdings, the Borrower or any other Obligor (i) which is of a "going concern" or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause Holdings, the Borrower or such other Obligor to be in Default.

      "including" and "include" means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "Indebtedness" of any Person means, without duplication:

            (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c)   all Capitalized Lease Liabilities of such Person;

            (d)   all net liabilities of such Person under all Hedging
      Obligations;

            (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business) and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided that to the extent such indebtedness is not assumed by such Person or the recourse against such Person by the obligee of such indebtedness is limited to the assets so secured, the amount of such indebtedness shall be deemed to be the lesser of (x) the aggregate amount of such indebtedness and (y) the fair market value of the assets securing such indebtedness);

            (f)   all obligations arising under Synthetic Leases of such Person;

            (g)   all Redeemable Capital Stock of such Person; and

            (h) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such

Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "Indemnified Liabilities" is defined in Section 11.4.

      "Indemnified Parties" is defined in Section 11.4.

      "Interco Subordination Agreement" means the Intercompany Subordination Agreement, substantially in the form of Exhibit J hereto, executed and delivered by two or more Obligors pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Intercompany Note" means, with respect to the Borrower or any of its Subsidiaries, as the maker thereof, a promissory note substantially in the form of Exhibit A to the relevant Security and Pledge Agreement (with such modifications as the Administrative Agent may consent to, such consent not to be unreasonably withheld), which promissory note shall be duly endorsed and pledged by the payee in favor of the Administrative Agent.

      "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

            (a) EBITDA (for all such Fiscal Quarters) of Holdings and its Subsidiaries to

            (b) the sum (for all such Fiscal Quarters) of Interest Expense of Holdings and its Subsidiaries paid or payable during such period; provided that in the event the applicable four-Fiscal-Quarter period would include any period of time prior to the Closing Date, Interest Expense for the purposes of this clause (b) shall be determined on an Annualized Basis.

      "Interest Expense" means, with respect to any Person for any Fiscal Quarter, the aggregate interest expense (both accrued and paid) of such Person and its Subsidiaries for such Fiscal Quarter that has been paid or is payable in cash, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense (net of investment interest income paid during such period to Holdings or any of its Subsidiaries).

      "Interest Period" means, relative to any Eurodollar Loan, the period beginning on (and including) the date on which such Eurodollar Loan is made or continued as, or converted into, a Eurodollar Loan pursuant to Sections 2.3 or
2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, six, or if then available to each applicable Lender, nine or twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; provided that (i) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates,
(ii) if such Interest Period would otherwise end on a day which is not a

Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day), (iii) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan and (iv) during the Primary Syndication, only seven day Interest Periods will be permitted.

      "Investment" means, relative to any Person, (i) any loan, advance or extension of credit made by such Person to any other Person, including (A) the issuance of any letter of credit with respect to which such Person is obligated to reimburse the issuer thereof for drawings thereunder and any other Person is the account party with respect to such letter of credit and (B) the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person (exclusive of receivables owing to such Person to the extent created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of such Person), and (ii) any Capital Stock held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

      "Investors" is defined in the third recital.

      "ISP Rules" is defined in Section 11.9.

      "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

      "Issuer" means the Administrative Agent in its capacity as Issuer of the Letters of Credit and, at the request of the Administrative Agent and with the Borrower's consent, one or more other Lenders or Affiliates of the Administrative Agent.

      "Joint Lead Arrangers" is defined in the preamble.

      "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit K hereto.

      "Lender Default" means (i) the refusal (which has not been retracted) or other failure of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.6.1 or (ii) a Lender having notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its obligations under Section 2.1 or 2.6.1, including in either case as a result of any takeover of such Lender by any Governmental Authority.

      "Lenders" is defined in the preamble and includes each Person that becomes a Lender pursuant to Section 11.11.

      "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever

(including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against any Agent, any Lender, any Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

            (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties;

            (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.13;

            (c) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

            (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, Release or threatened Release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

      "Letter of Credit" is defined in Section 2.1.2.

      "Letter of Credit Commitment" means each Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each Revolving Loan Lender, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

      "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $10,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2. "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (i) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, and (ii) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

      "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

            (a)   Total Debt outstanding on the last day of such Fiscal Quarter to

            (b) EBITDA of Holdings and its Subsidiaries computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

      "Loan" means, as the context may require, a Revolving Loan, a Term Loan or a Swing Line Loan of any type.

      "Loan Documents" means, collectively, (i) this Agreement, the Letters of Credit, the Notes, the Agents' Fee Letter (solely for purposes of Article VIII and Section 11.9), each Collateral Document and the provisions of the Commitment Letter relating to the syndication of the Commitments and the Loans and (ii) each other agreement, certificate, document or instrument delivered in connection with any Loan Document and designated to be a "Loan Document", whether or not specifically mentioned herein or therein, including, solely for purposes of the Collateral Documents and the Guaranties, all Rate Protection Agreements.

      "Management Agreement" means the management agreement, dated as of April 19, 2002, between AMI and Harvest Partners, as amended, supplemented, amended and restated or otherwise modified in accordance with this Agreement.

      "Management Investors" is defined in clause (m) of Section 7.2.5.

      "Management Loans" is defined in clause (m) of Section 7.2.5.

      "Management Shares" is defined in clause (m) of Section 7.2.5.

      "Margin Stock" means, as at any time of determination, Shares owned by Mergerco which were purchased by Mergerco in the Tender Offer and, at such time of determination, constitute "margin stock", as defined in F.R.S. Board Regulation U; provided that, immediately upon the effectiveness of the Merger, all Shares shall cease to be Margin Stock.

      "Material Adverse Effect" means the following:

            (i) at all times prior to the Merger Closing Date and solely with respect to any representation or warranty made (or to be made) or deemed (or to be deemed) to be made in connection with any Borrowing of Term Loans for the purpose of financing the Debt Tender or the Refinancing, or for the purpose of financing part of the Merger Consideration or to repay a portion of the outstanding Bridge Loans, Pre-Merger Material Adverse Effect; and

            (ii) with respect to any other purpose hereunder at any time, Post-Merger Material Adverse Effect.

      "Material Subsidiary" means each Subsidiary of the Borrower other than a Non-Material Subsidiary.

      "Material Transaction Documents" means each of the Acquisition Agreement, each Other Debt Document relating to the Unsecured Transaction Debt and the Management Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.

      "Merger" is defined in the first recital.

      "Merger Closing Date" means the date of the consummation of the Merger.

      "Merger Consideration" is defined in the first recital.

      "Mergerco" is defined in the first recital.

      "Mergerco Debt Financing" is defined in the third recital.

      "Mergerco Guaranty" means the guaranty executed and delivered by Mergerco pursuant to the terms of this Agreement, substantially in the form of Exhibit F-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Minimum Condition" is defined in the first recital.

      "Minimum Debt Tender Condition" means that, as a result of the Debt Tender and Refinancing, each of the following shall have been completed or satisfied on or prior to the Closing Date:

            (a) holders of a sufficient aggregate principal amount of Existing Notes have irrevocably consented to eliminate all covenants and related events of default described in Sections 1.3, 1.4, 1.5, 1.6 and 1.7 of the Supplemental Indenture;

            (b) AMI shall have repurchased and redeemed for cash all Existing Notes, together with all related interest, prepayment, premiums and other amounts due and payable thereon, which have been tendered to AMI for repurchase or redemption pursuant to the Debt Tender and Refinancing;

            (c) after giving effect to such repurchase or redemption of the Existing Notes described in clause (b) above and the defeasance described in clause (d) below, not more than $5,000,000 in aggregate outstanding principal amount of Existing Notes shall remain outstanding and undefeased (in accordance with the terms and provisions of the Existing Notes Indenture);

            (d) in the event the aggregate principal amount of Existing Notes which remain outstanding on the Closing Date after giving effect to the Debt Tender and Refinancing exceeds $5,000,000, such excess principal amount of Existing Notes shall have been fully defeased pursuant to and in accordance with Section 11.02 of the Existing Notes Indenture, and the amount of such excess shall have been fully escrowed or cash collateralized (in accordance with such Section 11.04) with proceeds from the Term Loans; and

            (e) AMI and the trustee under the Existing Notes Indenture shall have entered into, executed and delivered the Supplemental Indenture in the form delivered pursuant to Section 5.1.5.

      "Minimum Non-Debt Investment Amount" means (i) $179,160,000 less (ii) the amount by which the total costs, fees and expenses (excluding prepayment premiums) of Harvest Partners and Holdings related to the Transaction and required to be paid within 30 Business Days after the Closing Date is less than $25,000,000; provided that in no event shall the Minimum Non-Debt Investment Amount be less than $171,960,000.

      "Minimum Shares" is defined in the first recital.

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage" means each mortgage, deed of trust or agreement executed and delivered by any Obligor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement, under which a Lien is granted on the real property and fixtures described therein, in form and substance reasonably satisfactory to the Agents, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

      "Net Debt Proceeds" means with respect to the incurrence, sale or issuance after the Closing Date by Holdings or any of its Subsidiaries of any Indebtedness (other than any Indebtedness permitted by Section 7.2.2), the excess of:

            (a) the gross cash proceeds received by such Person from such incurrence, sale or issuance,

over

            (b) all customary underwriting commissions and discounts and customary legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such incurrence, sale or issuance which have not been paid to Harvest Partners or any of its Affiliates in connection therewith (other than those fees and expenses set forth in the Management Agreement).

      "Net Disposition Proceeds" means, with respect to any Disposition of any assets after the Closing Date of Holdings or any of its Subsidiaries (other than Dispositions permitted pursuant to clause (a), (b), (c), (e), (g) , (h) , (i) or
(j) of Section 7.2.11), the excess of

            (a) the gross cash proceeds received by such Person from any such Disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to such Person in respect thereof (other than payments in respect of interest), over

            (b) the sum (without duplication) of (i) all customary legal, investment banking, brokerage, appraisal and accounting and other professional fees and disbursements actually incurred in connection with such Disposition which have not been paid to Harvest Partners or any of its Affiliates in connection therewith (other than those fees and expenses set forth in the Management Agreement), (ii) all taxes and other governmental costs and expenses actually paid or estimated by such Person (in good faith) to be payable in cash in connection with such Disposition,
      (iii) in respect of any such Disposition, the amount, if any, reserved by Holdings or any of its Subsidiaries, as the case may be, in respect of any post-closing purchase price adjustments related to such Disposition, estimated (if necessary) in good faith by management of Holdings or such Subsidiary, as the case may be, (iv) the portion of the purchase price in respect of any such Disposition which is placed in escrow to secure the payment by Holdings or any of its Subsidiaries, as the case may be, in respect of any indemnity or similar obligations of such Person in respect of such Disposition, and (v) payments made by such Person to retire Indebtedness (other than the Credit Extensions) or other unassumed liabilities related to the assets Disposed, in each case of such Person where payment and satisfaction of such Indebtedness or other liabilities is required in connection with such Disposition;

provided that if, (x) after the payment of all taxes with respect to such Disposition, the amount of estimated taxes, if any, pursuant to clause (b)(ii) above exceeded the tax amount actually paid in cash in respect of such Disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds and (y) in the event that the amount reserved in respect of any post-closing purchase price adjustment (referred to in clause
(b)(iii) above) or the amount placed in escrow in respect of any indemnity or similar claims (referred to in clause (b)(iv) above) exceeds the amount actually paid in respect of any such adjustments or claims, such excess amount shall, at the time of determination thereof, constitute Net Disposition Proceeds.

      "Net Equity Proceeds" means with respect to the sale or issuance after the Closing Date by Holdings of any of its Capital Stock in a registered public offering under the Securities Act of 1933, the excess of

            (a) the gross cash proceeds received by Holdings from such sale, exercise or issuance,

over

            (b) all customary underwriting commissions and discounts and customary legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Harvest Partners or any of its Affiliates in connection therewith (other than those fees and expenses set forth in the Management Agreement).

      "Net Income" means, with respect to any Person for any period, the aggregate of all amounts (excluding all amounts in respect of extraordinary gains and extraordinary non-cash losses, but including and together with all amounts in respect of extraordinary cash losses; provided that, for purposes of determining Net Income in any such period, the amount of any such extraordinary cash losses for such period, if any, shall be reduced to the extent of any extraordinary cash gains for such period) which would be included as net income on the consolidated financial statements of such Person and its Subsidiaries for such period; provided that the portion of Net Income of any Subsidiary of such Person that is not the Borrower or a Subsidiary Guarantor shall be excluded from Net Income to the extent that the declaration or payment of dividends or similar distributions by such Person of that portion of such Net Income is not at the date of determination permitted without any prior governmental approval that has not been obtained or, directly or indirectly, by operation of the terms of its Organic Documents or any agreement (other than an agreement with Holdings or its Subsidiaries), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Person or its stockholders.

      "New Notes" is defined in the third recital.

      "New Notes Offering" is defined in the third recital.

      "Non-Domestic Lender" means any Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

      "Non-Excluded Taxes" means any Taxes other than net income, profits, gains and franchise taxes imposed with respect to any Secured Party by a Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its principal office or applicable lending office.

      "Non-Material Subsidiary" means any Subsidiary that

            (a) accounted for no more than 5% (and, when taken together with all other Non-Material Subsidiaries, accounted for no more than 10% in the aggregate) of consolidated revenues of Holdings and its Subsidiaries for the four consecutive Fiscal Quarters ending on December 31, 2001, or if later, the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 7.1.1, financial statements have been, or are required to have been, delivered to the Administrative Agent, and

            (b) has assets which represent no more than 5% (and, when taken together with all other Non-Material Subsidiaries, represent no more than 10% in the aggregate) of the consolidated assets of Holdings and its Subsidiaries as of December 31, 2001, or if later, the last day of the last Fiscal Quarter of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 7.1.1, financial statements have been, or are required to have been, delivered to the Administrative Agent.

      "Non-U.S. Jurisdiction" is defined within the definition of Foreign Permitted Acquisition.

      "Note" means, as the context may require, a Revolving Note, a Term Note or a Swing Line Note.

      "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of each Obligor arising under or in connection with a Loan Document, including the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans and all Reimbursement Obligations.

      "Obligor" means, as the context may require, Holdings, the Borrower, and each other Person (other than a Secured Party) obligated under any Loan Document.

      "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Stock.

      "Other Debt Documents" means, collectively, each of the loan agreements, indentures, note purchase agreements, promissory notes, guarantees and other instruments and agreements evidencing the terms of any Indebtedness constituting or evidenced by, as the case may be, any Unsecured Transaction Debt, any Qualifying Subordinated Debt, any Permitted Seller Notes or any Indebtedness of the type described in clause (o) of Section 7.2.2, in each case, as amended, supplemented, amended and restated or otherwise modified in accordance with this Agreement.

      "Other Person" is defined in the definition of "Subsidiary".

      "Other Taxes" means any and all stamp, documentary or similar taxes, or any other excise or property taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

      "Participant" is defined in clause (c) of Section 11.11.

      "Patent Security Agreement" means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit B to the applicable Security and Pledge Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Payment Default" means any Default described in Section 8.1.1.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer
Plan), and to which Holdings, the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, has liability (actual or contingent), including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      "Percentage" means, as the context may require, any Lender's Revolving Loan Percentage or Term Percentage.

      "Perfection Certificate" means the Perfection Certificate executed and delivered by an Authorized Officer of each Obligor that is a party to the Security and Pledge Agreement pursuant to Section 5.1.22 or 7.1.9, substantially in the form of Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Permitted Acquisition" means an acquisition (exclusive of the Acquisition), whether pursuant to a merger or an acquisition of Capital Stock, assets or otherwise, by the Borrower or any of its Subsidiaries of all or substantially all of the assets or Capital Stock of any Person (or any part of the assets constituting all or substantially all of a business or line of business of any Person), whether or not such acquisition is effected in a single transaction or in a series of related transactions, and as to which the following conditions are satisfied:

            (a) immediately before and after giving effect to such acquisition, no Default shall have occurred and be continuing or would result therefrom (including under Section 7.2.1);

            (b) such acquisition is consummated pursuant to a negotiated merger, purchase or similar agreement between the Borrower and/or any of its Subsidiaries, on the one hand, and such Person and/or any of its Affiliates, on the other hand;

            (c) in the case of an acquisition of Capital Stock by the Borrower or a Subsidiary, such acquisition results in the issuer of such Capital Stock becoming a wholly-owned Subsidiary of the Borrower;

            (d) consideration for such acquisition shall be comprised of Capital Stock of Holdings, the issuance of a Permitted Seller Note, the assumption, incurrence or issuance of Indebtedness permitted under clause
      (m) of Section 7.2.2 and/or cash and the aggregate amount of the consideration for such acquisition (based on the fair market value of Capital Stock issued, the amount of Indebtedness issued and/or assumed and the cash expended in connection therewith) shall not exceed $25,000,000 and, when added to the total aggregate amount of consideration for all other such acquisitions pursuant to this subclause (d) since the Closing Date, shall not exceed $75,000,000 (provided that either of the foregoing amounts may be increased by up to $25,000,000 to the extent such acquisitions are financed with new equity proceeds or Capital Stock of Holdings; provided, further, that Foreign Permitted Acquisitions shall not exceed $25,000,000 in the aggregate over the term of this Agreement, except to the extent financed with new equity proceeds (not otherwise subject to clause (h) of Section 3.1.1) received by Holdings or Capital Stock of Holdings);

            (e) immediately after giving effect to such acquisition, at least $15,000,000 of the Revolving Loan Commitment Amount shall be unused;

            (f) in the case of any acquisition in which the total aggregate amount of consideration therefor is in excess of $2,500,000, the Borrower shall have delivered to the Agents a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in
      Section 7.2.4 and the preceding clauses (a) through (e); and

            (g) with respect to any such acquisition which requires the delivery of a Compliance Certificate pursuant to clause (f) above, if, based upon such Compliance Certificate, such acquisition does not, immediately after giving effect thereto, increase the EBITDA of Holdings and its Subsidiaries on a Pro Forma Basis, Holding's Leverage Ratio (as computed in such Compliance Certificate) for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1), after giving pro forma effect to the consummation of such acquisition, shall be equal to or below 3.50:1.

      "Permitted Holders" means, collectively, Harvest Partners, its controlled affiliates and funds controlled by Harvest Partners and such affiliates ("control" (and its derivatives) of a Person, for the purposes of this definition of "Permitted Holders," means the power, directly or indirectly, to direct or cause the direction of the management, policies and investment decisions of such Person (whether by contract or otherwise)).

      "Permitted Liens" means Liens permitted pursuant to Section 7.2.3.

      "Permitted Seller Note" means an unsecured subordinated promissory note issued by Holdings or the Borrower in connection with a Permitted Acquisition, which note (i) provides for a final stated maturity date that is not prior to the first anniversary of the latest Stated Maturity Date for any Tranche then in effect of all Loans hereunder (but which may provide for scheduled amortization of the original principal amount thereof on each anniversary of the issuance thereof to the extent each such required amortization payment does not exceed 20% of the original principal amount thereof), (ii) bears cash interest at an annual rate not in excess of 10%, although any such interest payable in excess of 10% per annum either shall be payable with the issuance of additional promissory notes in form and substance substantially similar to such promissory note (it being understood and agreed that each such additional promissory note shall constitute a Permitted Seller Note) or shall continue to accrue, (iii) does not provide the holders thereof with the guaranty of any Subsidiary of the Borrower, (iv) does not contain any financial maintenance covenants or any cross-default provisions (it being understood that a cross-acceleration provision with respect to Indebtedness in an aggregate principal amount in excess of $10,000,000 shall be acceptable) and (v) contains such other terms and provisions (including as to subordination, if any,) as are reasonably acceptable to each of the Agents.

      "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

      "Pledged Subsidiary" means each Subsidiary in respect of which the Administrative Agent has been granted a security interest in or a pledge of (i) any of the Capital Stock of such Subsidiary or (ii) any Intercompany Notes of such Subsidiary owing to the Borrower or a Subsidiary Guarantor.

      "Post-Merger Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, operations, assets, liabilities (contingent or otherwise), properties or prospects of Holdings and its Subsidiaries, taken as a whole.

      "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person.

      "Pre-Merger Material Adverse Effect" means a material adverse effect on
(i) the ability of any party to the Acquisition Agreement to perform its obligations thereunder or to consummate the transactions contemplated thereby or
(ii) the assets, liabilities (actual or contingent), condition, results of operations or business of the Borrower and its Subsidiaries, taken as a whole, excluding any change or development resulting from or arising in connection with
(1) economic, financial market, regulatory or political conditions generally or generally affecting the principal markets in which the Borrower conducts business, which in each case do not affect the Borrower disproportionately to other companies in the building products/siding and windows industry, (2) changes affecting the building products/siding and windows industry generally which do not affect the Borrower disproportionately to other companies in the building products/siding and windows industry, (3) the Acquisition Agreement or any transaction contemplated by the Acquisition Agreement or the announcement thereof, (4) any matters disclosed in the Disclosure Schedule (as defined in the Acquisition Agreement as in effect on the date of the Commitment Letter) or (5) the failure of any holder of Existing Notes to tender its Existing Notes to AMI in the Note Tender.

      "Primary Syndication" means the period commencing on or prior to the Closing Date and ending on the earlier of (i) 90 days after the Closing Date and
(ii) the date that the Joint Lead Arrangers have declared the primary syndication of the Credit Extensions to have ended.

      "Pro Forma Basis" means, with respect to any determination for any period for any Person, after giving pro forma effect to each Permitted Acquisition and Disposition of a Person, business or all or substantially all of the assets of a Person or business consummated during such period, together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such Permitted Acquisition, Disposition and related transactions had been consummated on the first day of such period, in each case based on historical results accounted for in accordance with GAAP and, to the extent applicable, (x) reasonable assumptions acceptable to the Agents that are specified in reasonable detail in the relevant Compliance Certificate or other certificate furnished to any Agent or Lender in connection with the terms of this Agreement or (y) assumptions prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, and the Exchange Act, and the Securities and Exchange Commission's rules and guidelines with respect to pro forma financial statements and that are specified in reasonable detail in the relevant Compliance Certificate.

      "Qualified IPO" means an initial public offering by Holdings of its Voting Stock in a registered public offering under the Securities Act of 1933 pursuant to which not less than 20% of Holdings' issued and outstanding Voting Stock is sold pursuant to such offering.

      "Qualifying Subordinated Debt" means unsecured senior subordinated notes of Holdings or the Borrower in an aggregate principal amount not to exceed $50,000,000 containing terms and conditions no less favorable to the Borrower (other than interest rates; provided that any yield in excess of 13% per annum shall be payable in additional unsecured senior subordinated notes or shall be capitalized or accreted discount), and no more favorable to the holders thereof, in each case in any material respect, than those of the New Notes or containing such other terms and conditions (including rate of interest, maturity, covenants, events of default and subordination provisions) reasonably acceptable to the Agents; provided that, immediately prior to the issuance of any such notes, the Borrower shall have delivered to the Agents a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such issuance (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to
Section 7.1.1) giving pro forma effect to such issuance and the application of the proceeds therefrom and evidencing compliance with the covenants set forth in
Section 7.2.4.

      "Quarterly Payment Date" means the last Business Day of March, June, September and December.

      "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender, so long as a fully executed copy of such agreement has been provided to the Agents.

      "Redeemable Capital Stock" means Capital Stock of Holdings or any of its Subsidiaries that, either by its terms or by the terms of any security into which it is convertible or exchangeable, at the option of the holder thereof,
(i) is or upon the happening of an event (other than a voluntary call by the issuer thereof or change of control so long as, in the case of a change of control, all Obligations hereunder must first be paid in full) or passage of time would be required to be redeemed (for consideration other than common stock of Holdings or pay-in-kind Preferred Stock of Holdings) on or prior to the first anniversary of the latest Stated Maturity Date for any Tranche then in effect of all Loans hereunder, (ii) is redeemable at the option of the holder thereof (for consideration other than common stock of Holdings or pay-in-kind Preferred Stock of Holdings) at any time prior to such date or (iii) is convertible at the option of the holder thereof into or exchangeable for debt securities of the Borrower, Holdings or any of their respective Subsidiaries at any time prior to such anniversary other than debt securities constituting Qualifying Subordinated Debt.

      "Refinancing" is defined in the second recital.

      "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

      "Register" is defined in clause (b) of Section 2.7.

      "Reimbursement Obligation" is defined in Section 2.6.3.

      "Release" means a "release", as such term is defined in CERCLA.

      "Replacement Lender" is defined in Section 4.10.

      "Replacement Notice" is defined in Section 4.10.

      "Required Lenders" means, at any time,

            (a) with respect to any provision of this Agreement or any other Loan Document other than the taking of any remedial action under this Agreement or any other Loan Document following the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to Section 8.3, Lenders holding at least a majority of the sum of
      (i) the Revolving Loan Commitments (or, following the Revolving Loan Commitment Termination Date, the aggregate principal amount of the Revolving Loans and Swing Line Loans then outstanding plus the Letter of Credit Outstandings (after giving effect to the participation of the Lenders therein)) and (ii) the Term Loan Commitments (or, following the Term Loan Commitment Termination Date, the aggregate principal amount of the Term Loans then outstanding); or

            (b) with respect to the taking of any remedial action under this Agreement or any other Loan Document following the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to Section 8.3, Lenders holding at least a majority of the sum of the aggregate principal amount of outstanding Loans plus the Letter of Credit Outstandings (after giving effect to the participation of the Lenders therein).

      "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

      "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in Capital Stock (other than Redeemable Capital Stock) of Holdings or any Subsidiary of Holdings) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Stock of Holdings or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other payment or distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of Holdings or any Subsidiary or otherwise.

      "Revolving Loan" is defined in Section 2.1.1.

      "Revolving Loan Commitment" is defined in Section 2.1.1.

      "Revolving Loan Commitment Amount" means, on any date, $40,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

      "Revolving Loan Commitment Termination Date" means the earliest of (i) the fifth anniversary of the Closing Date, (ii) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement, (iii) the date on which any Commitment Termination Event occurs, and (iv) if the Merger is not consummated within 180 days after the Closing Date, then the date which is the one and one-half year anniversary of the Closing Date. Upon the occurrence of any event described in the preceding clause (iii), the Revolving Loan Commitments shall terminate automatically and without any further action.

      "Revolving Loan Lender" means a Lender that has a Revolving Loan
Commitment.

      "Revolving Loan Percentage" means, relative to any Lender, the applicable percentage relating to Revolving Loans set forth below its signature on the signature pages hereto opposite the reference to "Revolving Loan Commitment" or set forth in a Lender Assignment Agreement under the Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 11.11. A Lender shall not have any Revolving Loan Commitment if its percentage under the Revolving Loan Commitment column is zero.

      "Revolving Note" means a promissory note of the Borrower payable to any Revolving Loan Lender, in the form of Exhibit A-I hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Revolving Loan Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Rollover Equity" is defined in the third recital.

      "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

      "SEC" means the Securities and Exchange Commission.

      "Secured Parties" means, collectively, (i) the Lenders, each Issuer and the Agents, (ii) for purposes of each agreement pursuant to which the Administrative Agent is granted a Lien to secure any Obligation or receives a guaranty of any Obligation or pursuant to which any Person subordinates any obligation payable by Holdings or any of its Subsidiaries to it to the Obligations or any insurance or indemnity with respect to the same (including
Section 11.4 hereof), each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof, and (iii) in each case, each of their respective successors, transferees and assigns.

      "Security and Pledge Agreement" means, as the context may require, the Holdings Pledge Agreement, the Borrower Security and Pledge Agreement and/or the Subsidiary Security and Pledge Agreement.

      "Shares" is defined in the first recital.

      "Solvent" means, with respect to any Person and its Subsidiaries on a particular date, that on such date (i) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (ii) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay such debts and liabilities as the same mature, and (iv) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

      "SPC" is defined in clause (f) of Section 11.11.

      "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

      "Stated Expiry Date" is defined in Section 2.6.

      "Stated Maturity Date" means (i) with respect to all Term Loans, the seventh anniversary of the Closing Date, and (ii) with respect to all Revolving Loans and Swing Line Loans, the fifth anniversary of the Closing Date; provided that if the Merger does not occur within 180 days after the Closing Date, the Stated Maturity Date for the Term Loans, Revolving Loans and Swing Line Loans shall be the date that is the one and one-half year anniversary of the Closing Date.

      "Subordinated Debt" means unsecured subordinated Indebtedness of any Obligor in respect of the New Notes, any Permitted Seller Notes, Qualifying Subordinated Debt or Indebtedness incurred pursuant to clause (o) of Section 7.2.2.

      "Subordination Provisions" is defined in Section 8.1.11.

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity ("Other Person") of which more than 50% of the outstanding Voting Stock of such Other Person (irrespective of whether at the time Capital Stock of any other class or classes of such Other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

      "Subsidiary Guarantor" means each Subsidiary of the Borrower which has executed and delivered to the Administrative Agent the Subsidiary Guaranty (or a supplement thereto).

      "Subsidiary Guaranty" means the subsidiary guaranty executed and delivered by Subsidiaries of the Borrower pursuant to this Agreement, substantially in the form of Exhibit F-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Subsidiary Security and Pledge Agreement" means the Security and Pledge Agreement executed and delivered by an Authorized Officer of each Subsidiary Guarantor pursuant to this Agreement, substantially in the form of Exhibit G-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Supplemental Indenture" means the First Supplemental Indenture, dated as of April 4, 2002, between AMI and The Bank of New York Trust Company of Florida, N.A.

      "Surviving Corporation" is defined in the first recital.

      "Swing Line Lender" means the Administrative Agent, in its capacity as the Swing Line Lender.

      "Swing Line Loan" is defined in Section 2.1.1.

      "Swing Line Loan Commitment" is defined in Section 2.1.1.

      "Swing Line Loan Commitment Amount" means, on any date, $10,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

      "Swing Line Note" means a promissory note of the Borrower payable to the Swing Line Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Syndication Agent" is defined in the preamble.

      "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

      "Taxes" means any and all income, stamp or other taxes, duties, levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest and penalties with respect thereto.

      "Tender Offer" is defined in the first recital.

      "Tender Offer Closing Date" is defined in the third recital.

      "Tender Offer Consideration" is defined in the first recital.

      "Term Loan" is defined in Section 2.1.3.

      "Term Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term Loans pursuant to Section 2.1.3.

      "Term Loan Commitment Amount" means, on any date, $125,000,000.

      "Term Loan Commitment Termination Date" means the earliest of (i) the Closing Date (immediately after the making of the Term Loans on such date), and
(ii) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in clause (ii), the Term Loan Commitments shall terminate automatically and without any further action.

      "Term Loan Escrow" is defined in the fourth recital.

      "Term Loan Escrow Agreement" is defined in Section 7.1.7.

      "Term Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Term Percentage" means, relative to any Lender, the applicable percentage relating to Term Loans set forth below its signature on the signature pages hereto opposite the reference to "Term Loan Commitment" or set forth in a Lender Assignment Agreement under the Term Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to
Section 11.11. A Lender shall not have any Term Loan Commitment if its percentage under the Term Loan Commitment column is zero.

      "Termination Date" means the date on which all Obligations (other than any indemnities that are not then due and payable) have been paid in full in cash, all Letters of Credit have been terminated, expired or Cash Collateralized and all Commitments shall have terminated.

      "Total Debt" means, on any date, without duplication, the outstanding principal amount of all Indebtedness of Holdings and its Subsidiaries of the type referred to in clause (a), clause (b) (excluding obligations relative to the face amount of letters of credit to the extent such face amount has not been drawn or, if drawn, to the extent the amount of such drawing has been reimbursed to the issuer thereof by the obligor with respect thereto), clause (c), clause
(e) (but, in the case of such clause (e), only to the extent accounted for as debt on a balance sheet in accordance with GAAP), clause (f) and clause (g), in each case of the definition of "Indebtedness", and any Contingent Liability in respect of any of the foregoing; provided that (i) Indebtedness in respect of paid-in-kind interest on the Bridge Loans shall not be included in the calculation of Total Debt and (ii) Indebtedness of the type described in clause
(o) of Section 7.2.2 or incurred in respect of Permitted Seller Notes and Qualifying Subordinated Debt shall not be included in the calculation of Total Debt to the extent that such notes and/or debt (x) are issued by Holdings and are not guaranteed by any Subsidiary of Holdings and (y) do not provide for any scheduled repayments or mandatory prepayments or redemptions of the principal thereof prior to the first anniversary of the latest Stated Maturity Date for any Tranche then in effect of all Loans or for any payment of cash interest or regularly accruing fees with respect thereto prior to such anniversary.

      "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Commitments.

      "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit C to the applicable Security and Pledge Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Tranche" means, as the context may require, the Loans constituting Term Loans, Revolving Loans or Swing Line Loans.

      "Transaction" is defined in the third recital.

      "type" means, relative to any Loan, the portion thereof, if any, being maintained as an Alternate Base Rate Loan or a Eurodollar Loan.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

      "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

      "Unsecured Transaction Debt" means any Indebtedness (other than the Obligations) of Holdings, Mergerco, the Borrower or any other Obligor incurred in connection with the financing of the Acquisition (including the Tender Offer and the Merger), whether in respect of the Bridge Loans, the New Notes or any other Indebtedness issued in exchange or substitution therefor pursuant to the terms thereof, as amended or otherwise modified pursuant to this Agreement.

      "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the managing body of such Person.

      "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(l) of ERISA.

      "wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the outstanding common stock (or similar equity interest) of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by such Person. Unless the context otherwise requires, the term "wholly-owned Subsidiary" shall be a reference to a wholly-owned Subsidiary of the Borrower.

      SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule, and each notice and other communication delivered from time to time in connection with any Loan Document.

      SECTION 1.3. Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4. Accounting and Financial Determinations.

            (a) Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles in the United States ("GAAP") applied in the preparation of the Borrower's financial statements for its Fiscal Year ended December 31, 2001, subject to any changes or amendments to GAAP in effect as of January 1, 2002. Unless otherwise expressly provided all financial covenants and defined financial terms shall be computed on a consolidated basis for Holdings and its Subsidiaries (including AMI), in each case without duplication.

            (b) For purposes of computing the Leverage Ratio, the Interest Coverage Ratio and the Fixed Charge Ratio (under Section 7.2.4), such ratios (and any financial calculations or components required to be made or included therein, including EBITDA) shall be determined on a Pro Forma Basis.

                                   ARTICLE II
  COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, Notes AND LETTERS OF CREDIT

      SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and each Issuer severally agree to make Credit Extensions as set forth below.

      SECTION 2.1.1. Revolving Loan Commitment and Swing Line Loan Commitment. From time to time on any Business Day occurring on and after the Closing Date but prior to the Revolving Loan Commitment Termination Date, (i) each Lender agrees that it will make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Revolving Loan Percentage of the aggregate amount of each Borrowing of Revolving Loans requested by the Borrower to be made on such day, and (ii) the Swing Line Lender agrees that it will make loans (its "Swing Line Loans") to the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day. The Commitment of each such Revolving Loan Lender described above is herein referred to as its "Revolving Loan Commitment", and the Commitment of the Swing Line Lender described above is herein referred to as its "Swing Line Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans and Swing Line Loans. No Revolving Loan Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans of such Revolving Loan Lender, together with such Lender's Revolving Loan Percentage of the aggregate amount of all Swing Line Loans and Letter of Credit Outstandings, would exceed such Lender's Revolving Loan Percentage of the then existing Revolving Loan Commitment Amount. Furthermore, the Swing Line Lender shall not be permitted or required to make Swing Line Loans if, after giving effect thereto, the aggregate outstanding principal amount of all Swing Line Loans would exceed (x) the then existing Swing Line Loan Commitment Amount or (y) when combined with the aggregate outstanding principal amount of Revolving Loans and Letter of Credit Outstandings, the then existing Revolving Loan Commitment Amount.

      SECTION 2.1.2. Letter of Credit Commitment. From time to time on any Business Day occurring on and after the Closing Date but prior to the Revolving Loan Commitment Termination Date, each Issuer agrees that it will (i) issue one or more trade letters of credit or standby letters of credit (each a "Letter of Credit") for the account of the Borrower or any Subsidiary in the Stated Amount requested by the Borrower on such day, or (ii) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder. No Stated Expiry Date shall extend beyond the earlier of (x) 30 days prior to the Revolving Loan Commitment Termination Date in the case of trade Letters of Credit or 10 days prior to the Revolving Loan Commitment Termination Date in the case of standby Letters of Credit and (y) unless otherwise agreed to by the respective Issuer in its sole discretion, 364 days from the date of such issuance or extension. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the Revolving Loan Commitment Amount.

      SECTION 2.1.3. Term Loan Commitment. In a single drawing on any Business Day occurring on or prior to the Term Loan Commitment Termination Date, each Lender that has a Term Loan Commitment agrees that it will make loans (relative to such Lender, its "Term Loans") to the Borrower equal to such Lender's Term Loan Percentage of the aggregate amount of the Borrowings of Term Loans requested by the Borrower to be made on such day. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

      SECTION 2.2. Reduction of the Commitment Amounts. The Borrower may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the amount of the Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount, the Letter of Credit Commitment Amount or the Term Loan Commitment Amount on the Business Day so specified by the Borrower; provided that all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount and (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount or, in the absence of such direction, pro rata based upon the respective amounts thereof) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuers.

      SECTION 2.3. Borrowing Procedures. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

      SECTION 2.3.1. Borrowing Procedures. In the case of Loans other than Swing Line Loans, by delivering a Borrowing Request to the Administrative Agent not later than 2:00 p.m. on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice in the case of Alternate Base Rate Loans, or three Business Days' notice in the case of Eurodollar Loans, and in either case not more than five Business Days' notice, that a Borrowing be made, in the case of either Eurodollar Loans or Alternate Base Rate Loans, in a minimum amount of either $1,000,000 and in an integral multiple of $100,000 or the unused amount of the applicable Commitment; provided that, subject to the Borrower's right to convert such Loans to Eurodollar Loans pursuant to Section 2.4, all of the Loans made on the Closing Date shall be made as Alternate Base Rate Loans. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. In the case of Loans other than Swing Line Loans, not later than 1:00 p.m. on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall promptly make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

      SECTION 2.3.2. Swing Line Loan Borrowing Procedures. In the case of Swing Line Loans:

            (a) By telephonic notice to the Swing Line Lender not later than 12:00 noon on a Business Day (followed (within one Business Day) by the delivery of a confirming Borrowing Request), the Borrower may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $500,000 and in an integral multiple of $100,000. All Swing Line Loans shall be made as Alternate Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender to the Borrower by wire transfer to the account the Borrower shall have specified in its notice therefor not later than 4:00 p.m. on the Business Day telephonic notice is received by the Swing Line Lender.

            (b) If (i) any Swing Line Loan shall be outstanding for more than three Business Days, (ii) any Swing Line Loan is or will be outstanding on a date when the Borrower requests that a Revolving Loan be made, or (iii) any Default shall occur and be continuing, then each Revolving Loan Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender, make a Revolving Loan (which shall initially be funded as an Alternate Base Rate Loan) in an amount equal to such Lender's Revolving Loan Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"). Not later than 1:00 p.m. on the first Business Day following receipt by each Revolving Loan Lender of a request to make Revolving Loans as provided in the preceding sentence, each Revolving Loan Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the Revolving Loan Lenders make the above referenced Revolving Loans the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, Revolving Loans in an amount equal to the Swing Line Lender's Revolving Loan Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause (b), the amount so funded shall become outstanding under such Revolving Loan Lender's Revolving Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause (b) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made. Each Revolving Loan Lender's obligation to make the Revolving Loans referred to in this clause (b) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent not later than 2:00 p.m. on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of conversions into Alternate Base Rate Loans, or three Business Days' notice in the case of continuations of or conversions into Eurodollar Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $1,000,000 and in an integral multiple of $100,000 be, in the case of Alternate Base Rate Loans, converted into Eurodollar Loans or be, in the case of Eurodollar

Loans, converted into Alternate Base Rate Loans or continued as Eurodollar Loans (in the absence of delivery of a Continuation/ Conversion Notice with respect to any Eurodollar Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically convert to an Alternate Base Rate Loan); provided that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurodollar Loans when any Payment Default or Event of Default has occurred and is continuing to the extent the Administrative Agent or Required Lenders have notified the Borrower that the occurrence and continuance of such Payment Default or Event of Default shall prevent the Borrower from so continuing or converting such Loans.

      SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Loan; provided that such Eurodollar Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Loans by purchasing Dollar deposits in its Eurodollar Office's interbank eurodollar market (as such office may be changed from time to time pursuant to Section 4.11 or otherwise).

      SECTION 2.6. Letter of Credit Issuance Procedures. By delivering to the Administrative Agent an Issuance Request not later than 12:00 noon on a Business Day, the Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit (in each case, unless a shorter notice period is agreed to by the applicable Issuer, in its sole discretion), that such Issuer issue, or extend the Stated Expiry Date of, a Letter of Credit on behalf of the Borrower (whether issued for the account of or on behalf of the Borrower or any Subsidiary) in such form as may be requested by the Borrower and approved by such Issuer (such approval not to be unreasonably withheld), solely for the purposes described in Section 7.1.7. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary) and shall be obligated to reimburse the Issuer of such Letter of Credit in accordance with the reimbursement provisions herein. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) 30 days prior to the Revolving Loan Commitment Termination Date in the case of standby Letters of Credit or 10 days prior to the Revolving Loan Commitment Termination Date in the case of trade Letters of Credit or (ii) (unless otherwise agreed to by the applicable Issuer, in its sole discretion), 364 days from the date of its issuance. The Issuer of a Letter of Credit hereunder will make available to the beneficiary thereof the original of such Letter of Credit which it issues.

      SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit, and without further action, each Revolving Loan Lender (other than the Issuer thereof) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage of such Letter of Credit, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage of such Letter of Credit, be responsible for reimbursing within one Business Day such Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Revolving Loan Lender shall be entitled to receive its Revolving Loan Percentage of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section 2.6.2 with respect to any Reimbursement Obligation. To the extent that any Revolving Loan Lender has reimbursed an Issuer of a Letter of Credit for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

      SECTION 2.6.2. Disbursements. Each Issuer of a Letter of Credit hereunder will notify the Borrower and the Administrative Agent promptly of the presentment for payment of such Letter of Credit, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, such Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Not later than 12:00 noon on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of such Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit in good faith, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Alternate Base Rate Loans (with the then Applicable Margin for Revolving Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse each Issuer upon each Disbursement by such Issuer of a Letter of Credit made by such Issuer in good faith, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary).

      SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse each Issuer hereunder with respect to each Disbursement (including interest thereon) under Letters of Credit issued by such Issuer, and, upon the failure of the Borrower to reimburse such Issuer therefor, each Revolving Loan Lender's obligation under
Section 2.6.1 to reimburse such Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Revolving Loan Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in an Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit so long as such Disbursement is made in good faith; provided that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

      SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default under Section 8.1.9 or, upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower of its obligations under this Section, at any time following the occurrence and during the continuation of any other Event of Default, (i) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the applicable Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed), and (ii) the Borrower shall be immediately obligated to deposit with the Administrative Agent the amount deemed to have been so paid or disbursed by the Issuers. Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of actual Reimbursement Obligations not arising by operation of this Section 2.6.4.

      SECTION 2.6.5. Nature of Reimbursement Obligations. Each Obligor and, to the extent set forth in Section 2.6.1, each Revolving Loan Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own bad faith, gross negligence or willful misconduct) shall be responsible for:

            (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

            (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

            (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier, cable, telegraph, telex or otherwise; or

            (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

      SECTION 2.7.      Register; Notes.

            (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (c) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

            (b) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause (b), to maintain a register (the "Register") in which the Administrative Agent will record each Lender's Commitments, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 11.11. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (c) the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment and/or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor and assignee thereof. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

            (c) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Revolving Note, Term Note and/or Swing Line Note evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided that the failure of any Lender to make any such notations or any error in any such notation shall not limit or otherwise affect any

      Obligations of any Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 11.11) be represented by one or more Notes payable to the order of the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                                  ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 3.1. Repayments and Prepayments; Application. The Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

      SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

            (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

                  (i) Loans (other than Swing Line Loans); provided that (A) any such prepayment of the Term Loans shall be made pro rata among Term Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term Loans, (to be applied as set forth in Section 3.1.2), and any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans; (B) all such voluntary prepayments shall require at least one but no more than five Business Days' prior written notice to the Administrative Agent; and (C) all such voluntary partial prepayments shall be, in the case of Eurodollar Loans, in an aggregate minimum amount of $1,000,000 and in an integral multiple of $100,000 and, in the case of Alternate Base Rate Loans, in an aggregate minimum amount of $1,000,000 and in an integral multiple of $100,000; and

                  (ii) Swing Line Loans; provided that (A) all such voluntary prepayments shall require prior telephonic notice to the Swing Line Lender not later than 2:00 p.m. on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter); and (B) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and in an integral multiple of $100,000.

            (b) On each date when the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Borrower shall make a mandatory prepayment of Revolving Loans or Swing Line Loans (or both) and, if necessary, Cash Collateralize Letter of Credit Outstandings, in an aggregate amount equal to such excess.

            (c) With respect to the Term Loans, (i) on each Quarterly Payment Date occurring during the period commencing on (and including) December 31, 2002 through and including June 30, 2008, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans in an aggregate amount equal to $312,500, and (ii) on each Quarterly Payment Date occurring thereafter and on the Stated Maturity Date for Term Loans, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans in an aggregate amount equal to $29,453,125 (in each case as such amounts may have been reduced pursuant to clause (b) of Section 3.1.2).

            (d) Following the receipt by Holdings or any of its Subsidiaries of any Casualty Proceeds in excess of $1,000,000 (individually or in the aggregate when taken together with all other Casualty Proceeds and all Net Disposition Proceeds) over the course of a Fiscal Year, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Casualty Proceeds and make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Casualty Proceeds within 30 days of the receipt thereof to be applied as set forth in Section 3.1.2; provided that no mandatory prepayment on account of Casualty Proceeds shall be required under this clause if the Borrower informs the Administrative Agent in writing no later than 30 days following receipt of such Casualty Proceeds of its or such Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property and the Borrower or such Subsidiary in fact uses such Casualty Proceeds to rebuild or replace such assets or property within 360 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 360-day period being applied to the repayment of Term Loans pursuant to Section 3.1.2; provided, further, that at any time when any Payment Default or Event of Default shall have occurred and be continuing, all Casualty Proceeds (together with Net Disposition Proceeds not applied as provided in clause
      (e) below) shall be deposited in an account maintained with the Administrative Agent to pay for such rebuilding, replacement or use whenever no Payment Default or Event of Default is then continuing or except as otherwise agreed to by the Administrative Agent for disbursement at the request of the Borrower or such Subsidiary, as the case may be.

            (e) Following the receipt by Holdings or any of its Subsidiaries of any Net Disposition Proceeds in excess of $1,000,000 (individually or in the aggregate when taken together with all other Net Disposition Proceeds and all Casualty Proceeds) over the course of a Fiscal Year, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds and make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds within one Business Day of the receipt thereof to be applied as set forth in Section 3.1.2; provided that no mandatory prepayment on account of Net Disposition Proceeds shall be required under this clause (e) either (i) if the Borrower informs the Administrative Agent in writing promptly following the receipt of such Net Disposition Proceeds of its or such Subsidiary's good faith intention to reinvest such Net Disposition Proceeds in assets or property that will be used or useful in its business and the Borrower or such Subsidiary in fact so reinvests such Net Disposition Proceeds within 360 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds not so reinvested after such 360-day period being applied to the repayment of Term Loans pursuant to Section 3.1.2 or (ii) to the extent of the outstanding aggregate principal amount of the Bridge Loans, if such Net Disposition Proceeds are in respect of the AmerCable Disposition, so long as such Net Disposition Proceeds are applied to repay the Bridge Loans or, if the Merger Closing Date has not yet then occurred, deposited in an account maintained with the Administrative Agent pending application to repayment of the Bridge Loans on the Merger Closing Date; provided further that at any time when any Payment Default or Event of Default shall have occurred and be continuing, all Net Disposition Proceeds (together with Casualty Proceeds not applied as provided in clause (d) above) shall be deposited in an account maintained with the Administrative Agent to be so used whenever no Payment Default or Event of Default is then continuing or except as otherwise agreed to by the Administrative Agent for disbursement at the request of the Borrower.

            (f) No later than five Business Days following the delivery of its annual audited financial reports required pursuant to clause (b) of
      Section 7.1.1, the Borrower shall deliver to the Agents a calculation of the Excess Cash Flow for the Fiscal Year then last ended and make a mandatory prepayment of the Term Loans in an amount equal to the applicable ECF Percentage of Excess Cash Flow (if any) for such Fiscal Year, to be applied as set forth in Section 3.1.2.

            (g) Concurrently with the receipt by Holdings, the Borrower or any Subsidiary of any Net Debt Proceeds, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Debt Proceeds, and make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Debt Proceeds to be applied as set forth in
      Section 3.1.2; provided that no such mandatory prepayment with respect to any such Net Debt Proceeds received after the Closing Date shall be required to the extent (but only to the extent) such Net Debt Proceeds are received from the issuance of Unsecured Transaction Debt and are used for purposes of paying or prepaying Bridge Loans.

            (h) Concurrently with the receipt by Holdings of any Net Equity Proceeds, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such

      Net Equity Proceeds and make a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Equity Proceeds to be applied as set forth in Section 3.1.2; provided that no such mandatory prepayment with respect to any such Net Equity Proceeds shall be required (i) to the extent such Net Equity Proceeds are used solely to repay or prepay outstanding Bridge Loans (together with all breakage costs and related fees and expenses (if any) payable under the Bridge Loan Agreement) or
      (ii) if the Leverage Ratio was less than 2.00:1 as of the last day of the most recent Fiscal Quarter for which a Compliance Certificate was delivered pursuant to clause (c) of Section 7.1.1.

            (i)   Immediately upon any acceleration of any Loans pursuant to
      Section 8.2 or Section 8.3, the Borrower shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

      SECTION 3.1.2. Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

            (a) Subject to clause (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Alternate Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as Eurodollar Loans.

            (b)   Each prepayment of Term Loans made pursuant to clauses (a),
      (d), (e), (f), (g) and (h) of Section 3.1.1 shall be applied (i) first, to a mandatory prepayment of the outstanding principal amount of all Term Loans (with the amount of such prepayment of the Term Loans being applied to the remaining scheduled amortization payments of the Term Loans, pro rata against such remaining Term Loan amortization payments, unless the Borrower notifies the Administrative Agent, in writing, at the time of such mandatory prepayment, of its election to apply such amounts (in which event such amounts will be applied) in direct order of such scheduled amortization payments, and (ii) second, once all Term Loans have been repaid in full, to the repayment of any outstanding Revolving Loans (with no corresponding reduction to the Revolving Loan Commitment Amount).

      SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable by the Borrower in accordance with the terms set forth below.

      SECTION 3.2.1. Rates. Subject to Section 2.3.2, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum (i) on that portion maintained from time to time as an Alternate Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; provided that Swing Line Loans shall always accrue interest at the then effective Applicable Margin for Revolving Loans maintained as Alternate Base Rate Loans, and (ii) on that portion maintained as a Eurodollar Loan, during each

Interest Period applicable thereto, equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin. All Eurodollar Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Loan.

      SECTION     3.2.2. Post-Maturity Rates. After the date any principal
amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay interest (after as well as before judgment) on such delinquent amounts at a rate per annum equal to 2% plus the higher of (i) the Alternate Base Rate from time to time in effect plus the Applicable Margin for Alternate Base Rate Loans and (ii) the rate otherwise applicable to such Loan or other monetary Obligation.

      SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

            (a)   on the Stated Maturity Date therefor;

            (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

            (c) with respect to Alternate Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

            (d) with respect to Eurodollar Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);

            (e) with respect to any Alternate Base Rate Loans converted into Eurodollar Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

            (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

            SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth below. Except as otherwise provided in the Agents' Fee Letter, all such fees shall be non-refundable.

            SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Loan Lender, for the period (including any portion thereof when the Revolving Loan Commitment is suspended by reason of the Borrower's inability to satisfy any condition of
Section 5.1 or 5.2) commencing on the Closing Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee, in each case on such Lender's Revolving Loan Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings). All commitment fees payable pursuant to this Section shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Closing Date and on the Revolving Loan Commitment Termination Date. Payments by the Borrower to the Swing Line Lender in respect of accrued interest on any Swing Line Loan shall be net of the commitment fee payable in respect of the Swing Line Lender's Revolving Loan Commitment (or, in the case such Revolving Loan Commitment exceeds the aggregate principal amount of such Swing Line Loan, the portion of such Revolving Loan Commitment equal to such aggregate principal amount) for the period during which such Swing Line Loan was outstanding.

      SECTION 3.3.2. Agents' Fee. The Borrower agrees to pay the fees in the amounts and on the dates set forth in the Agents' Fee Letter.

      SECTION 3.3.3. Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of each Revolving Loan Lender, a Letter of Credit fee in an amount per annum equal to the then effective Applicable Margin for Revolving Loans maintained as Eurodollar Loans, multiplied by the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Revolving Loan Commitment Termination Date. The Borrower further agrees to pay to each Issuer (subject to the proviso to this sentence) quarterly in arrears on each Quarterly Payment Date following the date of each issuance and extension of each Letter of Credit issued or extended by such Issuer and on the Revolving Loan Commitment Termination Date, a facing fee in an amount equal to 1/8 of 1% per annum on the Stated Amount of such Letter of Credit; provided that, if on the date any Letter of Credit is issued and on each anniversary thereof the facing fee which would accrue with respect to such Letter of Credit over the succeeding 365 days (assuming such Letter of Credit would remain undrawn until its Stated Expiry
Date) would be less than $500, the Borrower shall pay such Issuer a facing fee of $500 with respect to such Letter of Credit in advance on the date of such issuance or anniversary. In addition to the fees described in the preceding two sentences of this Section 3.3.3, the Borrower agrees to pay to each Issuer its customary processing fees for issuing, modifying and making payment under each Letter of Credit issued by it.

                                   ARTICLE IV
                     CERTAIN EURODOLLAR AND OTHER PROVISIONS

      SECTION 4.1. Eurodollar Lending Unlawful. If any Lender shall in good faith determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a Eurodollar Loan, the obligations of such Lender to make, continue or convert any such Eurodollar Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding Eurodollar Loans payable to such Lender shall automatically convert into Alternate Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

      SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

            (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in the interbank eurodollar market; or

            (b) by reason of circumstances affecting the interbank eurodollar market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Loans;

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, Eurodollar Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 4.3. Increased Eurodollar Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, such Lender's Commitments hereunder in respect of Eurodollar Loans (including the making, continuing or maintaining (or of such Lender's obligation to make or continue) any Eurodollar Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, stating, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Loan (but excluding any loss of margin after the date of the relevant conversion, repayment, prepayment or failure to borrow, continue or convert) as a result of

            (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article III or otherwise;

            (b) any Loans not being made as Eurodollar Loans in accordance with the Borrowing Request therefor; or

            (c) any Loans not being continued as, or converted into, Eurodollar Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its good faith discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Lender to the Borrower, the Borrower shall within five days following receipt of such notice pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts and setting forth in reasonable detail the calculation thereof shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable; provided that such Lender may not impose materially greater costs on the Borrower than on any similarly situated borrower by virtue of any such averaging or attribution method.

      SECTION 4.6. Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

            (a) Any and all payments by the Borrower under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are required by any law or Governmental Authority to be deducted or withheld from any payment required to be made by the Borrower to or on behalf of the Administrative Agent or any Lender under any Loan Document, then:

                  (i) subject to clause (f), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

                  (ii) the Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

            (b) In addition, the Borrower shall pay any and all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

            (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof (or, if such copy or copy thereof is not available from the relevant taxing authority within 45 days of such payment being due, within 5 days of the day on which such copy or copy thereof is first available from the relevant taxing authority)), evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

            (d) Subject to clause (f), the Borrower shall indemnify each Agent and each Lender for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Agent or Lender (whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority). Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Agent or Lender, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided that no Agent or Lender shall be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify each Agent and each Lender for any incremental Taxes that may become payable by such Agent or Lender as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority (except to the extent such incremental Taxes result solely from the failure of the Secured Party to give notice to the Borrower of Taxes subject to indemnity under this clause (d) and the Borrower did not otherwise have knowledge of such Taxes) or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Agent or Lender or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Agent or Lender makes written demand therefor. The Borrower acknowledges that any payment made to any Agent or Lender or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

            (e) Each Non-Domestic Lender, on or prior to the date on which such Non-Domestic Lender becomes a Lender hereunder, shall deliver to the Borrower and the Administrative Agent either

                  (iii) two materially accurate and duly completed copies of either (A) Internal Revenue Service Form W-8BEN claiming benefits of an income tax treaty (or an applicable successor form) or (B) Internal Revenue Service Form W-8ECI (or an applicable successor form); or

                  (iv) in the case of a Non-Domestic Lender that is not legally entitled to deliver either form listed in clause (e)(i), (x) a certificate of a duly authorized officer of such Non-Domestic Lender to the effect that such Non-Domestic Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of
            Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate"), (y) two materially accurate and duly completed copies of Internal Revenue Service Form W-8BEN (or applicable successor form) and (z) such forms that establish a complete exemption from United States withholding tax with respect to any payment hereunder other than principal and interest.

      In addition, each Non-Domestic Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower or the Administrative Agent two materially accurate and duly completed original signed replacement copies of, as applicable, such form or forms and an Exemption Certificate, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or Exemption Certificate.

            (f) The Borrower shall not be obligated to gross up any payments to any Agent or any Lender pursuant to clause (a)(i), or to indemnify any Agent or any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of any Agent or Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Agent or Lender, pursuant to clause (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by such Agent or such Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Agent or Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided that the Borrower shall be obligated to gross up any payments, excluding payments other than principal and interest made to a Non-Domestic Lender providing forms under clause (e)(ii), to any such Agent or Lender pursuant to clause
      (a)(i), and to indemnify any such Agent or Lender pursuant to clause (d), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any case law, revenue ruling or notice or pronouncement by a Governmental Authority interpreting any of the foregoing occurring after the Closing Date, which change rendered such Agent or Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect or (ii) the obligation to gross up payments to any such Agent or Lender pursuant to clause (a)(i) or to indemnify any such Agent or Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrower.

            (g) If the Administrative Agent or any Lender receives a refund in respect of Taxes as to which it has been grossed up by the Borrower pursuant to clause (a)(i) or indemnified by the Borrower pursuant to clause (d) and the Administrative Agent or the Lender, as applicable, determines in its sole, good faith judgment that such refund is attributable to such gross up or indemnification, then the Lender or the Administrative Agent, as the case may be, shall pay such amount to the Borrower as the Lender or the Administrative Agent determines to be the proportion of the refund as will leave it, after such payment, in no better or worse financial position with respect to Tax liabilities and related expenses than it would have been in absent such payment. Neither the Lenders nor the Administrative Agent shall be obligated to disclose information regarding its tax affairs or computations to the Borrower in connection with this clause (g) or any other provision of this Section 4.6.

      SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Administrative Agent and the Lenders entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 12:00 noon on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest (including interest on Eurodollar Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on an Alternate Base Rate Loan, 365 days or, if appropriate, 366 days). Payments due on a day other than a Business Day shall (except as otherwise required by clause (iii) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

      SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to
(b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 4.9. Setoff. Each Agent and each Lender shall, upon the occurrence and during the continuance of any Event of Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Agent and each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with each Agent and each Lender; provided that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Agent and each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by each Agent and each Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent and each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Agent and such Lender may have.

      SECTION 4.10. Replacement of Lenders. If any Lender (an "Affected Lender") (x) makes a demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6 (and the payment of such amounts are more onerous in the reasonable judgment of the Borrower than with respect to the other Lenders), or gives notice pursuant to
Section 4.1 requiring a conversion of such Affected Lender's Eurodollar Loans to Alternate Base Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, Eurodollar Loans, or (y) is then subject to a Lender Default, the Borrower may, within 30 days of receipt by the Borrower of such demand or notice, as the case may be, give notice (a "Replacement Notice") in writing to the Agents and such Affected Lender of its intention to replace such Affected Lender with a financial institution or other Person (a "Replacement Lender") designated in such Replacement Notice; provided that no Replacement Notice may be given by the Borrower and no such replacement may occur if (i) such replacement conflicts or would conflict with any applicable law or regulation, (ii) unless the Agents otherwise consent, any Event of Default shall have occurred and be continuing at the time of the giving of such notice or the time of such replacement or (iii) prior to the giving of such notice or the time of any such replacement, such Lender, in the Borrower's reasonable judgment, shall have taken any necessary action under Section 4.3,
4.5 or 4.6 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.3, 4.5 or 4.6 or shall have cured the failure or other event that resulted in any relevant Lender Default. If the Administrative Agent shall, in the exercise of its reasonable discretion and within five Business Days of its receipt of such Replacement Notice, notify the Borrower and such Affected Lender in writing that the Replacement Lender is satisfactory to the Administrative Agent (such consent not being required where the Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due to the Affected Lender pursuant to
Section 4.4, assign, in accordance with Section 11.11, all of its Commitments, Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) to such Replacement Lender; provided that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender,
(ii) the purchase price paid by such Replacement Lender shall be in the amount of such Affected Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder and
(iii) the Borrower shall pay to the Affected Lender and the Administrative Agent to the extent so requested all reasonable out-of-pocket expenses incurred by the Affected Lender and the Agents in connection with such assignment and assumption (including the processing fees described in Section 11.11). Upon the Closing Date of an assignment described above, the Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

      SECTION 4.11. Change of Lending Office. Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.4, 4.5 or 4.6, or if any introduction or change of the type described in Section 4.1 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 4.3, 4.4, 4.5 or 4.6, or would eliminate or reduce the effect of any introduction or change described in Section 4.1.

                                   ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

      SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, each Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1; provided that each condition precedent set forth in this Article V that can only be satisfied upon the funding of the initial Credit Extension hereunder shall be deemed to be satisfied immediately prior to such funding, provided that all other actions or events required to have been taken or to have occurred in order for such condition to be satisfied shall have been taken or have occurred at or prior to such time and that all other actions and events required not to have occurred in order for such condition to be satisfied shall not have occurred at or prior to such time.

      SECTION 5.1.1. Resolutions, etc. The Agents shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated the Closing Date, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

            (a) resolutions of each such Person's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transaction applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

            (b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person (each, an "Authorized Officer"); and

            (c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

      SECTION 5.1.2. Material Transaction Documents. None of the Material Transaction Documents (including the Acquisition Agreement) shall have been amended, supplemented, waived or otherwise modified in any material respect after the date of the Commitment Letter without the prior written consent of the Agents (which consent shall not be unreasonably withheld). The Agents shall have received (with copies for each Lender that has expressly requested copies thereof) fully executed copies of each of the Material Transaction Documents, certified to be true and complete copies thereof by an Authorized Officer of Holdings. The Material Transaction Documents shall be in full force and effect as of the Tender Offer Closing Date and the parties thereto shall be in full compliance therewith in all material respects.

      SECTION 5.1.3. Tender Offer Completed. On the Closing Date, Mergerco shall have accepted for purchase not less than the Minimum Shares, the Minimum Condition shall have been satisfied concurrently with the initial Credit Extension hereunder, and all other aspects of the Tender Offer required to be completed on the Closing Date shall have been consummated pursuant to the Material Transaction Documents. The Tender Offer and the financing thereof shall have been consummated in compliance with all applicable laws and regulations (including Regulation U of the F.R.S. Board) and shall not be subject to any injunction or similar order.

      SECTION 5.1.4. Debt Tender Offer. On the Closing Date, the Minimum Debt Tender Condition shall have been satisfied, and AMI shall have accepted for repurchase all Existing Notes tendered (and not withdrawn) by the holders thereof pursuant to the Debt Tender and Refinancing, and AMI shall have undertaken to pay to such holders all principal, interest and premiums then due and payable on or in respect of such Existing Notes as a result of the Debt Tender, the Refinancing or otherwise, in all cases in full and in cash with proceeds of the Term Loans, the Cash on Hand and, if necessary, the Additional Equity Investment.

      SECTION 5.1.5. Supplemental Indenture. The Agents shall have received a copy of the Supplemental Indenture in form and substance, reasonably acceptable to the Agents.

      SECTION 5.1.6. Antitakeover Statutes. The restrictions in Section 203 of the Delaware General Corporation Law (the "DGCL") shall be inapplicable to the acquisition of the Shares and to any subsequent transactions between Mergerco or any of its affiliates and the Borrower or any of its affiliates, and all conditions to avoiding the restrictions contained therein shall have been satisfied.

      SECTION 5.1.7. No Impediments to the Merger. The Agents shall be reasonably satisfied that, after giving effect to the consummation of the Tender Offer, there are no legal impediments to effecting the Merger under Section 251 or Section 253, as the case may be, of the DGCL, and the Merger can be consummated pursuant to the terms of the Acquisition Agreement.

      SECTION 5.1.8. Mergerco Debt Financing. Mergerco shall have received not less than $165,000,000 in aggregate gross proceeds from the Mergerco Debt Financing, which shall be on terms and conditions (including, as applicable, as to Subordination Provisions) and pursuant to documentation reasonably satisfactory to the Agents.

      SECTION 5.1.9. Equity Investment. Mergerco shall have received a Cash Equity Contribution from the Investors of not less than $159,500,000, which shall be on terms and conditions and pursuant to documentation reasonably satisfactory to the Agents.

      SECTION 5.1.10. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule (including all Indebtedness outstanding under the Existing Credit Agreement), together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the initial Credit Extension and the commitments in respect of such Indebtedness (including all commitments under the Existing Credit Agreement) shall have been terminated, and all Liens securing payment of any such Indebtedness have been released; provided that nothing herein shall limit the requirements of the condition precedent set forth above in Section 5.1.4. The Administrative Agent shall have received such releases of all Liens (except Permitted Liens) securing payment of any such Indebtedness as may have been reasonably requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Agents. Without limiting the foregoing, there shall have been delivered (i) properly executed termination statements (Form UCC-3 or such other termination statements as shall be required by local law) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Borrower and any of its Subsidiaries, or its predecessors in interest, in connection with any security interests created with respect to any Indebtedness listed on Item 7.2.2(b) of the Disclosure Schedule and the documentation related thereto, (ii) properly executed payoff letters with respect to any Indebtedness listed in Item 7.2.2(b) of the Disclosure Schedule, (iii) terminations of assignments of any security interest in, or Lien on, any patents, trademarks, copyrights or similar interests of the Borrower and any of its Subsidiaries, on which filings have been made to secure any Indebtedness listed on Item 7.2.2(b) of the Disclosure Schedule, (iv) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property of Holdings, the Borrower and any of their respective Subsidiaries, or their respective predecessors in interest, in each case to secure the obligations under any Indebtedness listed on Item 7.2.2(b) of the Disclosure Schedule, all of which shall be in form and substance reasonably satisfactory to the Agents and (v) all collateral owned by the Borrower and any of its Subsidiaries in the possession of any agent, collateral agent or trustee for the creditors under any Indebtedness listed on Item 7.2.2(b) of the Disclosure Schedule or any financial institution party to any agreement in respect of any such Indebtedness or any related agreement.

      SECTION 5.1.11. Closing Date Certificate. The Agents shall have received the Closing Date Certificate, dated the Closing Date and duly executed and delivered by an Authorized Officer of each of Holdings and AMI, in which certificate Holdings and AMI shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of such Person as of such date and, at the time such certificate is delivered such statements shall in fact be true and correct. All material documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Agents.

      SECTION 5.1.12. Delivery of Notes. The Agents shall have received, for the account of each Lender that has requested in writing two Business Days prior to the Closing Date a Note or Notes, such Lender's Note or Notes duly executed and delivered by an Authorized Officer of the Borrower.

      SECTION 5.1.13. Closing Fees, Expenses, etc. The Agents shall have received for their respective accounts, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable on or prior to the Closing Date in accordance with the Agents' Fee Letter and pursuant to Section
3.3 and, to the extent then invoiced, Section 11.3.

      SECTION 5.1.14. No Material Adverse Effect. Since December 31, 2001, there has been no change, development or event which, individually or when taken together with all other circumstances, changes or events, has had, or would reasonably be expected to have, a Material Adverse Effect.

      SECTION 5.1.15. Term Loan Escrow Account. The Agents shall have received, with counterparts for each Lender, the Term Loan Escrow Agreement, dated as of the Closing Date, duly executed and delivered by the Administrative Agent, the Borrower and the escrow agent thereunder.

      SECTION 5.1.16. Mergerco Guaranty. The Agents shall have received, with counterparts for each Lender, the Mergerco Guaranty, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of Mergerco.

      SECTION 5.1.17. Subsidiary Guaranty. The Agents shall have received, with counterparts for each Lender, the Subsidiary Guaranty, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each wholly-owned Domestic Subsidiary of the Borrower.

      SECTION 5.1.18. Solvency Certificate. The Agents shall have received, with counterparts for each Lender, a certificate duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated the Closing Date, in the form of Exhibit I attached hereto.

      SECTION 5.1.19. Security and Pledge Agreements. The Agents shall have received, with counterparts for each Lender, each Security and Pledge Agreement, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of each of Holdings, the Borrower and each Subsidiary Guarantor, as applicable, together with

            (a) certificates evidencing all of the issued and outstanding Capital Stock pledged pursuant to the applicable Security and Pledge Agreement, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any such shares of Capital Stock pledged pursuant to such Security and Pledge Agreement are uncertificated securities, the Administrative Agent shall have obtained "control" (as defined in the UCC) over such shares of Capital Stock) and such other instruments and documents as may be necessary under applicable law, in the reasonable opinion of the Administrative Agent, to perfect the first priority security interest of the Administrative Agent in such shares of Capital Stock;

            (b) all Intercompany Notes, if any, pledged pursuant to the Security and Pledge Agreement;

            (c) executed copies of Filing Statements naming each such Obligor as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the Uniform Commercial Code of all jurisdictions as the Administrative Agent may reasonably require to perfect the security interests of the Administrative Agent pursuant to the Security and Pledge Agreement;

            (d) executed copies of proper UCC termination statements (Form UCC-3), if any, necessary to release all Liens and other rights of any Person (i) in any collateral described in the applicable Security and Pledge Agreement previously granted by any Person, and (ii) securing any of the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule and required to be released pursuant to Section 5.1.10; and

            (e) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name each such Obligor (under its present name and any previous names under which it has done business during the five-year period prior to the Closing Date) as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to clause (c) above, together with copies of such financing statements (none of which shall cover collateral described in any Loan Document except to the extent being released pursuant to clause
      (d) above or constituting Permitted Liens.

The Agents shall be reasonably satisfied that (i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties in the collateral described above is a first priority (or local equivalent thereof) security interest subject only to Permitted Liens; and (ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document and Permitted Liens.

      SECTION 5.1.20. Patent Security Agreement, Copyright Security Agreement and Trademark Security Agreement. The Agents shall have received the Patent Security Agreement, the Copyright Security Agreement and the Trademark Security Agreement, as applicable, each dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Obligor that has delivered a Security and Pledge Agreement.

      SECTION 5.1.21. Mortgages. The Agents shall have received each Mortgage for each owned property, dated as of the Closing Date, duly executed and delivered by the applicable Obligor, together with

            (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, first priority perfected Lien (subject only to Liens permitted hereunder) against the properties purported to be covered thereby;

            (b) mortgagee's title insurance policies in favor of the Administrative Agent for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Administrative Agent, with respect to the property purported to be covered by each Mortgage, insuring the Mortgagor's title to such property and that the interests created by each Mortgage constitute valid first Liens thereon free and clear of all material defects and encumbrances other than as permitted hereunder or as otherwise approved by the Administrative Agent, and such policies shall also include, if required by the Administrative Agent and if available, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic's lien endorsement and such other endorsements as the Administrative Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

            (c) such other approvals, opinions or documents as the Administrative Agent may reasonably request with respect to such real property.

      SECTION 5.1.22. Perfection Certificate, Filing Agent, etc. The Agents shall have received Perfection Certificates, dated the Closing Date, duly executed and delivered by an Authorized Officer of each Obligor that is a party to a Collateral Document. All UCC financing statements (Form UCC-1) or other similar financing statements and UCC termination statements (Form UCC-3) (collectively, the "Filing Statements") required to be delivered on the Closing Date pursuant to the Loan Documents shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Agents (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing satisfactory to the Agents (i) the Filing Agent's receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Agents of the results of such submissions within 30 days following the Closing Date.

      SECTION 5.1.23. Insurance. The Agents shall have received insurance certificates, from one or more insurance companies reasonably satisfactory to the Agents, evidencing coverage required to be maintained pursuant to the Loan Documents.

      SECTION 5.1.24. Approvals. All material governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals necessary in connection with the consummation of the Acquisition and all other parts of the Transaction, and the related financings and other transactions contemplated hereby and thereby, shall have been duly obtained and all applicable waiting periods shall have expired without any action being taken by any competent authority that could restrain, prevent or impose any materially adverse conditions on the Acquisition or any other part of the Transaction or the continued operations of Holdings, the Borrower or any of their respective Subsidiaries.

      SECTION 5.1.25. Opinions of Counsel. The Agents shall have received opinions, dated the Closing Date and addressed to the Agents and all Lenders, from:

            (a) White & Case LLP, counsel to the Obligors, in form and substance reasonably satisfactory to the Agents;

            (b) Jones, Day, Reavis & Pogue, counsel to AMI, in form and substance reasonably satisfactory to the Agents;

            (c) Vinson & Elkins L.L.P., Texas local counsel to the Obligors on Texas real estate matters, in form and substance reasonably satisfactory to the Agents; and

            (d) Vorys, Sater, Seymor and Pease, Ohio local counsel to the Obligors on Ohio real estate matters, in form and substance reasonably satisfactory to the Agents.

      SECTION 5.2. All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to, and the satisfaction of, each of the conditions precedent set forth below.

      SECTION 5.2.1. Compliance with Warranties, No Default, etc. At the time of each Credit Extension and after giving effect thereto (i) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate to a specified earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) no Default shall have then occurred and be continuing.

      SECTION 5.2.2. Credit Extension Request, etc. Subject to Section 2.3.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1, are true and correct in all material respects.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Agents and the Lenders to enter into this Agreement and to make Credit Extensions hereunder, each of Holdings and the Borrower makes (as to itself and its Subsidiaries) the following representations, warranties and agreements as of the Closing Date (both before and after giving effect to the Credit Extensions occurring on such date and the Transaction and all references to the Agents and the Lenders herein and elsewhere in this Agreement, shall, unless otherwise specifically indicated, be references to the Agents and the Lenders after giving effect to the Transaction) and as of the date of each Credit Extension, which representations, warranties and agreements shall survive the execution and delivery of this Agreement and the Notes and the occurrence of each Credit Extension (with the occurrence of each Credit Extension being deemed to constitute a representation and warranty that the matters specified in this
Article VI are true and correct in all material respects on and as of the date of such Credit Extension unless such representations and warranties are stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

      SECTION 6.1. Organization, etc. Each of Holdings, the Borrower and each Subsidiary of the Borrower (i) is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, (ii) is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect) and (iii) has full corporate, partnership or limited liability company power and authority, as the case may be, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

      SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each such Obligor's participation in the consummation of all aspects of the Transaction, and the execution, delivery and performance by such Obligor of the agreements executed and delivered by it in connection with the Transaction are in each case within each such Person's corporate, partnership or limited liability company powers, as the case may be, have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, and, except as disclosed in Item
6.2 of the Disclosure Schedule, do not (i) contravene any (A) Obligor's Organic Documents, (B) material contractual restriction binding on or affecting any Obligor, (C) court decree or order binding on or affecting any Obligor or (D) material law or governmental regulation binding on or affecting any Obligor, or
(ii) result in, or require the creation or imposition of, any Lien on any Obligor's properties (except as permitted by this Agreement).

      SECTION 6.3. Government Approval, Regulation, etc. No material authorization or approval or other action by, and no material notice to or filing with, any Governmental Authority or other Person (other than those (x) that have been, or on the Closing Date, will be, or, in the case of Filing Statements delivered on the Closing Date, will be within 10 days of the Closing Date, duly obtained or made and which are, or on the Closing Date will be, or, in the case of Filing Statements delivered on the Closing Date, will be within 10 days of the Closing Date, in full force and effect and (y) that are contemplated or required to be made after the Closing Date in accordance with the terms of the Loan Documents and the Material Transaction Documents) is required for (i) the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party or (ii) the due execution, delivery and/or performance by any Obligor of the Material Transaction Documents to which each is a party, or (iii) the conduct of the business of the Borrower and its Subsidiaries as currently conducted following the Closing Date. Neither Holdings, the Borrower nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 6.4. Validity, etc. Each Loan Document and the Material Transaction Documents to which each Obligor is a party constitute, or will, on the due execution and delivery thereof by such Obligor, constitute, the legal, valid and binding obligations of such Obligor, enforceable against it in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

      SECTION 6.5. Financial Information. Holdings and the Borrower each represent and warrant that all balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information relating to Holdings furnished pursuant to Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

      SECTION 6.6. No Material Adverse Effect. There has been no event, occurrence, omission or change which has resulted in a Material Adverse Effect since December 31, 2001.

      SECTION 6.7. Litigation. There is no pending or, to the knowledge of the Borrower, threatened litigation, action or proceeding (i) affecting Holdings, the Borrower or any of their respective Subsidiaries or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, or (ii) which purports to affect the legality, validity or enforceability of any Loan Document.

      SECTION 6.8. Labor Matters. There is no labor strike, work stoppage, lockout or other work action or other labor controversy, and no such dispute or controversy is actually pending or, to Holdings', the Borrower's or any of their respective Subsidiaries' knowledge, threatened against or affecting Holdings, the Borrower of any of their respective Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.9.      Subsidiaries. Holdings has no Subsidiaries except for
(i) immediately prior to the Tender Offer Closing Date, Mergerco; and (ii) at all times thereafter, Mergerco, the Borrower and the Subsidiaries of the Borrower described in the succeeding sentence. The Borrower has no Subsidiaries, except those Subsidiaries (A) which are identified in Item 6.9 of the Disclosure Schedule, none of which are Foreign Subsidiaries, or (B) which are permitted to have been organized or acquired in accordance with the terms of this Agreement.
Item 6.9 of the Disclosure Schedule, as of the Closing Date, (i) lists, with respect to each Subsidiary, (A) the state or jurisdiction of such Subsidiary's incorporation or organization and (B) the percentage of shares of the Capital Stock of such Subsidiary owned by Holdings, the Borrower or another Subsidiary,
(ii) identifies each Subsidiary which is a Foreign Subsidiary and (iii) identifies each Subsidiary which is a Non-Material Subsidiary.

      SECTION 6.10. Ownership of Properties. Each of Holdings, the Borrower and each Subsidiary of the Borrower maintains (i) in the case of material owned real property, good and marketable fee title to, (ii) in the case of material owned personal property, good and valid title to, or (iii) in the case of material leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of such properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section
7.2.3. Item 6.10 of the Disclosure Schedule contains a complete and accurate description, by owner/lessor and location (by street address) of all owned and/or leased real properties as of the Closing Date (as supplemented from time to time with information provided by Holdings or the Borrower, as the case may be, in the Compliance Certificate delivered by Holdings or the Borrower, as the case may be, to the Agents pursuant to clause (c) of Section 7.1.1; provided that Item 6.10 shall not be required to be supplemented at any time other than such times as the Compliance Certificate is delivered or required to be delivered hereunder).

      SECTION 6.11. Taxes. The Borrower and each of their respective Subsidiaries has filed all material Tax returns and reports required by law to have been filed by it, has withheld all material Taxes that were required to be withheld in respect of compensation or other amounts paid to any employee or independent contractor (or, in the case of independent contractors, Holdings, the Borrower or the relevant Subsidiary has the right to indemnification with respect thereto) and has paid all material Taxes and governmental charges thereby shown or required to be due and owing, except any such Taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 6.12. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, (i) no steps have been taken to terminate any Pension Plan, (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA and (iii) no steps have been taken to effect a partial or complete withdrawal from any Multiemployer Plan, in each case which could (individually or in the aggregate) reasonably be expected to result in liabilities of Holdings or any of its Subsidiaries in excess of $5,000,000 or a Material Adverse Effect. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by Holdings, the Borrower or any member of the Controlled Group of any material liability, fine or penalty, that could (individually or in the aggregate) reasonably be expected to result in liabilities in excess of $5,000,000 or a Material Adverse Effect None of Holdings, the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA, which could reasonably be expected to result in a Material Adverse Effect.

      SECTION 6.13. Environmental Warranties. The Borrower represents and warrants that, except as disclosed in Item 6.13 of the Disclosure Schedule:

            (a) all facilities and property (including underlying groundwater) owned or leased by Holdings, the Borrower or any of their respective Subsidiaries and their operations are in compliance with all Environmental Laws, except for any such noncompliance that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

            (b) there are no pending or, to the knowledge of Holdings, any threatened (i) claims, complaints, notices, requests for information, proceedings, or investigation against or involving Holdings, the Borrower or any of their respective Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to Holdings, the Borrower or any of their respective Subsidiaries regarding actual or potential liability under any Environmental Law, that, with respect to clauses (i) and (ii) of this paragraph, could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

            (c) there have been no Releases of Hazardous Materials at, on or under or from any property or facility now owned, leased or operated by Holdings, or to the knowledge of Holdings, the Borrower or any of their respective Subsidiaries previously owned, leased or operated by Holdings, the Borrower or any of their respective Subsidiaries, that could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

            (d) Holdings and its Subsidiaries have been issued all permits, certificates, approvals, licenses and other authorizations pursuant to Environmental Laws necessary for the operation of their business ("Environmental Permits") and are in compliance with all Environmental Permits (except to the extent the failure to have or be in compliance with any such Environmental Permit could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect);

            (e) no property or facility now or previously owned, leased or operated by Holdings or its Subsidiaries is listed, or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites with respect to any clean up responsibility or similar liability of Holdings or one of its Subsidiaries which would be reasonably likely to result in a Material Adverse Effect;

            (f) there are no underground storage tanks or related piping, active or abandoned, including petroleum storage tanks, on or under any property now owned or leased by Holdings, the Borrower or any of their respective Subsidiaries or, to the knowledge of Holdings or the Borrower, at any property previously owned or leased by Holdings, or the Borrower or any of their respective Subsidiaries, that could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

            (g) none of Holdings, the Borrower nor any of their respective Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which, to the Borrower's knowledge, is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Holdings, the Borrower or such Subsidiary for any investigatory or remedial work, damage to natural resources or personal injury or property damage, including claims under CERCLA, which could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

            (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by Holdings, the Borrower or any of their respective Subsidiaries that could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

            (i) none of Holdings, the Borrower nor any of their respective Subsidiaries has manufactured or sold any product containing asbestos, the result of which could (individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect; and

            (j) no conditions exist at, on or under any property now or previously owned or leased by Holdings or the Borrower or any of their respective Subsidiaries, or to the knowledge of Holdings or the Borrower, at any property previously owned or leased by Holdings, the Borrower or any of their respective Subsidiaries, that could, with the passage of time, or the giving of notice or both, reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect under any Environmental Law.

      SECTION 6.14. Accuracy of Information. None of the factual information (excluding projections) heretofore or contemporaneously furnished in writing to any Agent or any Lender by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby (including the Transaction), taken as a whole, contains any untrue statements of material fact, or omits to state any material facts necessary in either case to make such information taken as a whole not materially misleading in light of the circumstances under which such information was provided and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor, any Agent or to any Lender will contain any untrue statements of material fact or will omit to state any material facts in either case necessary to make such information taken as a whole not materially misleading on the date as of which such information is dated or certified in light of the circumstances under which such information was provided.

      SECTION 6.15. Regulations U and X. None of Holdings, the Borrower or any of their respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and, except to pay the Merger Consideration, or to refinance outstanding Bridge Loans no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION 6.16. Issuance of Subordinated Debt, Status of Obligations as Senior Indebtedness, etc. Mergerco has the corporate power and authority to incur the Unsecured Transaction Debt and has duly authorized, executed and delivered the Other Debt Documents applicable to such Unsecured Transaction Debt. The subordination provisions contained in the Other Debt Documents applicable to the Unsecured Transaction Debt that is subordinated are enforceable against the holders of the applicable Unsecured Transaction Debt by the holder of any "Senior Indebtedness" or similar term referring to the Obligations (as defined in the applicable Other Debt Documents). All Obligations, including those to pay principal of and interest (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, reorganization or similar proceeding, whether or not allowed as a claim under such proceeding) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Senior Indebtedness" or similar term relating to the Obligations (as defined in the applicable Other Debt Documents) and all such Obligations are entitled to the benefits of the subordination created by such Other Debt Documents. The Borrower acknowledges that each Agent, each Lender and each Issuer is entering into this Agreement and is extending its Commitments in reliance upon the subordination provisions of the Other Debt Documents relating to the Unsecured Transaction Debt.

      SECTION 6.17. Solvency. After giving effect to each Credit Extension hereunder, Holdings, the Borrower and each Subsidiary Guarantor (taken together) are Solvent.

                                  ARTICLE VII
                                    COVENANTS

      SECTION 7.1. Affirmative Covenants. Holdings and the Borrower agree with each Secured Party hereto that, until the Termination Date has occurred, Holdings and the Borrower will perform, or cause to be performed, the obligations set forth below.

      SECTION 7.1.1. Financial Information, Reports, Notices, etc. Holdings and the Borrower will furnish, or cause to be furnished, to the Administrative Agent and to the Syndication Agent copies of the following financial statements, reports, notices and information:

            (a) (i) as soon as available and in any event within 30 days after the end of each calendar month (other than the last month of a Fiscal Quarter), the unaudited consolidated balance sheets of Holdings as of the end of such calendar month and the related unaudited consolidated statements of income and cash flows of Holdings for such calendar month and for the elapsed portion of the Fiscal Year ended with the end of such calendar month, and including (in each case), in comparative form the figures for the corresponding calendar month in, and year to date portion of, the immediately preceding Fiscal Year and comparable budgeted figures for such period, and (ii) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the unaudited consolidated balance sheet of Holdings as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of Holdings for such Fiscal Quarter and for the elapsed portion of the Fiscal Year ended with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year and comparable budgeted figures for such period, in each case certified by the chief financial or accounting Authorized Officer of Holdings that they present fairly in all material respects in accordance with GAAP the financial position of Holdings as of the date indicated and the results of its operations and changes in its cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes;

            (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of Holdings and the related consolidated statements of income and cash flows of Holdings for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year and comparable budgeted figures for such period in each case audited (without any Impermissible Qualification) by a nationally recognized accounting firm or other independent public accountants reasonably acceptable to the Agents, which shall include a separate report from such independent public accountants that in connection with their audit, nothing came to the attention of such accountants that Holdings and its Subsidiaries were not in compliance with the terms, covenants, provision and conditions of Section 7.2.4 insofar as they relate to accounting matters (including the application of accounting terms in connection with the covenants set forth in Section 7.2.4);

            (c) concurrently with the delivery of the financial information pursuant to clauses (a)(ii) and (b) of this Section 7.1.1, a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of Holdings, showing compliance with the financial covenants set forth in Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the applicable Obligor has taken or proposes to take with respect thereto);

            (d) as soon as available and in any event within 60 days after the end of each Fiscal Year, capital and operating budgets for Holdings, in form and scope customarily prepared by management for its internal use and consistent with past practice prepared by Holdings (and approved by the Board of Directors of Holdings) for each calendar month of the succeeding Fiscal Year prepared in reasonable detail with discussion of the principal assumptions upon which such budgets are based;

            (e) as soon as possible and in any event within three Business Days after any officer of any Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of Holdings or the Borrower setting forth details of such Default and the action which such Obligor has taken and proposes to take with respect thereto;

            (f) as soon as possible and in any event within three Business Days after any officer of any Obligor obtains knowledge of the commencement of any litigation, action, proceeding or labor controversy or of an adverse development in any existing litigation, action, proceeding or labor controversy which could reasonably be expected to have a Material Adverse Effect, notice thereof and, to the extent either the Administrative Agent or the Syndication Agent requests, copies of all material and non-privileged documentation relating thereto;

            (g) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Obligor files with the SEC or any national securities exchange;

            (h) as soon as possible and in any event within three Business Days of any officer of any Obligor becoming aware of any of the following which, individually or in the aggregate, could reasonably be expected to result in liabilities to Holdings or any of its Subsidiaries in excess of $5,000,000 or a Material Adverse Effect: (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, (iv) the complete or partial withdrawal of any of Holdings, the Borrower or any member of the Controlled Group from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, or (v) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

            (i) promptly upon receipt thereof, copies of all final "management letters" submitted to any Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

            (j) promptly following the mailing or receipt of any notice or report delivered under the terms of any Subordinated Debt with respect to a breach or default thereunder, copies of such notice or report; and

            (k) such other financial and other information as the Required Lenders, the Administrative Agent or the Syndication Agent may from time to time reasonably request, and, in the event a Default has occurred and is continuing or in the event a Lender or Issuer has not had an opportunity to request such other financial or other information pursuant to a bank meeting or visit referred to in Section 7.1.5 or otherwise in any 90-day period, such other financial and other information as such Lender or Issuer may reasonably request.

      SECTION 7.1.2. Maintenance of Existence; Compliance with Laws, etc. Each of Holdings and the Borrower will

            (a) preserve and maintain (i) its legal existence and (ii) its qualification as a foreign corporation in each jurisdiction where the nature of its business or the location of its assets requires it to be so qualified, except to the extent the failure to be so qualified would not result in a Material Adverse Effect;

            (b) cause each of its Subsidiaries to, except as otherwise permitted by Section 7.2.10, preserve and maintain its legal existence and qualification as a foreign entity in each jurisdiction where the nature of the business or the location of its assets requires it to be so qualified, except to the extent the failure to be so qualified would not result in a Material Adverse Effect; and

            (c) comply with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent) of all taxes, assessments and governmental charges imposed upon Holdings, the Borrower or any of their respective Subsidiaries or upon their property except (i) to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of Holdings, the Borrower or any such Subsidiary, as applicable, or (ii) to the extent such non-compliance or non-payment could not reasonably be expected to have a Material Adverse Effect.

      SECTION 7.1.3. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, maintain, preserve, protect and keep its and their respective material properties in good repair, working order and condition (ordinary wear and tear and damage or taking by a Casualty Event excepted), and make necessary repairs, renewals and replacements to the extent necessary to operate the business carried on by Holdings and its Subsidiaries as it is currently conducted, unless Holdings, the Borrower or any such Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable.

      SECTION 7.1.4. Insurance. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by Persons of comparable size engaged in the same or similar business and similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such Persons. Holdings, the Borrower, and their respective Subsidiaries shall furnish to each Lender, upon written request, full information as to the insurance carried. The provisions of this Section 7.1.4 shall be deemed to be supplemental to, but not duplicative of, the provisions of any other Loan Document that requires the maintenance of insurance.

      All such insurance shall be written by financially responsible companies selected by Holdings and the Borrower and (except for automobile insurance) having an A.M. Best rating of "A" (or any equivalent successor rating) or better and being in a financial size category of VII or larger (or an equivalent rating of any successor publication of a similar nature), or by other companies acceptable to the Administrative Agent. Holdings shall cause each of the other

Obligors to, and the Borrower shall, keep its property insured in favor of the Administrative Agent, and all policies (including mortgage title insurance policies) or certificates (or certified copies thereof) with respect to casualty, commercial, general liability, automobile and property insurance) (i) shall be endorsed to the Administrative Agent's satisfaction for the benefit of the Administrative Agent and (ii) shall name the Administrative Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section 7.1.4 shall provide that (i) the respective insurers irrevocably waive any and all rights of subrogation with respect to the Administrative Agent, (ii) it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' written notice (or, in the case of non-payment of premiums, 10 days' notice) to the Administrative Agent and (iii) the interests of the Administrative Agent and the Lenders shall not be invalidated by (A) any act or negligence of Holdings or the Borrower, any of their respective Subsidiaries or any Person having an interest in any property covered by a Mortgage or (B) occupancy or use of any such property for purposes more hazardous than permitted by such policy. Each of Holdings and the Borrower will advise the Administrative Agent promptly of any significant policy cancellation (other than any such cancellation in connection with the replacement thereof), reduction or amendment. The Administrative Agent agrees to turn over to the Borrower or relevant Subsidiary any insurance proceeds received by it as loss payee following receipt by the Administrative Agent of written notice from the Borrower or its relevant Subsidiary of its intended use of such proceeds, to the extent such proceeds are not required to be (i) applied at such time to repay Loans or Cash Collateralize Letter of Credit Outstandings or held in an account by the Administrative Agent pursuant to Section 3.1.1 or (ii) held by the Agents pursuant to the terms of any Mortgage or Security and Pledge Agreement.

      On or before the Closing Date, Holdings and the Borrower will deliver to the Administrative Agent certificates of insurance reasonably satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by Holdings and the Borrower hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Neither Holdings nor the Borrower will, nor will either of them permit any of their respective Subsidiaries to, obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 7.1.4 unless the Administrative Agent is the named insured thereunder, for the benefit of the Secured Parties, with loss payable as provided herein. Each of Holdings and the Borrower will promptly (but in any event within five Business Days) notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

      Without limiting the obligations of Holdings and its Subsidiaries under the foregoing provisions of this Section 7.1.4, in the event Holdings, the Borrower or any of their respective Subsidiaries, as the case may be, shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 7.1.4, or if Holdings, the Borrower or any of their respective Subsidiaries, as the case may be, shall fail to endorse and deposit all policies or certificates with respect thereto, then the Administrative Agent may (upon notice to Holdings, the Borrower or the respective Subsidiary, as the case may be), but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Administrative Agent (or the Required Lenders) shall deem reasonably appropriate, and Holdings, the Borrower or the respective Subsidiary, as the case may be, shall reimburse the Administrative Agent in respect of any premiums, costs and expenses paid by the Administrative Agent in procuring such insurance to the extent such premiums, costs and expenses do not exceed the premiums, costs and expenses necessary to obtain the insurance required above pursuant to this Section 7.1.4.

      SECTION 7.1.5. Bank Meeting; Books and Records. (a) The Required Lenders, the Administrative Agent or the Syndication Agent may request, at their election upon reasonable notice to Holdings and the Borrower, a bank meeting to be held by Holdings and the Borrower at a location reasonably determined by the Required Lenders, Administrative Agent or Syndication Agent, as the case may be; provided that Holdings and the Borrower shall not be required to hold more than one bank meeting in any Fiscal Year; provided further, that, if a Default has occurred and is continuing and a bank meeting pursuant to this clause (a) has theretofore been held in the Fiscal Year in which such Default has occurred, the Required Lenders, the Administrative Agent or the Syndication Agent may request, at their election at reasonable times and intervals upon reasonable notice to Holdings and the Borrower, a bank meeting by conference telephone.

            (b) Each of Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect in all material respects its business affairs and transactions and permit the Administrative Agent, the Syndication Agent, or any Lender or Issuer whose visit is coordinated with either the Administrative Agent or the Syndication Agent, or any of their respective designated representatives, at reasonable times and intervals upon reasonable notice to the chief financial officer or an Authorized Officer of Holdings or the Borrower, as the case may be, to visit each of such Person's offices, to discuss such Person's financial matters with its officers and employees, and its independent public accountants (and each of Holdings and the Borrower hereby authorizes such independent public accountant to so discuss each of such Person's financial matters whether or not any representative of such Person is present) and to examine (and photocopy extracts from) any of such Person's books and records; provided that so long as no Default has occurred and is continuing, no Lender or Issuer shall request more than two visits pursuant to this clause (b) per Fiscal Year; provided, further, that if the bank meeting pursuant to clause (a) of this Section 7.1.5 is held in any Fiscal Year, such bank meeting shall constitute one visit by such Lenders or Issuer in such Fiscal Year (whether or not such Lender or Issuer is present at such bank meeting). Holdings or the Borrower, as the case may be, shall pay any fees of its independent public accountant incurred in connection with any consultation pursuant to this Section 7.1.5.

      SECTION 7.1.6. Environmental Law Covenant. Each of Holdings and the Borrower will, and will cause each of their respective Subsidiaries to,

            (a) (i) use and operate all of its and their facilities and properties in material compliance with all Environmental Laws, (ii) keep all materials, permits, approvals, certificates, licenses and other authorizations required under applicable Environmental Laws in effect and remain in compliance therewith, and (iii) handle, treat, store, dispose of and transfer all Hazardous Materials in compliance with all applicable Environmental

      Laws, except to the extent that the failure of any of the foregoing could not reasonably be expected to have a Material Adverse Effect; and

            (b) promptly notify the Agents and provide copies upon receipt of all written claims, complaints, notices or inquiries relating (i) to the condition of its facilities and properties in respect of, or (ii) to compliance with or under, Environmental Laws, which claims, complaints, notices or inquiries could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, and shall promptly resolve any material non-compliance with or under, Environmental Laws and keep its property and facilities free of any Lien imposed under any Environmental Law (other than to the extent constituting a Permitted Lien which is being diligently contested in good faith by appropriate proceedings).

      SECTION 7.1.7. Use of Proceeds. The Borrower shall use the Credit Extensions solely for the following purposes:

            (a) In the case of the Term Loans, to finance the Refinancing (and/or, at the request of the Borrower, the defeasance of the Existing Notes), pay fees and expenses attributable to this Agreement and the Refinancing (including prepayment premiums) and, if applicable, such defeasance and, to the extent that the Merger Closing Date occurs on the Closing Date, to pay the Merger Consideration. Unless the Merger Closing Date occurs on the Tender Offer Closing Date, all proceeds of the Term Loans that remain after completing the Tender Offer and the Refinancing and the payment of all fees as described above shall be placed in the Term Loan Escrow with the Administrative Agent pursuant to an escrow agreement substantially in the form of Exhibit L (the "Term Loan Escrow Agreement"), such escrowed funds to be released on the terms and conditions set forth in the Escrow Agreement for use as part of the Merger Consideration or to repay, in part, outstanding Bridge Loans.

            (b) In the case of Revolving Loans and Swing Line Loans, for working capital and general corporate purposes of Holdings and its Subsidiaries.

            (c) In the case of Letters of Credit, for purposes of supporting working capital and general corporate purposes of the Borrower and its Subsidiaries.

      SECTION 7.1.8. Mortgages. At the request of the Agents or the Required Lenders (in their sole discretion), at any time after the Closing Date, Holdings, the Borrower and/or each Subsidiary Guarantor shall cause the Administrative Agent and the Secured Parties to have, at all times, a first priority perfected security interest (subject only to Liens permitted hereunder) in all of the fee owned and leased real property of Holdings, the Borrower or the Subsidiary Guarantors, so long as the book value or fair market value of each such property made subject to a Mortgage hereunder exceeds $2,000,000, by executing and delivering Mortgages that may be necessary in the reasonable opinion of the Administrative Agent to create a valid, first priority perfected Lien (subject only to Liens permitted hereunder) against such real property.

      Should the Agents or Required Lenders elect to exercise the option described in the immediately preceding paragraph, in connection with the execution and delivery of such

Mortgages, Holdings and the Borrower shall, and shall cause each such Subsidiary Guarantor to as promptly as practicable:

            (a) provide evidence of the completion or satisfactory arrangements, for the completion of all recordings and filings of each such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, first priority perfected Lien (subject only to Liens permitted hereunder) against the properties purported to be covered thereby;

            (b) obtain mortgagee's title insurance policies in favor of the Administrative Agent for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Administrative Agent, with respect to the property purported to be covered by each Mortgage, insuring the mortgagor's title to such property and that the interests created by each Mortgage constitute valid first Liens thereon free and clear of all material defects and encumbrances other than as permitted hereunder or as otherwise approved by the Administrative Agent, and, if requested by the Administrative Agent, such policies shall also include a survey reading, and, if required by the Administrative Agent and if available, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic's lien endorsement and such other endorsements as the Administrative Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

            (c) provide such other approvals, opinions, or documents as the Administrative Agent may reasonably request with respect to such real property, including, consents and estoppel agreements from landlords, and a reasonably current survey of each property purported to be covered by a Mortgage in form and substance reasonably satisfactory to the Administrative Agent and the title insurer; provided that Holdings and its Subsidiaries shall not be required to use more than commercially reasonable efforts (and shall not be required to make any payments) to obtain any such documentation, or to obtain consents for leasehold mortgages, in each case from third parties;

provided that without limiting the foregoing, leasehold mortgages only shall be required with respect to real property containing a material manufacturing facility with a lease term (including extension options) of at least 5 years.

      SECTION 7.1.9. Future Subsidiaries. Without limiting the effect of any provision contained herein, within five Business Days after any Person becomes either a direct or indirect wholly-owned Subsidiary of the Borrower,

            (a) such Person (other than a Foreign Subsidiary), if not theretofore a party to the Subsidiary Security and Pledge Agreement and the Subsidiary Guaranty, shall execute and deliver to the Administrative Agent a supplement to each of the Subsidiary Security and Pledge Agreement and the Subsidiary Guaranty for the benefit of the Secured Parties;

            (b) the Borrower or, if not the Borrower, the wholly-owned Subsidiary of the Borrower that will own shares of the Capital Stock of such Person (which Subsidiary, if not theretofore a party to the Subsidiary Security and Pledge Agreement, shall, unless such Subsidiary is a Foreign Subsidiary, execute and deliver to the Administrative Agent a supplement to the Subsidiary Security and Pledge Agreement for the purpose of becoming a pledgor thereunder) shall, pursuant to the applicable Security and Pledge Agreement, deliver to the Administrative Agent

                  (i) certificates evidencing all of the issued and outstanding Capital Stock pledged pursuant to the applicable Security and Pledge Agreement, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any such shares of Capital Stock pledged pursuant to such Security and Pledge Agreement are uncertificated securities, the Administrative Agent shall have obtained "control" (as defined in the UCC) over such shares of Capital Stock and such other instruments and documents as may be necessary under applicable law, in the reasonable opinion of the Administrative Agent, to perfect the first priority security interest of the Administrative Agent in such shares of Capital Stock; provided that no more than 65% of the shares of Capital Stock held by the Borrower or a Subsidiary of the Borrower of a Foreign Subsidiary will be required to be pledged to the Administrative Agent hereunder; provided, further, that, in the event of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive or guideline of any Governmental Authority that eliminates the increase in income tax attributable to Holdings and its Subsidiaries as a result of the pledge of more than 65% of such shares of Capital Stock of any such Foreign Subsidiary (including with respect to the operation of Section 956 (or any successor provision thereto) of the Code), the Administrative Agent or the Required Lenders may require the pledge of more than 65% of such shares of Capital Stock;

                  (ii) all Intercompany Notes, if any, pledged pursuant to the applicable Security and Pledge Agreement;

                  (iii) executed copies of Filing Statements naming such Obligor as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary, in the reasonable opinion of the Administrative Agent, to perfect the security interests of the Administrative Agent pursuant to the applicable Security and Pledge Agreement;

                  (iv) executed copies of proper UCC termination statements (Form UCC-3), if any, necessary to release all Liens and other rights of any Person in any collateral described in the applicable Security and Pledge

            Agreement previously granted by any Person, except to the extent such Liens are otherwise permitted hereunder;

                  (v) to the extent requested by the Administrative Agent, certified copies of UCC Requests for Information or Copies (Form UCC-11) or a similar search report listing all effective financing statements which name such Person (under its present name and any previous names under which it has conducted business during the five-year period prior to the Closing Date) as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to clause (iii) above, together with copies of such financing statements (none of which shall cover any collateral described in any Loan Document, except to the extent such Liens are otherwise permitted hereunder or are being released pursuant to clause (iv) above), together, in each case, with such opinions of legal counsel as the Agents may reasonably request, which legal opinions shall be in form and substance reasonably satisfactory to such Agents; and

            (c) the Borrower shall have delivered to the Administrative Agent an updated Item 6.9 of the Disclosure Schedule, which shall be true, accurate and correct in all material respects as of the date of delivery thereof.

      The Agents shall be satisfied that the Lien granted to the Administrative Agent, for the benefit of the Secured Parties in the collateral described above is a first priority (or local equivalent thereof) security interest, subject only to Liens permitted hereunder and no Lien exists on any of the collateral described above other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document, and the other Liens permitted hereunder.

      SECTION 7.1.10. Additional Collateral. Without limiting the provisions of Sections 7.1.8 and 7.1.9, Holdings and the Borrower shall, and shall cause each of their respective wholly-owned Domestic Subsidiaries to, cause the Lenders to have at all times a first priority perfected security interest (subject only to Permitted Liens) in all of the personal property owned from time to time by each such Person to the extent the same constitutes or would constitute collateral under the applicable Security and Pledge Agreement.

      SECTION 7.1.11. Consummation of Merger. Holdings shall use reasonable best efforts to cause the Merger to be consummated as soon as possible after the Tender Offer Closing Date and, in any event, within five Business Days after the Tender Offer Closing Date if at least 90% of the Shares are tendered pursuant to the Tender Offer.

      SECTION 7.1.12. Maintenance of Corporate Separateness. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, satisfy customary corporate formalities.

      SECTION 7.1.13. Holdings Stockholders Agreement. To the extent that Holdings receives any cash contributions from its stockholders under the Holdings Stockholders

Agreement, Holdings shall use its best efforts to make a capital contribution to the Borrower of the proceeds of such payments received by Holdings.

      SECTION 7.2. Negative Covenants. Each of Holdings and the Borrower covenants and agrees with each Lender hereto that, until the Termination Date has occurred, Holdings and the Borrower will perform, or cause to be performed, the obligations set forth below.

      SECTION 7.2.1. Business Activities. Neither Holdings nor the Borrower will, nor will either of them permit any of their respective Subsidiaries to, engage in any business except those businesses in which Holdings and its Subsidiaries are engaged on the Closing Date, businesses which are reasonable extensions thereof and businesses reasonably incidental or complimentary thereto or expansions thereof.

      SECTION 7.2.2. Indebtedness. Neither Holdings nor the Borrower will, nor will either of them permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

            (a)   Indebtedness in respect of the Obligations;

            (b) until the Closing Date, Indebtedness that is to be repaid in full as (and to the extent) further identified in Item 7.2.2(b) of the Disclosure Schedule;

            (c) Indebtedness existing as of the Closing Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and refinancing of such Indebtedness by the Borrower or, if other than the Borrower, the original obligor thereof;

            (d) Indebtedness of Mergerco (at all times prior to the Merger) or the Borrower (after giving effect to the Merger) constituting Unsecured Transaction Debt in an aggregate principal amount not to exceed $215,000,000 (plus any interest thereon that is paid-in-kind), at any time prior to the Merger, or $165,000,000 (plus any interest thereon that is paid-in-kind), at any time on or after the effectiveness of the Merger, and unsecured Contingent Liabilities of Holdings and the Subsidiary Guarantors under the Other Debt Documents governing such Unsecured Transaction Debt;

            (e) Indebtedness (which, except to the extent permitted pursuant to clause (r) of Section 7.2.3, shall be unsecured) of the Borrower or any of its Subsidiaries in respect of performance, surety or appeal bonds or completion guarantees provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

            (f) Indebtedness of the Borrower and its Subsidiaries (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of property of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided that such Indebtedness is incurred within 90 days of the acquisition of such property) and

      (iii) Capitalized Lease Liabilities; provided that the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $5,000,000;

            (g) Indebtedness of any Subsidiary Guarantor owing to the Borrower or any other Subsidiary Guarantor, which Indebtedness, if evidenced by one or more Intercompany Notes and payable to the Borrower or a Subsidiary Guarantor that is a Domestic Subsidiary, shall be duly executed and delivered in pledge to the Administrative Agent pursuant to a Security and Pledge Agreement;

            (h) Indebtedness of Foreign Subsidiaries owing to the Borrower or a Subsidiary Guarantor which, when aggregated with the amount of Investments made by the Borrower and the Subsidiary Guarantors in Foreign Subsidiaries under clause (f) of Section 7.2.5, does not exceed $3,500,000 at any time outstanding (determined without giving effect to any write-downs or write-offs thereof), and if evidenced by one or more Intercompany Notes, shall be duly executed and delivered in pledge to the Administrative Agent pursuant to a Security and Pledge Agreement;

            (i) Indebtedness of Foreign Subsidiaries that are wholly-owned Subsidiaries owing to other Foreign Subsidiaries;

            (j) Indebtedness of Foreign Subsidiaries incurred for working capital purposes in an aggregate principal amount at any time outstanding not to exceed $3,000,000; provided that such Indebtedness is not guaranteed by, or in any way secured by the assets of Holdings or any of its Domestic Subsidiaries;

            (k) unsecured Indebtedness of the Borrower owing to (i) a Subsidiary Guarantor or (ii) a Subsidiary that has previously executed and delivered to the Agents the Interco Subordination Agreement (or a supplement thereto);

            (l) unsecured Indebtedness of Holdings or the Borrower in respect of Permitted Seller Notes, so long as the aggregate principal amount of Permitted Seller Notes issued, when aggregated with the aggregate principal amount of Indebtedness assumed or acquired pursuant to clause
      (m) of this Section 7.2.2, does not exceed $10,000,000 (as such amount may be increased through interest that is capitalized or paid-in-kind);

            (m) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Borrower (such Person, an "Acquired Person"), together with all Indebtedness assumed by the Borrower, Holdings or any of their respective Subsidiaries in connection with any Permitted Acquisition, including any Permitted Acquisition of assets (all such Indebtedness being referred to in this clause (m) as "Assumed Indebtedness"), which does not exceed $10,000,000 in the aggregate for all Permitted Acquisitions made since the Closing Date, but only to the extent that such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary or such Permitted Acquisition;

            (n) Indebtedness of the Borrower and its Subsidiaries in respect of Hedging Obligations incurred with respect to Indebtedness of the Borrower and its Subsidiaries otherwise permitted to be incurred hereunder to the extent (i) the notional principal amount with respect to the relevant Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and (ii) such Hedging Obligations are not for speculative purposes;

            (o) Indebtedness of Holdings incurred in connection with repurchases of its Capital Stock from employees, officers, directors or consultants of Holdings or its Subsidiaries upon their ceasing to be employees, officers, directors or consultants of Holdings or any such Subsidiary, as the case may be, or upon such Person's death or disability; provided that (i) the aggregate principal amount of such repurchases funded with Indebtedness does not exceed $7,500,000 in the aggregate outstanding at any time and (ii) such Indebtedness is subordinated to the Obligations on terms no less favorable to the Secured Parties than those set forth on Exhibit J hereto;

            (p) Indebtedness of Holdings in respect of intercompany notes permitted by clause (o) of Section 7.2.5;

            (q) guaranties by Holdings, the Borrower and the Subsidiary Guarantors of Indebtedness and lease obligations of Holdings and its Domestic Subsidiaries to the extent that such Indebtedness or lease obligations created in respect of any such guaranty would otherwise be permitted to be incurred as a direct obligation by Holdings, the Borrower or such Subsidiary Guaranty, as the case may be, under this Section 7.2.2 or otherwise under this Agreement;

            (r) Indebtedness of the Borrower or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within three Business Days of the incurrence thereof;

            (s) Indebtedness of the Borrower or any of its Subsidiaries arising from agreements of the Borrower or any of its Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations in respect of any Permitted Acquisition or the disposition of any business, assets or a Subsidiary of the Borrower that is permitted under this Agreement; provided that the maximum liability in respect of such Indebtedness shall at no time exceed the purchase price for such Permitted Acquisition or the gross cash proceeds actually received by the Borrower and its Subsidiaries in connection with such disposition, as the case may be;

            (t) Indebtedness under the New Notes; provided that, in the event any Bridge Loans are outstanding at the time such New Notes are issued and the proceeds therefrom are made available to the Borrower, concurrently with the issuance of the New Notes and the proceeds therefrom being made available to the Borrower, all Indebtedness in respect of such Bridge Loans or otherwise under the Bridge Loan Agreement shall be repaid or prepaid (after deducting customary underwriter, initial purchaser or placement agent discounts and commissions relating to such issuance) on a dollar-for-dollar basis with the proceeds of such issuance;

            (u)   Qualifying Subordinated Debt; and

            (v) other (i) unsecured Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to the Borrower or any Subsidiary Guarantor) and (ii) secured Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

provided that no Indebtedness otherwise permitted by clauses (f), (h) (m), (u) or (v) shall be assumed or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

      SECTION 7.2.3. Liens. Neither Holdings nor the Borrower will, nor will either of them permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Stock of any Person), revenues or assets, whether now owned or hereafter acquired, except:

            (a)   Liens securing payment of the Obligations;

            (b) until the Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 7.2.2;

            (c) Liens existing as of the Closing Date and disclosed and described in Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2, and refinancings of such Indebtedness; provided that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date);

            (d)   Liens securing Indebtedness of the type permitted under clause
      (f) of Section 7.2.2; provided that (i) such Lien is granted within 90 days after such Indebtedness is incurred or any refinancing thereof permitted under such clause and (ii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

            (e) Liens securing Indebtedness permitted by clause (m) of Section 7.2.2; provided that such Liens existed prior to such Person becoming a Subsidiary or such Permitted Acquisition occurring, were not created in anticipation thereof and do not attach to any other asset of the Borrower or any of its Subsidiaries theretofore or thereafter existing;

            (f) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts which are not overdue or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (g) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits (other than Liens in favor of the PBGC), or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business;

            (h) Liens arising from judgments, decrees or attachments under circumstances which do not otherwise result in an Event of Default under
      Section 8.1.6;

            (i) easements, land use covenants, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the marketability or use of the property to which such Lien is attached;

            (j) Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (k)   Liens securing Indebtedness of the type permitted by clauses
      (h), (i), (j) and (v) of Section 7.2.2 and covering only assets of the Foreign Subsidiary obligated under such Indebtedness;

            (l) Liens arising from precautionary UCC-1 financing statement filings regarding operating leases entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business;

            (m) licenses, leases or subleases which (i) have been granted in the ordinary course of business and do not interfere in any material respect with the business of the Borrower or any of its Subsidiaries and
      (ii) in the event granted to an Affiliate of Holdings or any of its Subsidiaries, comply with Section 7.2.13;

            (n) restrictions imposed in the ordinary course of business on the sale or distribution of designated inventory that arise from the sale of such inventory to one or more customers;

            (o) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (p)   Liens securing the Margin Stock;

            (q) Liens in connection with the Term Loan Escrow Agreement, the New Notes Escrow Agreement (as defined in the indenture governing the New Notes) and the Bridge Escrow Agreement (as defined in the Bridge Loan Agreement); and

            (r) other Liens on property of the Borrower or any of its Subsidiaries; provided that the fair market value of the property encumbered by Liens described in this clause (r), and the Indebtedness and other obligations secured thereby, does not exceed $2,500,000.

      SECTION 7.2.4. Financial Condition and Operations. Holdings and the Borrower will not permit any of the events set forth below to occur.

            (a) Holdings and the Borrower will not permit the Leverage Ratio as of the last day of each Fiscal Quarter below to be greater than the ratio set forth opposite such Fiscal Quarter below:

                                                       Leverage
                 Fiscal Quarter                          Ratio
                 --------------                          -----
      The third Fiscal Quarter
      of the 2002 Fiscal Year                           5.00:1

      The fourth Fiscal Quarter
      of the 2002 Fiscal Year                           4.75:1
      and the first and second
      Fiscal Quarters of the
      2003 Fiscal Year

      The third Fiscal Quarter
      of the 2003 Fiscal Year                           4.50:1

      The fourth Fiscal Quarter
      of the 2003 Fiscal Year                           4.25:1
      and the first Fiscal
      Quarter of the 2004 Fiscal
      Year

      The second and third
      Fiscal Quarters of the                            4.00:1
      2004 Fiscal Year

      The fourth Fiscal Quarter
      of the 2004 Fiscal Year                           3.75:1
      and the first Fiscal
      Quarter of the 2005 Fiscal
      Year

      The second Fiscal Quarter
      of the 2005 Fiscal Year                           3.50:1
      and each Fiscal Quarter
      thereafter

            (b) Holdings and the Borrower will not permit the Interest Coverage Ratio as of the last day of each Fiscal Quarter below to be less than the ratio set forth opposite such Fiscal Quarter below:

                                                        Interest
                  Fiscal Quarter                      Coverage Ratio
                  --------------                      --------------
      The third and fourth Fiscal
      Quarters of the 2002 Fiscal                        2.20:1
      Year

      The first, second, third
      and fourth Fiscal Quarters                         2.30:1
      of the

                                                        Interest
                  Fiscal Quarter                      Coverage Ratio
                  --------------                      --------------
      2003 Fiscal Year

      The first, second, third
      and fourth Fiscal Quarters                         2.50:1
      of the 2004 Fiscal Year

      The first Fiscal Quarter of
      the 2005 Fiscal Year and
      each Fiscal Quarter                                2.75:1
      thereafter

            (c) Holdings and the Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of each Fiscal Quarter below be less than the ratio set forth opposite such Fiscal Quarter set forth below:

                                                      Fixed Charge
                  Fiscal Quarter                      Coverage Ratio
                  --------------                      --------------
      The third and fourth Fiscal
      Quarters of the 2002 Fiscal                        1.00:1
      Year

      The first, second, third
      and fourth Fiscal Quarters                         1.20:1
      of the 2003 Fiscal Year

      The first, second, third
      and fourth Fiscal Quarters                         1.25:1
      of the 2004 Fiscal Year

      The first Fiscal Quarter of
      the 2005 Fiscal Year and                           1.30:1
      each Fiscal Quarter
      thereafter

      SECTION 7.2.5. Investments. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

            (a)   Investments existing on the Closing Date and identified in
      Item 7.2.5(a) of the Disclosure Schedule;

            (b)   cash and Cash Equivalent Investments;

            (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (d)   Capital Expenditures to the extent permitted pursuant to
      Section 7.2.7;

            (e) Investments by way of contributions to capital or purchases of Capital Stock (i) by the Borrower in any Subsidiary Guarantor or by any Subsidiary Guarantor in other Subsidiary Guarantors or (ii) by Holdings or any Subsidiary in the Borrower;

            (f) Investments by the Borrower or a Subsidiary Guarantor by way of contributions to capital or purchases of Capital Stock of Foreign Subsidiaries not to exceed $1,000,000, net of repayments thereof and excluding, without duplication, permitted Indebtedness incurred pursuant to clause (h) of Section 7.2.2 to the extent such Indebtedness, together with all outstanding Investments under this clause (f), do not exceed $3,500,000 in the aggregate at any time outstanding;

            (g) Investments by a Foreign Subsidiary in any other Foreign Subsidiary that is a wholly-owned Subsidiary;

            (h) Investments (without duplication) that are permitted as Indebtedness pursuant to Section 7.2.2;

            (i) Investments made by the Borrower and its Subsidiaries that constitute (i) accounts receivable arising, (ii) trade debt granted, or
      (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

            (j)   Investments in respect of Permitted Acquisitions;

            (k) Investments consisting of any deferred portion of the sales price received by the Borrower or any Subsidiary in connection with any Disposition permitted under Section 7.2.11;

            (l)   Investments by the Borrower and its Subsidiaries in respect of
      (i) payroll, moving, travel and similar advances made in the ordinary course of business to cover matters that are expected at the time of such advance ultimately to be treated as expenses (in accordance with GAAP), and (ii) loans and advances to their respective employees, officers, directors and consultants in the ordinary course of business in an aggregate amount (determined without giving effect to any write-downs or write-offs of such loans and advances) not to exceed $2,000,000;

            (m) Investments in respect of loans or extensions of credit made by Holdings or the Borrower ("Management Loans") to employees, officers, directors or consultants ("Management Investors") of Holdings or any of its Subsidiaries in connection with their purchase of newly issued Capital Stock of Holdings ("Management Shares"), so long as the proceeds of such loans (if any) are used concurrently dollar-for-dollar for the purchase of such Management Shares and then contributed concurrently by Holdings as a capital contribution to the Borrower;

            (n)   Restricted Payments permitted pursuant to Section 7.2.6;

            (o) Investments by the Borrower in the form of intercompany loans to Holdings the proceeds of which are used to make payments permitted pursuant to Section 7.2.6;

            (p) Investments pursuant to Hedging Obligations permitted hereunder;

            (q) Investments in respect of the ownership of the Capital Stock of Subsidiaries created or acquired in accordance with the terms of this
      Section 7.2.5 or Section 7.2.9;

            (r)   advances to subcontractors in the ordinary course of business;

            (s) non-cash consideration issued to the Borrower or any of its Subsidiaries by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 7.2.11; and

            (t) other Investments by the Borrower and its Subsidiaries in an amount not to exceed $5,000,000 over the term of this Agreement plus other Investments (including Investments constituting Foreign Permitted Acquisitions) to the extent financed with new equity proceeds (not subject to clause (h) of Section 3.1.1) received by Holdings (and contributed to the Borrower) or Capital Stock of Holdings;

provided that

            (i) any Investment which when made complies with the requirements of clause (a), (b) or (c) of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

            (ii) no Investment otherwise permitted by clauses (f), (j) or (t) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

      SECTION 7.2.6. Restricted Payments, etc. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, except:

            (a) the Borrower may make Restricted Payments to Holdings for the purpose of paying, so long as all proceeds are promptly used by Holdings to pay, (i) reasonable fees for audit, legal and similar administrative services and other corporate overhead, (ii) customary fees to non-officer directors of Holdings who are not Affiliates of Holdings, (iii) out-of-pocket expenses to directors or observers of the board of directors of Holdings and (iv) taxes payable by Holdings;

            (b) so long as at the time of such purchase (and after giving effect thereto) there shall exist no Default, Holdings may (and the Borrower may make Restricted Payments to Holdings to permit Holdings to) repurchase Management Shares from any Management Investor or repay (or make interest payments on) Indebtedness incurred pursuant to clause (o) of Section 7.2.2 (i) with proceeds of the key-man life insurance maintained on the life of such Management Investor and (ii) with cash in an aggregate amount not exceeding $2,500,000 per year up to a maximum aggregate amount equal to $10,000,000 over the term of this Agreement; provided that to the extent the amount of cash used to make such repurchases (or repayments and payments of such Indebtedness) in any Fiscal Year is less than $2,500,000, 100% of such unused amount may be carried forward to succeeding Fiscal Years and utilized to make such repurchases (or repayments and payments of such Indebtedness) in such succeeding Fiscal Years (up to such maximum amount);

            (c) (i) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any wholly-owned Subsidiary of the Borrower which is the parent of such Subsidiary and (ii) any non-wholly-owned Subsidiary of the Borrower may make Restricted Payments to its shareholders generally so long as the Borrower or its Subsidiary which owns the equity interest in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the equity interests in the Subsidiary making such Restricted Payment);

            (d) so long as no Default then exists or would result therefrom, the Borrower may make Restricted Payments to Holdings at the times, and in the amounts, necessary to enable Holdings to make any regularly scheduled interest or principal payments that are due and payable on any Permitted Seller Notes or in respect of any Qualifying Subordinated Debt to the extent that such payments are permitted to be made pursuant to Section 7.2.8;

            (e) repurchases of Capital Stock of Holdings deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and so long as no cash is paid or distributed by Holdings or any of its Subsidiaries in connection therewith; and

            (f)   the Tender Offer and the Merger shall be permitted.

            SECTION 7.2.7. Capital Expenditures, etc.

            (a) Subject (in the case of Capitalized Lease Liabilities) to clause (f) of Section 7.2.2, the Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make any Capital Expenditures on or after the Closing Date, other than Capital Expenditures made or committed to be made by the Borrower and its Subsidiaries in any Fiscal Year (or, in the case of the 2002 Fiscal Year, for the period from the Closing Date through December 31, 2002) which in the aggregate do not exceed $17,500,000 for such Fiscal Year (or such portion of the 2002 Fiscal Year, as the case may be); provided that to the extent that Capital Expenditures made by the Borrower and its Subsidiaries during any Fiscal Year (or portion thereof) are less than the maximum amount permitted to be made for such Fiscal Year 100% of such unused amount (each such amount, a "carry-forward amount") may be carried forward to the immediately succeeding Fiscal Year and utilized to make Capital Expenditures in such succeeding Fiscal Year (it being understood and agreed that no carry forward amount may be carried beyond the Fiscal Year immediately succeeding the Fiscal Year in which it arose); provided, further, that, in addition to the foregoing, from and after the consummation of any Permitted Acquisition, the maximum Capital Expenditure amounts set forth above for each Fiscal Year shall be increased by an amount equal to 3% of the gross sales of each Person or business acquired in each such Permitted Acquisition for the 12 month period most recently ended prior to the consummation of such Permitted Acquisition for which financial statements available for such Person or business, (provided that the Capital Expenditure amount for the Fiscal Year in which such Permitted Acquisition is consummated shall only be increased by the amount set forth above in this proviso multiplied by a fraction the numerator of which is the number of days remaining in such Fiscal Year and the denominator of which is 365 or 366, as the case may
      be).

            (b) In addition to any Capital Expenditures permitted pursuant to clause (a) above, the Borrower and its Subsidiaries may make Capital Expenditures (i) with Casualty Proceeds and Net Disposition Proceeds to the extent permitted by clauses (d) and (e) of Section 3.1.1, (ii) with Net Equity Proceeds or other equity proceeds not required to be applied to repay Term Loans pursuant to clause (h) of Section 3.1.1, (iii) with Excess Cash Flow for the immediately preceding Fiscal Year retained by the Borrower and not required to be applied to repay Term Loans pursuant to clause (f) of Section 3.1.1, (iv) with respect to the West Salem, Ohio facility in an aggregate amount not to exceed $8,000,000 to fully in-source the window lineal extrusion production capacity of such facility and (v) from and after January 1, 2005, so long as the Leverage Ratio is less than 2.50:1 as set forth in the most recent Compliance Certificate delivered pursuant to clause (c) of Section 7.1.1, an additional amount not to exceed $5,000,000. For the avoidance of doubt, any portion of any Permitted Acquisition that is permitted under Section 7.2.5 that is accounted for as Capital Expenditure shall not constitute a Capital Expenditure for purposes of this Section 7.2.7 (provided that the aggregate limit for Permitted Acquisitions shall be decreased dollar-for-dollar by the amount expended in respect of such Permitted Acquisition that is so accounted as a Capital Expenditure).

      SECTION 7.2.8. No Prepayment of Subordinated Debt. Except as otherwise permitted by clause (b) of Section 7.2.6, Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, (i) make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt (A) other than the stated, scheduled payment of principal or interest set forth in the applicable Other Debt Documents related to such Indebtedness, or (B) which would violate the terms of this Agreement or the applicable Other Debt Documents related to such Indebtedness, (ii) redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt (except with proceeds from the escrow described in clause (q) of Section 7.2.3), or
(iii) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes (except with proceeds from the escrow described in clause (q) of Section 7.2.3).

      SECTION 7.2.9. Capital Stock of Subsidiaries. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, issue any Capital Stock (whether for value or otherwise), other than (x) Capital Stock of Holdings (other than Redeemable Capital Stock not otherwise permitted to be issued pursuant to Section 7.2.2), (y) Capital Stock of the Borrower issued to Holdings and pledged pursuant to the Holdings Pledge Agreement and (z) in the case of

Subsidiaries of the Borrower, Capital Stock issued (i) to the Borrower or another Subsidiary of the Borrower, (ii) for purposes of transfers permitted under this Agreement and replacements of then outstanding shares of capital stock, (iii) for purposes of stock splits, stock dividends and additional issuances which are permitted under this Agreement and do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiaries, (iv) with respect to Foreign Subsidiaries, to qualify directors or local nationals to the extent (but only to the extent) required by applicable law, (v) in respect of Subsidiaries formed after the Closing Date and permitted pursuant to this Agreement and (vi) issuances of Capital Stock permitted pursuant to Section 7.2.5; provided that the Capital Stock of all direct wholly-owned Domestic Subsidiaries of the Borrower shall be pledged pursuant to the Borrower Pledge and Security Agreement.

      SECTION 7.2.10. Consolidation, Merger, Acquisitions, etc. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or otherwise enter into or consummate any acquisition of any Person or all or substantially all of the assets of any Person or any business of such Person, except

            (a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the continuing or surviving corporation) or any other Subsidiary (provided that a Subsidiary Guarantor may only liquidate or dissolve into, or merge with and into, the Borrower or another Subsidiary Guarantor), and the assets or Capital Stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary (provided that the assets or Capital Stock of any Subsidiary Guarantor may only be purchased or otherwise acquired by the Borrower or another Subsidiary Guarantor); provided, further, that in no event shall any Pledged Subsidiary consolidate with or merge with and into any Subsidiary other than another Pledged Subsidiary unless after giving effect thereto, the Administrative Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Stock (on a fully diluted basis) of the surviving Person as the Administrative Agent had immediately prior to such merger or consolidation in form and substance satisfactory to the Administrative Agent, pursuant to such documentation and opinions as shall be necessary in the reasonable opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Secured Parties therein; and

            (b) Permitted Acquisitions in accordance with the definition hereof and, without duplication, Investments as, and to the extent, permitted by Section 7.2.5.

      SECTION 7.2.11. Permitted Dispositions. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, Dispose of any of the Borrower's or such Subsidiaries' assets (including accounts receivable, Capital Stock of Subsidiaries or any proceeds thereof) to any Person, in one transaction or series of transactions, except for the following:

            (a) Dispositions of (i) inventory Disposed of in the ordinary course of its business, (ii) assets which are obsolete, worn out or otherwise no longer useful in the business of the Borrower and its Subsidiaries in the good faith judgment of management or (iii) other assets with a fair market value of $75,000 or less (up to an aggregate amount not to exceed $500,000 in any year);

            (b)   Dispositions permitted by Section 7.2.10;

            (c) Dispositions made pursuant to non-exclusive licensing arrangements entered into by the Borrower or any of its Subsidiaries with respect to any of its intellectual property in the ordinary course of its business;

            (d) (i) Dispositions for not less than the fair market value of the assets to be Disposed, (ii) the consideration received by the Borrower or applicable Subsidiary consists of at least 75% cash, (iii) the net book value of such assets, together with the net book value of all other assets Disposed of pursuant to this clause (d), does not exceed $2,000,000 in any Fiscal Year or $10,000,000 over the term of this Agreement and (iv) immediately prior to and after giving effect to such Disposition no Default shall have occurred and be continuing;

            (e) Dispositions in respect of the sale or exchange of specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 120 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged;

            (f)   the AmerCable Disposition;

            (g) Dispositions in respect of the sale or discount of receivables in the ordinary course of business and not as part of any financing transaction;

            (h) Dispositions in respect of leases or subleases granted to other Persons in the ordinary course of business;

            (i) Dispositions of Shares so long as such Shares constitute Margin Stock; and

            (j) without duplication, Dispositions in respect of sales or leasebacks permitted under Section 7.2.15.

      SECTION 7.2.12. Modification of Certain Agreements. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions (i) of any of the Subordinated Debt, other than any amendment, supplement, waiver or modification for which no fee is payable to the holders of such Subordinated Debt and which (x) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Subordinated Debt, (y) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Subordinated Debt or (z) makes the covenants, events of default or remedies in respect of such Subordinated Debt less restrictive on the obligors thereunder, or (ii) any of the other Material Transaction Documents other than any amendment, supplement, waiver or modification which would not impair, or in any manner be adverse to, the right, interests or obligations of any Secured Party under any Loan Document or (iii) any Organic Document of Holdings, the Borrower or any of their respective Subsidiaries, other than any amendment, supplement, waiver or modification which would not impair, or in any manner be adverse to, the rights, interests or obligations of any Secured Party under any Loan Document.

      SECTION 7.2.13. Transactions with Affiliates. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract is on terms customary for similar arrangements, transactions or contracts entered into by Persons generally and such terms are no less favorable to Holdings or such Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate, except:

            (a)   Restricted Payments may be made to the extent provided in
      Section 7.2.6;

            (b) transactions exclusively between or among the Borrower and one or more Subsidiary Guarantors that are wholly-owned Subsidiaries of the Borrower and not Foreign Subsidiaries or exclusively between or among such Subsidiary Guarantors;

            (c) Holdings and its Subsidiaries may conduct any transaction otherwise permitted pursuant to (i) clauses (c), (g), (h), (i), (k), (o),
      (p), (q) and (v) of Section 7.2.2, (ii) clauses (c), (i), (k) and (m) of
      Section 7.2.3, (iii) clauses (a), (e), (f), (g), (l), (m), (o), (q) and
      (t) of Section 7.2.5, (iv) Section 7.2.6, Section 7.2.9, (vi) clause (a) of Section 7.2.10 and (vii) to the extent otherwise permitted pursuant to clause (c)(i) above, clause (h) of Section 7.2.5;

            (d) the Borrower and its Subsidiaries may make payments to Harvest Partners and its Affiliates pursuant to the Management Agreement as in effect on the Closing Date;

            (e) customary fees to non-officer directors of Holdings and its Subsidiaries; and

            (f) employment, employee benefit, consulting and indemnity arrangements with officers, directors, employees and consultants of Holdings and its Subsidiaries in the ordinary course of business.

Except for the transactions permitted above pursuant to this Section 7.2.13, (i) prior to entering into any transaction or series related transactions with any Affiliate of the Borrower or any Affiliate of the Borrower's Subsidiaries involving or having a value in excess of $1,000,000 the Borrower shall deliver to the Agents a certificate of an Authorized Officer stating that, in the good faith determination of the Board of Directors of the Borrower (as evidenced by a resolution), the transaction is on terms in all material respects no less favorable to Holdings, the Borrower or any of their respective Subsidiaries, as the case may be, than could be obtained from an unaffiliated party and (ii) Holdings, the Borrower or any of their respective Subsidiaries shall not enter into any transaction with any of their respective Affiliates involving or having a value of more than $10,000,000 or if there is no member of the Board of Directors of the Borrower who does not have any direct or indirect financial interest in or with respect to the transaction being considered, unless Holdings, the Borrower or such Subsidiary, as the case may be, has received an opinion from an independent financial advisor to the effect that such transaction (or series of transactions) is fair to Holdings, the Borrower or such Subsidiary, as the case may be, from a financial point of view.

      SECTION 7.2.14. Restrictive Agreements, etc. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, enter into any agreement prohibiting

            (a) the creation or assumption of any Lien upon any properties, revenues or assets of any Obligor, whether now owned or hereafter acquired, for the benefit of any Secured Party;

            (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

            (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or transfer any of its assets or property to the Borrower.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clauses (a) and (c), in any agreement governing any Indebtedness permitted by clause (f) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness and (iii) in the case of clauses (a) and (c), pursuant to (A) applicable law, (B) customary non-assignment provisions in leases or other contracts, (C) customary provisions restricting the transfer of property or assets that are subject to a Permitted Lien or an agreement to transfer such property or assets and (D) in any agreement governing any Indebtedness permitted by clauses (j), (m) and (v)(ii) of Section 7.2.2; provided that, with respect to any such Indebtedness of the type permitted by clause (m) of Section 7.2.2, this clause (D) shall only apply with respect to agreements in effect as of the time such Indebtedness is assumed.

      SECTION 7.2.15. Sale and Leaseback. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person; provided that the Borrower and its Subsidiaries may enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person so long as at the time of determination the present value (discounted at the interest rate implicit in the lease) of the obligation of the lessee of the property subject to such sale and leaseback transaction for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges, does not exceed at any time $2,500,000.

      SECTION 7.2.16. Take or Pay Contracts. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by Holdings, the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it except in the ordinary course of business and consistent with past practices.

      SECTION 7.2.17. Fiscal Year. Except as contemplated by the definition of Fiscal Year, the Borrower will not change its Fiscal Year.

      SECTION 7.2.18. Activities of Holdings. Notwithstanding any provision to the contrary herein and without limiting the effect of any provision contained in this Article VII, Holdings will not (a) create, incur, assume or suffer to exist any Indebtedness (other than (i) Indebtedness in respect of the guaranty contained in Article IX, Permitted Seller Notes, Bridge Loans, Qualifying Subordinated Debt and the repurchase of its Capital Stock, and (ii) as provided in clauses (o), (p), and (q) of Section 7.2.2), (b) create, assume, or suffer to exist any Lien upon, or grant any options or other rights with respect to, any of its revenues, property or other assets, whether now owned or hereafter acquired (other than as provided in clauses (a) and (j) of Section 7.2.3), (c) wind-up, liquidate or dissolve itself (or suffer to exist any of the foregoing), consolidate or amalgamate with or merge into or with any other Person, or convey, sell, transfer, lease or otherwise dispose of all or any part of its assets, in one transaction or a series of transactions, to any Person or Persons, (d) create, incur, assume or suffer to exist any Investment in any Person (other than its continuing ownership of all the shares of Capital Stock of the Borrower and Investments otherwise permitted under Section 7.2.5), (e) declare or make a Restricted Payment, or make any deposit for any Restricted Payment (other than provided in Section 7.2.6), (f) permit to be taken any action that would result in a Change in Control or (g) engage in any other business activity except in compliance with its Obligations under the Loan Documents and except for any business activity that Holdings is expressly permitted to conduct pursuant to a specific provision hereunder.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

      SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

      SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of

            (a) any principal of any Loan, any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4; or

            (b) any interest on any Loan, any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three Business Days after such amount was due.

      SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

      SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. Holdings or the Borrower shall default in the due performance or observance of any of its obligations under clause (e) of Section 7.1.1, clause (a)(i) of
Section 7.1.2, Section 7.1.11 or Section 7.2.

      SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. (a) Holdings or the Borrower shall default in the due performance or observance of any of its obligations under clause (a), (b) or (c) of Section 7.1.1 and such default shall continue unremedied for a period of 30 days.

      (b) Holdings or the Borrower shall default in the due performance or observance of any of its obligations under Section 7.1.1 (other than clause (a), (b), (c) or (e) thereof), 7.1.8, 7.1.9 or 7.1.10 and such default shall continue unremedied for a period of 30 days; or any Obligor shall default in the due performance and observance of any agreement contained in any Loan Document executed by it (other than the agreements described in Section 8.1.1, 8.1.2, 8.1.3 or clause (a) of Section 8.1.4(a)), and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by any Agent or the Required Lenders.

      SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in Section 8.1.1) of Holdings, the Borrower or any of their respective Subsidiaries having a principal or stated amount, individually or in the aggregate, in excess of $5,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

      SECTION 8.1.6. Judgments. Any judgment or order for the payment of money, individually or in the aggregate, in excess of $5,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) to the extent the provider of such insurance is not denying its liability with respect thereto) shall be rendered against Holdings, the Borrower or any of their respective Subsidiaries and such judgment shall not have been paid, vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

      SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan or Multiemployer Plan (i) the institution of any steps by Holdings, the Borrower, any member of the Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, Holdings, the Borrower or any such member is required to make a contribution to such Pension Plan, or could reasonably be expected to incur a liability or obligation to such Pension Plan, in excess of $5,000,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $5,000,000 or (iii) the complete or partial withdrawal of any of Holdings, the Borrower or any member of the Controlled Group from a Multiemployer Plant that results in or would reasonably be likely to result in withdrawal liability of Holdings or any of its Subsidiaries in an amount in excess of $5,000,000 or a Material Adverse Effect.

      SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

      SECTION 8.1.9. Bankruptcy, Insolvency, etc. Holdings, the Borrower or any Material Subsidiary shall

            (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

            (b) apply for, consent to or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

            (c) in the absence of such application, consent, sufferance or assignment, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that Holdings and the Borrower (for themselves and their Material Subsidiaries) hereby expressly authorize each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

            (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by Holdings, the Borrower or any such Material Subsidiary, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that Holdings and the Borrower (for themselves and their Material Subsidiaries) hereby expressly authorize each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any board of director action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, etc. Any material provision of any Loan Document or any Lien granted thereunder with respect to any material assets shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor shall contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

         SECTION 8.1.11. Failure of Subordination. Unless otherwise waived or consented to by the Required Lenders, the Agents and the Issuers in writing, the subordination provisions relating to any Subordinated Debt (the "Subordination Provisions") shall fail to be enforceable by the Lenders, the Agents and the Issuers in material accordance with the terms thereof or the monetary Obligations shall fail to constitute "Senior Indebtedness" (or a similar term) referring to the Obligations; or any Obligor shall disavow or contest in any manner, or shall support or fail to contest any holder of Subordinated Debt which disavows or contests in any manner, (i) the effectiveness, validity or enforceability of any of the material Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Lenders, the Agents and the Issuers or (iii) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.

         SECTION 8.1.12. Additional Equity Investment. Holdings shall not have received, and simultaneously contributed to the Borrower, the Additional Equity Investments, if required, as set forth in subclause (B) of the proviso in clause
(ii) of the third recital within 30 Business Days after the Closing Date.

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable by the Borrower, without notice or demand to any Person, and the Borrower shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the written direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable by the Borrower and/or the relevant Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the relevant Commitments shall terminate and the

Borrower shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

                                   ARTICLE IX
                                HOLDINGS GUARANTY

         SECTION 9.1. Guaranty. Holdings hereby absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), and

                  (b) indemnifies and holds harmless each Secured Party and each holder of a Note for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Secured Party or such holder, as the case may be, in enforcing any rights under the guaranty set forth in this Article IX.

The guaranty set forth in this Article IX constitutes a guaranty of payment when due and not of collection, and Holdings specifically agrees that it shall not be necessary or required that any Secured Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of Holdings under the guaranty set forth in this Article IX.

         SECTION 9.2. Acceleration of Holdings Guaranty. Holdings agrees that, in the event of the occurrence of an Event of Default described under Section
8.1.9 with respect to the Borrower, and if such event shall occur at a time when any of the Obligations of the Borrower and each other Obligor may not then be due and payable, Holdings agrees that it will pay to the Administrative Agent for the account of the Secured Parties forthwith the full amount which would be payable under the guaranty set forth in this Article IX by Holdings if all such Obligations were then due and payable.

         SECTION 9.3. Guaranty Absolute, etc. The guaranty set forth in this
Article IX shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full in cash, all obligations of Holdings under the guaranty set forth in this Article IX shall have been paid in full in cash, all Letters of Credit have been terminated or expired and all Commitments shall have terminated. Holdings guarantees that the Obligations of the Borrower will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party or any holder of any Note with respect thereto. The liability of Holdings under the guaranty set forth in this Article IX shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document;

                  (b) the failure of any Secured Party or any holder of any Note

                  (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor (including Holdings)) under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

                  (ii) to exercise any right or remedy against any other guarantor (including Holdings) of, or collateral securing, any Obligations of the Borrower;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower, or any other extension, compromise or renewal of any Obligation of the Borrower;

                  (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Holdings hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Secured Party or any holder of any Note securing any of the Obligations of the Borrower; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any surety or any guarantor.

         SECTION 9.4. Reinstatement, etc. Holdings agrees that the guaranty set forth in this Article IX shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         SECTION 9.5. Waiver, etc. Holdings hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower and the guaranty set forth in this Article IX and any requirement that the Administrative Agent, any other Secured Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower.

         SECTION 9.6. Postponement of Subrogation, etc. Holdings agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under the guaranty set forth in this Article IX, by any payment made under the guaranty set forth in this Article IX or otherwise, until the prior payment in full in cash of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments. Any amount paid to Holdings on account of any such subrogation rights prior to the payment in full in cash of all Obligations of the Borrower and each other Obligor shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Administrative Agent for the benefit of the Secured Parties and each holder of a Note and credited and applied against the Obligations of the Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of this Agreement. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, Holdings shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under the guaranty set forth in this Article IX to any Secured Party or any holder of a Note.

         SECTION 9.7. Successors, Transferees and Assigns; Transfers of Notes, etc. The guaranty set forth in this Article IX shall:

                  (a) be binding upon Holdings, and its successors, transferees and assigns; and

                  (b) inure to the benefit of and be enforceable by the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including the guaranty set forth in this Article IX) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.11 and Article X.

                                   ARTICLE X
                                   THE AGENTS

         SECTION 10.1. Appointments and Authorizations; Actions. (a) Each Lender hereby appoints Credit Suisse First Boston, Cayman Islands Branch, as its Syndication Agent and UBS AG, Stamford Branch, as its Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent and/or the Syndication Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each such Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of each such Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, each such Agent in any way relating to or arising out of any Loan Document, including reasonable attorneys' fees, and as to which each such Agent is not reimbursed by the Borrower; provided however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Agent's gross negligence or willful misconduct. Neither Agent shall be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of either Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Notwithstanding any provision to the contrary contained elsewhere in any Loan Document, neither Agent shall have any duties or responsibilities except those expressly set forth herein, nor shall either such Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against either such Agent.

                  (b) Each Issuer shall act on behalf of the Lenders with respect to the Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuer with respect thereto; provided that each Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Section 10.1 with respect to any acts taken or omissions of such Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Section 10.1, included each such Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to each such Issuer.

                  (c) The Swing Line Lender shall have all of the benefits and immunities (i) provided to the Agents in this Section 10.1 with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made or proposed to be made by it as fully as if the term "Agent", as used in this Section 10.1, included the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lender.

                  (d) The Lenders authorize the Administrative Agent to hold, for and on behalf of the Lenders, security in the assets and properties of Holdings and each of its Subsidiaries securing the Obligations.

         SECTION 10.2. Funding, Reliance, etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrower) and (in the case of a Lender), at the Federal Funds Rate, for the first two Business Days after which such amount has not been repaid, and thereafter at the interest rate applicable to Loans comprising such Borrowing.

         SECTION 10.3. Exculpation. Neither Agent nor any of its respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under any Loan Document, in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals, statements, representations or warranties herein or therein or in any certificate, report, statement or other document referred to or provided for herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the observance or performance by any Obligor of its Obligations. Any such inquiry which may be made by either Agent shall not obligate it to make any further inquiry or to take any action. Each such Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 10.4. Successor. The Syndication Agent may resign as such upon 10 Business Day's notice to the Borrower and the Administrative Agent. It is agreed that to the extent the Syndication Agent has resigned, all provisions of any Loan Document requiring the consent of the Syndication Agent or the Agents shall be deemed to require the consent of the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000 to act as Administrative Agent until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above; provided that if, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. The appointment of any successor Administrative Agent pursuant to the fifth sentence of this Section 10.4 shall require the consent of the Borrower, which consent shall not be unreasonably withheld or delayed and which consent shall not be required if a Default has occurred and is then continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Sections 11.3 and 11.4 shall continue to inure to its benefit.

         SECTION 10.5. Credit Extensions by each Agent. Each of the Agents, and each Issuer shall have the same rights and powers with respect to (x)(i) in the case of an Agent, the Credit Extensions made by it or any of its Affiliates and
(ii) in the case of each Issuer, the Loans made by it or any of its Affiliates, and (y) the Loans held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent or an Issuer. Each Agent, each Issuer and each and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent or such Issuer were not an Agent or an Issuer hereunder. The Lenders acknowledge that, pursuant to such activities, the Agents or their respective Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Agents and their respective Affiliates shall be under no obligation to provide such information to them.

         SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower and its Subsidiaries, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

         SECTION 10.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

         SECTION 10.8. Reliance by Agents. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by the Loan Documents, each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance or as such Agent deems appropriate, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties; prior to acting, or refraining from acting, in any such circumstance, either such Agent may request confirmation from the Lenders of their obligation to indemnify such Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. For purposes of applying amounts in accordance with this Section, each Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and the Borrower to the contrary, each of the Agents, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

         SECTION 10.9. Notice of Defaults. Neither Agent shall be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default unless such Agent has received a written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that either Agent receives such a notice of the occurrence of a Default or Event of Default, such Agent shall give prompt notice thereof to the Lenders. Each of the Agents shall (subject to Section 11.1) take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders (or, if required, all Lenders) and in accordance with the terms of this Agreement; provided that unless and until either such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders, as applicable.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. Waivers, Amendments, etc. The provisions of each Loan Document (other than Letters of Credit and the Agents' Fee Letter (which documents may be amended or otherwise modified in accordance with the terms thereof)) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that no such amendment, modification or waiver shall:

                  (a) modify this Section 11.1 without the consent of all Lenders (except such amendments as may be required for the purpose (but solely for the purpose) of effecting an increase of a Commitment Amount or the inclusion of a new commitment pursuant to clause (g) below);

                  (b) increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to a Commitment (it being understood that waivers or modifications (x) of conditions precedent, covenants, Defaults or Events of Default or (y) of a mandatory reduction in the Commitment Amount relating to such Commitment shall not constitute an increase of the aggregate amount of Credit Extensions that may be required to be made by such Lender pursuant to such Commitment), extend any final Commitment Termination Date or reduce any fees described in Article III payable to any Lender (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 1.4 shall not constitute a reduction in the fees payable under Article III), in each case without the consent of such Lender;

                  (c) extend the final Stated Maturity Date for any Lender's Loan, or, except for the waiver of any applicable post default increase in interest rates or fees, reduce the principal amount of, rate of interest or fees on any Loan or Reimbursement Obligations (which shall in each case include the conversion of all or any part of the Obligations into equity of any Obligor (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 1.4 shall not constitute a reduction in the rate of interest or fees for the purposes of this clause (c) so long as the principal purpose of such amendment or modification was not to reduce the rate of interest or fees)), or extend the date on which interest or fees are payable in respect of such Loan or Reimbursement Obligation, in each case, without the consent of the Lender which has made such Loan or, in the case of a Reimbursement Obligation, the respective Issuer owed, and those Lenders participating in, such Reimbursement Obligation (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and
         Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

                  (d) reduce the percentage set forth in the definition of "Required Lenders" (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Closing Date) or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

                  (e) except as otherwise expressly provided in a Loan Document,
         (i) permit the assignment by the Borrower of its Obligations under the Loan Documents, (ii) release Holdings from its Obligations under the Holdings Guaranty, Mergerco from its Obligations under the Mergerco Guaranty or any Subsidiary Guarantor from its Obligations under the Subsidiary Guaranty (other than in connection with a Disposition of all or substantially all of the Capital Stock of such Subsidiary Guarantor in a transaction permitted by Section 7.2.11) or (iii) release all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders; provided that the Required Lenders may at any time consent to the release of any Subsidiary Guarantor that (A) accounted for no more than 15% of consolidated revenues of Holdings and its Subsidiaries for the four consecutive Fiscal Quarters of Holdings ending on December 31, 2001 or if more recent financial information is (or is required to be) available, the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 7.1.1, financial statements have been, or are required to have been, delivered by Holdings to the Administrative Agent and (B) has assets which represent no more than 15% of the consolidated assets of Holdings and its Subsidiaries as of December 31, 2001, or if more recent financial information is (or is required to be) available, the last day of the last Fiscal Quarter of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 7.1.1, financial statements have been, or are required to have been, delivered by Holdings to the Administrative Agent;

                  (f) amend, modify or waive clause (b) of Section 3.1.1 in a manner adverse to the holders of Revolving Loan Commitments unless such amendment, modification or waiver shall have been consented to by the holders of at least a majority of the Revolving Loan Commitments;

                  (g) amend, modify or waive the provisions of clause (a)(i),
         (c), (d), (e), (f), (g) or (h) of Section 3.1.1 or clause (b) of
         Section 3.1.2, unless such amendment, modification or waiver shall have been consented to by the holders of at least a majority of the aggregate amount of Loans outstanding under the Tranche or Tranches adversely affected by such modification (it being agreed that, (x) in the event consented to by the Required Lenders, any increase in a Commitment Amount or the inclusion of another commitment to extend credit under this Agreement shall not be deemed for purposes of this clause (g) to constitute a modification that would adversely affect a Tranche and (y) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, as the case may be, required pursuant to any clause of Section 3.1.1 or 3.1.2 enumerated above, so long as the application, as among the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered);

                  (h) change any of the terms of Section 2.3.2 without the consent of the Swing Line Lender; or

                  (i) affect adversely the interests, rights or obligations of any Agent (in its capacity as an Agent) or the Issuer, unless consented to by such Agent or the Issuer, as the case may be.

No failure or delay on the part of any Agent, the Issuer or any Lender in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Issuer or any Lender under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         For purposes of this Section 11.1, the Administrative Agent, in coordination with the Syndication Agent, shall have primary responsibility, together with the Borrower, in the negotiation, preparation and documentation relating to any amendment, modification or waiver under this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section.

         SECTION 11.2. Notices; Time. All notices and other communications provided under each Loan Document shall be in writing (including by facsimile) and addressed, delivered or transmitted, if to any Agent, Holdings or the Borrower, at its address or facsimile number set forth below its signature in this Agreement, and if to a Lender or an Issuer to the applicable Person at its address or facsimile number set forth below its signature in this Agreement or set forth in the Lender Assignment Agreement pursuant to which it became a Lender hereunder, or at such other address or facsimile number as may be designated by any such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

         SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of each Agent (including the reasonable fees and out-of-pocket expenses of Mayer, Brown, Rowe & Maw, counsel to the Agents, and of local counsel, if any, who may be retained by or on behalf of the Agents) in connection with

                  (a) the negotiation, preparation, execution and delivery and ongoing administration of each Loan Document, including schedules and exhibits, the syndication of the Loans and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

                  (b) the filing or recording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and

                  (c) the preparation and review of the form of any document or instrument relevant to any Loan Document.

The Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Loans. The Borrower also agrees to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to each Secured Party) incurred by such Secured Party in connection with the enforcement of any Obligations.

         SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrower hereby indemnifies, exonerates and holds each Secured Party and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transaction;

                  (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that any such action is resolved pursuant to a final judgment in a court of competent jurisdiction in favor of such Indemnified Party);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Stock or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding under any Environmental Laws arising from the Release or threatened Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

                  (e) any investigation, claim, litigation, or proceeding related to personal injury arising from exposure or alleged exposure to Hazardous Materials handled by the Borrower or any of its Subsidiaries;

                  (f) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or Releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

                  (g) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of such Indemnified Party's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final proceeding. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, with respect to any liabilities subject to indemnification under this Section 11.4. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 11.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4 and the obligations of the Lenders under
Section 10.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 11.3 and 11.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

         SECTION 11.6. Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

         SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, each Agent and each Lender (or notice thereof satisfactory to the Agents), shall have been received by the Agents.

         SECTION 11.9. Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         SECTION 11.11. Sale and Transfer of Credit Extensions; Participations in Credit Extensions Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this the terms set forth below.

         (a) Any Lender may assign ("Assignor Lender") to one or more Eligible Assignees ("Assignee Lender") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided however, that (i) except in the case of an assignment of the entire remaining amount of the Assignor Lender's Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Loans of the Assignor Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the Assignor Lender's rights and obligations under this Agreement with respect to the Loans and/or the Commitments assigned, except that this clause
(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Tranches on a non-pro rata basis and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement (including, if the Assignee Lender is not a Lender, the delivery of administrative details information to the Administrative Agent), together with a processing and recordation fee of $3,500, to be paid by the Assignor Lender or the Assignee Lender. Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (b) below and the last sentence of clause (b) of Section 2.7, from and after the effective date specified in each Lender Assignment Agreement, the Assignee Lender thereunder shall be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the Assignor Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the Assignor Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) below. If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in this Section), the Borrower shall be deemed to have given its consent five Business Days after the date written notice thereof has been received by the Borrower from the Administrative Agent unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

         (b) The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to clause (b) of Section
2.7. The Register shall be available for inspection by the Borrower and (so long as Credit Suisse First Boston Corporation remains a Lender) Credit Suisse First Boston Corporation (or any of its affiliates), at any reasonable time and from time to time upon reasonable prior notice.

         (c) Any Lender may, without the consent of, or notice to, the Borrower or the Agents, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (x) such Lender's obligations under this Agreement shall remain unchanged, (y) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (z) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following: (i) modification of Section 11.1 (except as otherwise expressly permitted thereby), (ii) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to receive (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 1.4 shall not constitute a reduction in the interest rate or the fees payable to such Participant), (iii) a decrease in the principal amount of, or an extension of the final Stated Maturity Date of, any Loan in which such Participant has purchased a participating interest, (iv) an extension of the date on which interest or fees are payable in respect of any Loan, (v) a reduction in the percentage set forth in the definition of "Required Lenders" (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on this Closing Date), or (vi) a release of all or substantially all of the collateral security under the Loan Documents or all or substantially all of the Guarantors from their obligations under the Guaranties, in each case except as otherwise specifically provided in the proviso to clause (e) of Section 11.1 or in any Loan Document. Subject to clause (d) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 7.1.1, 11.3 and 11.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (a). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender, provided such Participant agrees to be subject to
Section 4.8 as though it were a Lender.

         (d) Each Participant shall only be indemnified for increased costs and taxes pursuant to Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-Domestic Lender that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor forms) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

         (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (i) to secure obligations of such Lender, to secure obligations to a Federal Reserve Bank and (ii) in connection with any securitization of any portfolio loans of such Lender, in each case without the prior written consent of any other Person; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC shall be granted no voting rights other than those permitted to be granted to a Participant pursuant to clause (c) of Section 11.11. The making of a Loan by a SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

         SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.13. Independence of Covenants. All covenants contained in this Agreement and each other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not, unless expressly so provided in such first covenant, avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         SECTION 11.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, THE ISSUERS, HOLDINGS OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK IN THE CITY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL

OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF HOLDINGS AND THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2. EACH OF HOLDINGS AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT HOLDINGS OR THE BORROWER, AS THE CASE MAY BE, HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

         SECTION 11.15. Waiver of Jury Trial. EACH AGENT, EACH LENDER, EACH ISSUER, HOLDINGS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH AGENT, SUCH LENDER, SUCH ISSUER, HOLDINGS OR THE BORROWER IN CONNECTION THEREWITH. EACH OF HOLDINGS AND THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   ASSOCIATED MATERIALS INCORPORATED

                                   By:        /s/ Robert L. Winspear
                                       -----------------------------------------
                                       Name:  Robert L. Winspear
                                       Title: Secretary

                                   Address: 2200 Ross Avenue
                                            Suite 4100 East
                                            Dallas, TX 75201
                                   Facsimile No.:
                                   Attention:

                                   ASSOCIATED MATERIALS HOLDINGS, INC.

                                   By:        /s/ Jonathan Angrist
                                       -----------------------------------------
                                       Name:  Jonathan Angrist
                                       Title: Secretary and Assistant Treasurer

                                   Address: 280 Park Avenue
                                            33rd Floor
                                            New York, NY 10172
                                   Facsimile No.:
                                   Attention:

                                   CREDIT SUISSE FIRST BOSTON,
                                   CAYMAN ISLANDS BRANCH, as the
                                   Syndication Agent

                                   By:        /s/ Kevin S. Smith
                                       -----------------------------------------
                                       Name:  Kevin S. Smith
                                       Title: Managing Director

                                   By:        /s/ Christopher G. Cunningham
                                       -----------------------------------------
                                       Name:  Christopher G. Cunningham
                                       Title: Managing Director

                                   Address: 11 Madison Avenue
                                            New York, NY  10010
                                   Facsimile No.:
                                   Attention:

                                        UBS AG, STAMFORD BRANCH,
                                        as the Administrative Agent

                                        By:        /s/ Wilfred V. Saint
                                            ------------------------------------
                                            Name:  Wilfred V. Saint
                                            Title: Associate Director
                                                   Banking Products Services, US

                                        By:        /s/ Thomas R. Salzano
                                            ------------------------------------
                                            Name:  Thomas R. Salzano
                                            Title: Director
                                                   Banking Products Services, US

                                        Address: 677 Washington Boulevard
                                                 Stamford, CT  06901
                                        Facsimile No.: 203-719-4176
                                        Attention: Luke Goldsworthy

                                        CIBC WORLD MARKETS CORP.,
                                        as the Documentation Agent

                                        By:        /s/ Lindsay Gordon
                                            ------------------------------------
                                            Name:  Lindsay Gordon
                                            Title: Executive Director

                                        Address: 425 Lexington Avenue
                                                 New York, NY 10017
                                        Facsimile No.: 212-856-3991
                                        Attention:


                                        CREDIT SUISSE FIRST BOSTON,
                                        CAYMAN ISLANDS BRANCH, as a Lender

                                        By:        /s/ Kevin S. Smith
                                            ------------------------------------
                                            Name:  Kevin Smith
                                            Title: Managing Director

                                        By:        /s/ Christopher G. Cunningham
                                            ------------------------------------
                                            Name:  Christopher G. Cunningham
                                            Title: Managing Director

                                        UBS AG, STAMFORD BRANCH,
                                        as a Lender

                                        By:        /s/ Wilfred V. Saint
                                            ------------------------------------
                                            Name:  Wilfred V. Saint
                                            Title: Associate Director
                                                   Banking Products Services, US

                                        By:        /s/ Thomas R. Salzano
                                            ------------------------------------
                                            Name:  Thomas R. Salzano
                                            Title: Director
                                                   Banking Products Services, US

                                        CIBC INC.,
                                        as a Lender

                                        By:        /s/ Lindsay Gordon
                                            ------------------------------------
                                            Name:  Lindsay Gordon
                                            Title: Executive Director